Prospectus Supplement (Sales Report) No. 7 dated March 9, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 381219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381219	$7,350	$7,350	14.22%	1.00%	March 4, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 381219. Member loan 381219 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,900 / month
Current employer:	7-Eleven(formerly White Hen Pantry)	Debt-to-income ratio:	14.28%
Length of employment:	4 years	Location:	Wheaton, IL

Home town:
Current & past employers:	7-Eleven(formerly White Hen Pantry)
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a 15 volume home study real estate encyclopedia set for permanent use in future real estate transactions plus 30 hours of college campus courses covering 10 different strategies of real estate investment.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$563.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at 7-Eleven(formerly White Hen Pantry)? What are you doing to learn about real estate transactions, other than taking courses and reading books?	I have been at 7-Eleven(formerly White Hen Pantry) for 8 years now as a customer service associate/cashier.I work 40 hour weeks but in addition for the last 1 1/2 years I have worked with actual real estate investors in the form of marketing real estate education. They are a product of their product. This loan is to complete what is called Advanced Investor Training and I will soon be able to start a proper S Corp and LLC. I will be investing in real estate properties, selling education and helping people in and out of foreclosure etc. The purpose is to build for a more secure retirement and more to pass to my 3 grown children. I hope this helps! Thank you!
Almost anyone can start an S-corp or LLC at any time, with minimal education. What actual experience do you have in real estate? How may properties have you looked at? How many have to walked through? How much experience do you have doing due diligence?	I have walked through hundreds of properties. Because of my part-time status I have done what is called bird dogging, plus setting appointments for investors that want to perhaps do short sales. Our college covers every aspect of this business which includes setting up the S Corp etc. so that as an individual business owner you do everything legally, ethically and fully disclose all information protecting yourself and everyone you do business with. Again I hope this helps
Not a question but a comment. You may be able to get money from FASFA.ed.gov, depending on your situation that is. Good luck.	Thank you for info and good luck wish.
Will $7,350 cover all your expenses? How much are the books? How much are your classes? What are you current (itemized) fixed monthly expenses? And most importantly, why aren't you applying for a federal student loan at 6% instead of getting a LendingClub loan at 14.22%?	My books and classes cost $9,977.00. I have saved a large chunk of this. I am in advanced investor training. This college provides me with a service that will set up my small S Corp and then eventually an LLC. This money is for balance of tuition plus setting up S Corp plus other small start up costs involved. The college allows me to now partner up with instructor who is a seasoned real estate investor. It is called Partner with a Pro which is a very unique educational system. I hope this answers your question.
YOU SHOULD HAVE UR INCOME VERIFIED BY LC	OK They called me today for that!

Member Payment Dependent Notes Series 386071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386071	$10,000	$10,000	16.07%	1.00%	March 5, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 386071. Member loan 386071 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Taylor Public Schools	Debt-to-income ratio:	17.51%
Length of employment:	10+ years	Location:	Trenton, MI

Home town:
Current & past employers:	Taylor Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

I have several credit cards with small balances and high APR's. The purpose of this loan will be to consoladatemy credit cards into one easy payment and be debt free in 3 years :>

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,834.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Taylor Public Schools?	I'm a Teacher & I have a lot of years in so my job is pretty much recession proof.
RE: $10,000 DC loan: (1)-Position (JOB/What you do) @ Taylor Public Schools? (2)-TransUnion Credit Report reflects creditor payment delinquency 16 months ago. Explanation? Thanks for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.03.01 @ 06:57 AM ET.	About a year and half ago I signed up for online bill payment with my Chase credit card. After I signed up I stopped receiving my paper statements and was 30 days late, because I had not activated my online bill pay. I quickly realized this and brought the account current. This situation was not because on the inability to pay, but human error.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for yours answers to both Qs...	I have listed my credit card debt below with min. payments and APR's. I pay at least the min. each month and pay an additional $50+ on each one. Most of this debt was accrued to pay for my Master's Degree from Eastern Michigan University. Min. Balance APR Applied Bank 84 1,781 29.99 Cap. One 106 2,994.19 29.40 Citi 122 3,763.46 27.24 Chase 63 1,889.76 29.00 Credit One 29 573 23.90 Merrick 99 2084.86 35.00 As you can see I pay $506.00 a month and most of it goes to ridiculous intrest rates. The purpose of this loan will to pay off the high price of education :) My husband and I split the house payment & the bills related to runing the household.
Me again. $10K loan 25 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be proactive with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES DELAYS. Hope information helpful to first-time borrower. Member 505570 USMC-Retired-Investor 03.02.2010 @ 01:17 PM ET.	I did get a call today, but I was at work. I plan on suppling all of the required documentation.
Me again. What is the $ amount of your share of the house payment and household bills?	My half of the: house, latch key, insurance, utilities, & misc. is around $1400.00 mo.

Member Payment Dependent Notes Series 403312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403312	$5,500	$5,500	7.14%	1.00%	March 3, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 403312. Member loan 403312 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,147 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	21.08%
Length of employment:	4 years	Location:	PROVIDENCE, RI

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate debt - specifically a loan taken from my 401K - Borrower added on 03/01/10 > I origionally took a loan from my 401K to consolidate some debt, mainly for a kitchen remodel. I have since come across the Lending Club and I feel it would be to my advantage to use the services of Lending Club to repay my 401K loan and have that $$ back working for my retirement.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,422.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fidelity Investments and what do you do in that role?	My title at Fidelity Investments is Sr. Manager of the Central Planning Group. I manage a group of people responsible for the overall work management of our call center and processing center. My teams responsibilities include: Workflow management, Forecast and Budget creation and analysis, liasson with technology, and associate scheduling.
What is your position at FI? Please list your monthly expenses	I am a Sr. Manager responsible for the Central Planning Group. My wife an I have an AGI of $130K Monthly expenses include: Mortgage $1,500, 2 cars $365 each, Utilities $250, Car insurance $200, 2 Credit cards $150.

Member Payment Dependent Notes Series 472428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472428	$13,750	$13,750	11.36%	1.00%	March 9, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472428. Member loan 472428 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Stonehouse Building Products	Debt-to-income ratio:	24.74%
Length of employment:	< 1 year	Location:	Crescent Springs, KY

Home town:
Current & past employers:	Stonehouse Building Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I plan on using the funds to help finalize my financial plan. I'm down to 3 credit cards & having a 3 year plan to become debt free is my goal. This loan will allow me to know what I need to pay each month and to have the ability to realize how long I have until complete.Any bonus money from work, etc will only help my goals at that point.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,449.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Stonehouse Building Products and what do you do there?	Stonehouse Building Products is a company that makes a wide variety of vanity tops. We works with Lowe's for the most part, but also have many smaller dealer groups. I'm in the office working with our granite material from China, working with our fabrication facilities and helping grow our product line.
Since you have been at Stonehouse for less than a year, please tell us a bit about your previous employment history? Thanks!	I worked for Fidelity Investments for over 10 years, but there have been many people laid off during the past year. I'm a stable employee, that was able to find a position in a short period of time due to my background. At Fidelity I was a Business Analyst and worked within a process improvemnt role.

Member Payment Dependent Notes Series 476080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476080	$25,000	$25,000	11.36%	1.00%	March 3, 2010	March 2, 2013	March 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476080. Member loan 476080 was requested on February 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	State of California	Debt-to-income ratio:	17.50%
Length of employment:	4 years	Location:	WESTMINSTER, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,103.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the State of California?	I work on the campus of Cal State Fullerton as a computer support technician.
What are the balances and interest rates on the debts you're refinancing ? THANKS	I have one for 17% with a balance of $3,000. And another with 13% with a balance of 2700.
How stable is your job in light of California's ongoing budget mess and its impact on colleges?	No one can tell really how the state budget plays out, but i'm fairly confident about my job security. The current governor has already proposed to restore education funding, and one leading candidate to become the next governor places a high importance on education.
25000 FOR WEDDING EXPENSES	Thank you. I'm marrying the woman I love.

Member Payment Dependent Notes Series 479173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479173	$9,800	$9,800	7.51%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479173. Member loan 479173 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	BD and G Sandblasting	Debt-to-income ratio:	8.97%
Length of employment:	3 years	Location:	TUJUNGA, CA

Home town:
Current & past employers:	BD and G Sandblasting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > Restoration completion of my deceased father's 1959 Jaguar.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,241.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BD and G Sandblasting and what do you do there?	BD&G Sandblasting is a family owned business and has been in operation for 65+ years. They specialize in the cleaning of aerospace metals, castings and forgings and are successfully riding out the economical downturn. I am the office manager (well loved) and handle all accounting functions as well as customer service. Our website is BDGSandblasting.com.

Member Payment Dependent Notes Series 479707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479707	$5,000	$5,000	16.07%	1.00%	March 9, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479707. Member loan 479707 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Southern Wine And Spirits	Debt-to-income ratio:	9.43%
Length of employment:	6 years	Location:	Alsip, IL

Home town:
Current & past employers:	Southern Wine And Spirits
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	64
Revolving Credit Balance:	$10,140.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the delinquency 64 months ago appearing on your credit profile.	i lost a contract with a trucking company and was not able to replace the income in time. the loan was paid off .
Your loan application lacks a description of the purpose of the loan. Without it, potential investors have no idea what to plan to use the money for. Please add more information.	Hello, We are a brand new startup. Our Desert Diner is a mobile kitchen, (roach coach, if you are familiar with the term ??? ) We are preparing to cater to 500+ construction workers for breakfast and lunch 4+ days per week on a major site over 25 miles from nearest town. Due to the nature of this $460 million project, there will be heavy restrictions on people being allowed onsite. As of this time, only ONE vendor permit is expected to be issued, and we are under the gun to get our truck in hand and put all necessary permits in place, as mid-January is target for next phase. Presently, there are around 75-100 men out there pouring concrete and asphalt. This is a captive audience to say the least. a full business plan is available upon request Thank you for your interest in our project and hope to hear from you soon! Jeff
Could you please edit your description to explain exact use of this loan and needless to say monthly expenses, etc to get an idea of your ability to pay $879.85 / month	Hello, We are a brand new startup. Our Desert Diner is a mobile kitchen, (roach coach, if you are familiar with the term ??? ) We are preparing to cater to 500+ construction workers for breakfast and lunch 4+ days per week on a major site over 25 miles from nearest town. Due to the nature of this $460 million project, there will be heavy restrictions on people being allowed onsite. As of this time, only ONE vendor permit is expected to be issued, and we are under the gun to get our truck in hand and put all necessary permits in place, as mid-January is target for next phase. Presently, there are around 75-100 men out there pouring concrete and asphalt. This is a captive audience to say the least. a full business plan is available upon request Thank you for your interest in our project and hope to hear from you soon! Jeff ..
RE: $25,000 Small Business loan: NO DETAILS = NO INVESTMENT. If you want to attract investors to fund your $25,000 loan then provide DETAILS about business- i.e., Start-up? Established? Products? Services? et al AND provide PURPOSES concerning how $25,000 loan will be used- i.e., inventory, pre-paid expenses, web-site design, upgrade, short-term "Bridge Loan" (usually repaid within less than 1 year), et al. Member 505570 USMC-Retired-Investor 02.28.2010 @ 09:52 AM ET.	Hello, We are a brand new startup. Our Desert Diner is a mobile kitchen, (roach coach, if you are familiar with the term ??? ) We are preparing to cater to 500+ construction workers for breakfast and lunch 4+ days per week on a major site over 25 miles from nearest town. Due to the nature of this $460 million project, there will be heavy restrictions on people being allowed onsite. As of this time, only ONE vendor permit is expected to be issued, and we are under the gun to get our truck in hand and put all necessary permits in place, as mid-January is target for next phase. Presently, there are around 75-100 men out there pouring concrete and asphalt. This is a captive audience to say the least. Our full business plan is available upon request. Thank you for your interest in our project and hope to hear from you soon! Jeff
SECOND REQUEST for you to provide DETAILS about your business and PURPOSES for how $25,000 loan will be used for what? Member 505570 USMC-Retired-Investor 03.01.2010 @ 07:41 AM ET..	Hello, We are a brand new startup. Our Desert Diner is a mobile kitchen, (roach coach, if you are familiar with the term ??? ) We are preparing to cater to 500+ construction workers for breakfast and lunch 4+ days per week on a major site over 25 miles from nearest town. Due to the nature of this $460 million project, there will be heavy restrictions on people being allowed onsite. As of this time, only ONE vendor permit is expected to be issued, and we are under the gun to get our truck in hand and put all necessary permits in place, as mid-January is target for next phase. Presently, there are around 75-100 men out there pouring concrete and asphalt. This is a captive audience to say the least. Our full business plan is available upon request. Thank you for your interest in our project and hope to hear from you soon! Jeff

Member Payment Dependent Notes Series 480182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480182	$8,000	$8,000	13.11%	1.00%	March 5, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480182. Member loan 480182 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:		Debt-to-income ratio:	17.82%
Length of employment:	10+ years	Location:	madison, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,155.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Studio 106 hair & nail salon for 9 years: bank statements
What is the purpose of this loan. Be specific and describe with details how it fits into your budget.	pay off high rate credit cards . lower interest and payments will allow me to pay off sooner.

Member Payment Dependent Notes Series 484581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484581	$8,500	$8,500	10.99%	1.00%	March 8, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484581. Member loan 484581 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Dept of Veteran affairs	Debt-to-income ratio:	18.68%
Length of employment:	10+ years	Location:	TAMPA, FL

Home town:
Current & past employers:	Dept of Veteran affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > this loan will be paying off CC debt of 5200.00 with the rest going to dental work that is needed

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,577.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the Dept of Veteran affairs?	Program Support Assistant For a TBI program
What do you plan to use this loan for - consolidate debt or have have something done with your teeth?	consolidate some debt and have teeth repair also.

Member Payment Dependent Notes Series 484894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484894	$25,000	$25,000	11.36%	1.00%	March 3, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484894. Member loan 484894 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,417 / month
Current employer:	Kaye Scholer LLP	Debt-to-income ratio:	11.07%
Length of employment:	4 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Kaye Scholer LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > This loan is to finance the renovation of a property used by a small business in anticipation of a sale of such small business. I have worked at the same law firm as an attorney for the last four years (annual salary = $185,000) and I am incurring this loan to assist my parents in their small business. Borrower added on 02/19/10 > Basically, I need this loan so that I can help my parents deal with an unfortunate landlord who wants to double the monthly rent on the property they use for their business. My annual income is more than enough to repay the loan (even if my parents don't pay me back) but I don't have enough saved up right now.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$5,567.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please clarify - do you parents own a property that they want to renovate prior to selling it?	My parents rent the property and the landlord has requested a rent increase that is twice the current rate. In order to sell the assets/equipment/business (which they own), they negotiated a deal with the landlord to split the property and thereby lower the effective rent so that the business is viable to a potential buyer. The financing will fund some of the costs of splitting the property into separate parcels and will be repaid from the proceeds of the future sale of the business on a first priority basis.
IM IN, BUT I HAVE A QUESTION, MAKING 185K WHAT WAS DELIQUENCY 53 MONTHS AGO	The delinquency was a late payment on a credit card sometime ago when I was still a student. It was awhile ago but I believe the payment was just one month late.

Member Payment Dependent Notes Series 485051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485051	$12,000	$12,000	13.48%	1.00%	March 5, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485051. Member loan 485051 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Glen Gate Company	Debt-to-income ratio:	8.42%
Length of employment:	6 years	Location:	Bridgeport, CT

Home town:
Current & past employers:	Glen Gate Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,332.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Glen Gate Company and what do you do there?	Glen Gate designs and builds high end swimming pools in Fairfield and Westchester counties. I work in the service dept. as a Master technician.
what improvements are you doing and how much will they cost you and how much will they save you?	New windows, siding and central air. I will receive a $1500 tax credit + rebates for these improvements as well as adding to the value of my home.
Do you not have any equity in your current home? Why not borrow against that? Thanks.	I purchased my home in September of last year. A home equity line of credit is not an option at this time. Hopefully any improvements I make will increase the value.
Congratulations on your move to make your home more energy efficient. I support the green revolution and will be funding your loan!	Thank you.

Member Payment Dependent Notes Series 485184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485184	$3,000	$3,000	14.59%	1.00%	March 8, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485184. Member loan 485184 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Nortons	Debt-to-income ratio:	7.81%
Length of employment:	6 years	Location:	Hawthorne, NJ

Home town:
Current & past employers:	Nortons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,655.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. What is Nortons and what do you do there?	Nortons is a Pant and Interior Decorating Store. I am the floor manager, I handle customes, contractors, I match custom paint colors, and match custom stain colors.
What is Nortons? What do you do there? Thanks.	Nortons is a Pant and Interior Decorating Store. I am the floor manager, I handle customes, contractors, I match custom paint colors, and match custom stain colors.

Member Payment Dependent Notes Series 485301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485301	$5,600	$5,600	14.22%	1.00%	March 4, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485301. Member loan 485301 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Advantage Restoration and Contracting,In	Debt-to-income ratio:	24.82%
Length of employment:	5 years	Location:	Tucker, GA

Home town:
Current & past employers:	Advantage Restoration and Contracting,In
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > On Feb. 12th, I made an initial inquiry about a loan from Lending Club. At that time I was thinking about a loan for my daughter's wedding expenses. I didn't not complete the application on that day because I wanted to think about it myself. Unfortunately, on that same day the home my daughter and future son-in-law had leased in August '09 burned to the ground. They lost everything they had gathered for making their own home over the past 2 years. On the upcoming wedding day April 24,2010, we are all now viewing this as start anew day. The loan is now partically wedding expenses and helping the kids start again.

A credit bureau reported the following information about this borrower member on February 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	58
Revolving Credit Balance:	$7,649.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Advantage Restoration and Contracting,In and what do you do there?	Advantage Restoration and Contracting, Inc. is a construction service company specializing is insurance loss work, ie: fire, wind, water, storm, hail, etc. We do the computerized estimating necessary for insurance adjusters to settle claims, then we offer the services for doing the mitigation, restoration, repair or rebuild work. I serve as President. I have over 22 years of experience in this industry.
RE: $24,250 requested loan: Loan ttile listed as .."Daughter's home burned = total loss".. Loan category listed as .."Wedding Expenses".. Excuse me, but appears to be absolutely NO logical connection whatsoever between daughter's home destroyed by fire and wedding expenses. Or am I missing something, i.e., this is really a small business loan for your restoration business? Memeber 505570 USMC-Retired-Investor 02.28.2010 @ 09:15 AM ET.	When I started the application on February 12, the money was to be used for wedding expenses. At that time I was also exploring my options of even using the Lending Club for the loan. Unfortunately, it was also on that date the home my daughter and future son-in-law had leased last August burned. They had already furnished the house with Living room, master and second bedroom furniture, breakfast table and chairs and functional kitchen. All this was lost along with two small dogs. My future son-in-law was also injured trying to save the animals. After a few days in a burn unit he is doing really well. The wedding was and still is planned for April 24th, 2010. While we have downsized the wedding and reception, some of the loan proceeds will have pay those expenses and other proceeds used to help the happy couple start again. I hope this helps answer your question.
Whose wedding is it?	Please see the answer provided to a similar question for full explanation. Your answer is my daughter's wedding. Her house burned the same day I made the original inquiry about a loan.
So to summarize, you submitted your loan application on Feb 12, and later that day the house burned down?	No, on the 12th I started the application in order to learn how the lending process worked. I finished and submitted the actual application yesterday the 27th. But yes, the house burned on the evening of the 12th.

Member Payment Dependent Notes Series 485655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485655	$20,000	$20,000	11.36%	1.00%	March 3, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485655. Member loan 485655 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,000 / month
Current employer:	Comcast Entertainment	Debt-to-income ratio:	5.39%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Comcast Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > My fiancee and I are paying for our wedding on our own (we both lost our fathers at an early age), and the costs are a bit more than we had planned for - please help us with the most important day of our lives! We'd be forever grateful...we also both have excellent FICO credit scores and always make our payments on time. Thank you for considering us.

A credit bureau reported the following information about this borrower member on February 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,894.00	Public Records On File:	1
Revolving Line Utilization:	51.50%	Months Since Last Record:	50
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Comcast?	I'm an executive producer for Comcast Entertainment Group.
Please explain your public record on file.	I was involved in a minor car accident in early 2004. Although there were no injuries, nearly a year and a half later the other driver took me to small claims court to cover "chiropractic expenses" she alleged were the result of the accident (and which she was trying to get my insurance company to pay for.) I fought against this through two separate small claims cases -- but ultimately my insurance company thought it best to settle, and her claim was fully paid for by them.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please answer all the following not already answered: Should I be concerned about existing 20k revolving credit balance? What steps have you taken to get spending in line with income. Brief employment history since only 1 year listed at current job. is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thanks for the questions - hope I can adequately answer them all. Regarding the 20k in revolving credit - I don't think you should be concerned. Most of that is made up of some unforeseen expenses from the past year (our dog got sick and required a couple thousand dollars of treatment), and it also consists of some wedding-related deposits and expenses. I have already begun paying off large chunks of that credit debt. In fact, just since we applied for the loan, I've gotten the balance down to 16k. The work that I get as an executive producer in television can be considered "freelance" - I was staff at a company for several years before setting off on my own as a freelance producer five years ago. Quite frankly, it's been much more lucrative, and in those five years, I've had only an occasional week or two between jobs. The income listed is mine alone. My fiance plans to return to work following the wedding (and once our dog is better) - so we will have more than one source of income. We also have a network of friends and family who, in a worst-case employment scenario, could help us out - although, in all honesty, the chances of employment problems are very slim. Thanks!
COULD U GIVE SMALL BREAKDOWN OF 20 ? THANX	Sure. Please find below an approximate breakdown: Catering (including beverages): $12,000 Photography/Photos: $3,000 Flowers: $2,000 Rentals (tables, chairs, glassware, etc): $3,000 TOTAL: $20,000 Obviously, there are many other costs associated with the wedding (music, location, attire, etc etc) that we are paying for on our own outside of this loan. Thanks for your interest!
Will you be moving to a new residence when you get married?	No, we will be staying at our current place.
What is your contingency plan to pay off this loan should you be laid off from your job?	My fiance plans to return to work following the wedding - so we will have more than one source of income. We also have a network of friends and family who, in a worst-case employment scenario, could help us out - although the chances of employment problems are very slim. My producing partner and I regularly take meetings at other production companies to establish new relationships - so that in the unlikely event we need to find another job, we already have a network of possibilities in place. Our careers and reputations are well-established and we have never had trouble finding work.
IF LOAN DOESNT FULLY FUND WILL U TAKE PROCEEDS	It depends on how close we get, but most likely we will accept the loan even if it does not fully fund. Thanks for considering us.

Member Payment Dependent Notes Series 485998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485998	$12,000	$12,000	14.22%	1.00%	March 8, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485998. Member loan 485998 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	viacom	Debt-to-income ratio:	3.80%
Length of employment:	5 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	viacom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > My job is secure. I was recently promoted and given a raise in November. This makes me a good borrower because my monthly budget has not changed and I'm earning 35% more on my gross salary. My reputation is great at my workplace and I make my supervisors look good to their bosses by the level of work I crank out. I take great pride in what I do and for me it's a life long pursuit! I constantly improve my skills by reading industry periodicals and going to workshops which makes me more of an asset to my organization. I'm thankful to have this job in time where most are struggling to find work. Borrower added on 03/04/10 > I'm using this load for credit card consolidation because my interest rates jumped from 14% to 26%. Lending Club offers better interest rates and in one month payment.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	27
Revolving Credit Balance:	$9,764.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is viacom and what do you do there?	Viacom is media conglomerate that owns MTV and other TV channels. I work there as an Art Director of On-Air promotions and advertising. Thanks for your question.
You did not enter a loan description. Please provide a little background on what you will do with this loan.	This loan will be for credit card debt consolidation. If you have more question please feel free to ask. Thank you, dan
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Hi Member_569427, Thanks for your question. The following is itemized monthly cost. rent: $2000 (including utilities) public transportation: $150 phone: $65 food: $300 credit cards: $680 or (lending club loan $411) internet: $45 college loan: $150 taxes: $250 website hosting fee: $55 If receive this loan I can save roughly $269 a month or annually $3228 which I would apply to this loan. It'd be great to simplify and reduce the management of my credit card debt. For me, one payment and one due date is much more manageable. Also, a piece of would be good. I hope that makes my financial picture clearer. Thank you
You have income of 10k while your expense is only around 4k; that should leave you at least 2-3k even after tax can you tell what other expense you might have?	Hi Adream, Thanks for your question. NY taxes are around 38%. I contribute 15% to my 401K, my health insurance is around $200 a month, $150 month on networking entertainment and with the rest I try to pay down my bills and use when unexpected things pop-up. I hope that helps.

Member Payment Dependent Notes Series 486021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486021	$5,000	$5,000	15.70%	1.00%	March 4, 2010	March 1, 2013	March 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486021. Member loan 486021 was requested on February 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Military base	Debt-to-income ratio:	10.36%
Length of employment:	5 years	Location:	MORENO VALLEY, CA

Home town:
Current & past employers:	Military base
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/15/10 > loan to start up a ebay business Borrower added on 02/15/10 > i need this loan to start up a online business loan seling Electronics. Borrower added on 02/15/10 > i plan to use this loan as follow to purchase electronics at whosale pricing and sale them online. i had just pay off a car loan in good stanidings. my job i with the goverment i have been working with this company for 5year and i have been rewarded employee of the month 3times in a row. my job is stable.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,176.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about your job at Military base? Thanks!	well i have currently been working there for 5years now in the house keeping department. i have been nominated awards for my exelence and achifements on the job.
How soon will you be starting the ebay business?	right away i have everything in place even the suppliers i just need capital
What kind of electronics are you selling?	GPS, Laptops, digital cameras,waches, Ipods, PS3.ex..
I have done the same business venture you're about to take on.... Keep your costs down and you'll pay back this loan in no time! I'm in... good luck!	thank you for your support! any additional tips will be greatly appreciated.

Member Payment Dependent Notes Series 486163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486163	$10,000	$10,000	10.25%	1.00%	March 4, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486163. Member loan 486163 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,042 / month
Current employer:	State of FL DEP Parks&Rec	Debt-to-income ratio:	14.99%
Length of employment:	3 years	Location:	St. Pete Beach, FL

Home town:
Current & past employers:	State of FL DEP Parks&Rec
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,696.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the purpose for this loan. I feel its a mistake to not state a loan description, since we don't know you and the fact this is an unsecured loan. The title of your loan is cute, I hope you are taking this loan seriously. Thank you.	I seriously would like to pay on only one interest account to be debt free in three years. I will be closing all accounts if someone will take me serious. I make sure everything is payed to keep a good credit score, but with DTI ratio, banks can't help me. Minimum payments won't get me out of debt at this rate. I am lucky to have a steady job with the State, but economy will not allow for any raises. I have to do something to stop the bleeding. I'm glad someone actually noticed my request. Thank you for this question.
Please list all your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan. Thanks!	Amer.Gen.Finance install.loan 31.16% $1352.33 Tires+ cred card 22.80% 808.80 Chase VISA 12.24% 3631.53 Juniper Master Card 17.99% 2173.95 Capital One Master Card 7.82% 2108.75 (PayOff All) Keeping Cap.One open w/reduced limit for Emergencies
Would you please edit the loan description to exact use of this loan. Also, itemize ALL your monthly expenses. And please describe your job.	I want to get rid of all interest charging accts. $10,000 Paying min.payments now+Rent 620 (270) Phone 43 Elect 40-80 Cable 49 Auto Insur 58 Life 38 rest of check goes to food and fuel State Park Ranger FL. DEP @ Egmont Key N.W.Refuge and State Preserve Employed 3yrs 8mo after 20yrs as commercial diver Thank You
What are the balances and interest rates on the debts you're refinancing ? THANKS	Please see answer to a previous members request Thank You
Your earliest credit record is 2000 leading me to believe you are young. But you state "Employed 3yrs 8mo after 20yrs as commercial diver" Am I to presume you paid cash for everything prior to 2000? Thank You	Being that I'm 46yrs old I've had credit since after high school. Financing for 7 vehicles, several credit cards, and 1 mortgage. Closed accounts don't stay on credit reports forever. I now am showing on all three reports to be in exellent standing and scores above 700. Thank You

Member Payment Dependent Notes Series 486250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486250	$16,000	$16,000	16.07%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486250. Member loan 486250 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Fairway Independent Corp	Debt-to-income ratio:	22.80%
Length of employment:	< 1 year	Location:	Oxford, PA

Home town:
Current & past employers:	Fairway Independent Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > Very reliable and will pay monthly payments on time. Professional looking to consolidate loans.

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,526.00	Public Records On File:	1
Revolving Line Utilization:	76.90%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Fairway Independent Corp and what do you do there? Since you have been there for less than a year, please tell us about your previous employment history?	They are a national mortgage lender. I am a Personal Mortgage Banker and have been so for the past 13 years. I was employed at my last employer for 5 plus years, however, they were bought out. Prior to that I worked for another company for 7 years.
RE: $16,000 DC loan questions: (1)-Position (JOB/What you do) @ Fairway Independent Corp? (2)-On-screen application reflects Length of Employment ar current employer being < 1 year (less than 1 year) duration. Provide PRIOR 3 years employment or school history. (3)-TranUnion Credit Report reflects Public Record on File from 93 months ago, Court judgment? Lein? Wage garnishment? If bankryptcy, Chap 7? (personal asset liquidation) Chap 11? (reorganization, modification) Or Chap 13? (business liquidation). (4) Credit Report reflects 7 credit inquiries within past 6 months. Why so many credit inquiries ? Thanks for expected answers to all -F-O-U-R questions. Member 505570 USMC-Retired-Investor 03.02.2010 @ 08:02 AM ET.	I am a Personal Mortgage Banker and have been for the past 13 years. I am new with this company because my previous employer was bought out. I have worked in my local community and am considered a professional. The public record was a Chap 7 from a divorce approx 8 years ago. Since then my credit has been good and re established. I pay all my bills. Not too sure why there are 7 inquiries, but i have been shopping for a loan to consolidate debt.
Me again. $16K loan 18 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be proactive with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES DELAYS. Hope information helpful to first-time borrower. Member 505570 USMC-Retired-Investor 03.03.2010 @ 8:00 AM ET.	Thank you for the info. A Credit Review member did contact me to verify my information. All my info was verified yesterday. Let me know if you need anything else. Thanks again.
Could you provide a breakdown of your monthly expenses and how this loan fits into your budget? Information on your current CC interest rates and payments would also be appreciated. Thanks.	With this new loan my monthly will ne about the same, however, I will be able to pay off my debt within the 3 year time period. My rates are slightly higher now. I have done my homework on this and this seems to be a good option for me. I look forward to completing the process shortly. Thank you.
Can you please put a $ amount on your current monthly CC payments and your other monthly expenses (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for yours answers to both Qs...	My mortgage is $475.00, I have no car payments, credit cards min payments $600.00 and other expenses about $1000. This would included everything; electric, gas, food, gym, etc)

Member Payment Dependent Notes Series 486519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486519	$5,000	$5,000	7.14%	1.00%	March 8, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486519. Member loan 486519 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Engineered Industrial Products	Debt-to-income ratio:	9.60%
Length of employment:	10+ years	Location:	Laguna Woods, CA

Home town:
Current & past employers:	Engineered Industrial Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/10 > After viewing a couple of other loan applications I better understand this process. What a great way to get a loan! I will be using the money and another $4,000 I have to purchase a car. My car was flooded in the recent rains. At this time I don't want to purchase a new car because of my credit card debt. The largest is $6500 with interest ranging from 0% to 6.9%. The other $500 or so is a card I use for month to month purchases giving me a small percent of my money back. Typically I pay most of this off monthly. I am semi-retired from EIP continuing to working part time $20,000/yr) to supplement my social security ($24,000/yr.) This allows me to take just $4500/yr from my 401K. My 401K has more than recouped small losses from the current recession. I hope this better explains who I am financially.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,247.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Engineered Industrial Products and what do you do there?	Type your answer here. EIP is a manufacturer's representative in the industrial power transmission and motion control field. They have been in business since 1958 providing sales and technical support for contracted manufacturers. Three years ago I retired as VP of Administration. Since then I have been part-time as the point person for EIP's largest principle working with our field salespeople, qualifying accounts, driving sales, as well as building and maintaining commications with our principal. I am also available to customers and distributors to answer techinal and general questions.
What is your total monthly income?	Type your answer here $4,040/month

Member Payment Dependent Notes Series 486603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486603	$25,000	$25,000	12.73%	1.00%	March 3, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486603. Member loan 486603 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Sparling Construction	Debt-to-income ratio:	10.62%
Length of employment:	9 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	Sparling Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Use of Funds: Debt Consolidation Job Stability: I have been with company for almost 10 years. There is a huge backlog ahead of us to start, just waiting on weather. Borrower added on 02/25/10 > Thank you to all that are investing in me. This will be a good loan -- for all of us! Borrower added on 03/02/10 > Are there any additional questions or concerns I may address on the final day?

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,002.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sparling Construction?	Not sure if this went through the first time: Chief Estimator
What are the balances and interest rates on the debts you're refinancing ? THANKS	About 24k averaging 16.6 percent
IF IT DOES NOT FULLY FUND R U GOING TO TAKE PROCEEDS	Good question, thanks for asking. I will most likely accepted a reduced amount as it is pretty close to what I am needing.....I am also trying to work with the credit department to see if they can add a few days to the loan "funding" period as they didn't have the paperwork to me until 3 days ago for the certification process (which I turned around to them in 45 minutes). I think potential lenders were uneasy not knowing the "status" of my employment and verified monthly income.

Member Payment Dependent Notes Series 486703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486703	$20,000	$20,000	14.59%	1.00%	March 3, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486703. Member loan 486703 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Locust Hill Country Club	Debt-to-income ratio:	15.98%
Length of employment:	4 years	Location:	ROCHESTER, NY

Home town:
Current & past employers:	Locust Hill Country Club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,446.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Locust Hill Country Club?	I am the Restaurant Sous Chef. Its a salary position Ive held for almost 4 years now.
RE: $20,000 DC loan questions: What is your position (J-O-B/ROLE) @ Locust Hill Country Club? Member 505570 USMC-Retired-Investor 02.18.2010 @ 05:55 AM ET.	I am the Restaurant Sous Chef. Its a salary position Ive held for almost 4 years now.
Please describe the delinquency on you credit profile 16 months ago. As well, you only show about $1,400 of revolving credit card debt on your credit profile. Why do you need $20,000? Lastly, please list ALL OF THE CREDIT CARDS YOU PLAN TO PAY OFF with the current balances, interest rates, and minimum payments. -Thank you in advance for your response.	I am not entirely sure about the delinquency 16 months ago. And I only have about $1000 tied up on an actual credit card. The interest rate on that is about 15% I believe. I am paying $60 a month on that. Where the $20,000 comes into play is my car payment of $6,000 ($200/month) @ 10%, $5500 towards lawyer fees, $2500 for a personal loan, $500 in overdraft, and another $1000 I borrowed from my boss for bail.

Member Payment Dependent Notes Series 486869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486869	$25,000	$25,000	10.25%	1.00%	March 3, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486869. Member loan 486869 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	U.S. Navy	Debt-to-income ratio:	7.66%
Length of employment:	10+ years	Location:	Oxnard, CA

Home town:
Current & past employers:	U.S. Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,315.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	My debt consolidation is two credit cards totally in 23K at 15 % interest.
Hi shipmate; RE: $25,000 DC loan questions: If active duty US Navy: (1)-Current Pay Grade is? (2)-Enlisted membere Expiration Current Contract Date is when? If Officer ECCD usually is "Indefinite". If Civilian Employee: (1)-GS (or equivilant) Pay Grade number is? (2)-In-Grade step number is? FYI: NON-DESCRIPTIVE (i.e., vague) "U S NAVY" IS INSUFFICIENT EMPLOYER DESCRIPTION. IF YOU WANT TO ATTRACT INVESTROS (LENDERS) TO PARTICIPATE IN FUNDING YOUR $25,000 DC LOAN ANSWERING THE QUESTIONS I ASKED IS AN EXCELLENT START TO "GAINING TRACTION" IN LOAN'S FUNDING PROCESS. Thanks in advance. Member 505570 USMC-Retired-Investor (USMC Retired Finance Chief) 02.18.2010 @ 05:24 AM ET.	My current pay grade is GS 15 step 8. My employer is the Naval Surface Warfare Center - Port Hueneme. Thanks for the FYI
What are the balances and interest rates on the debts you're refinancing ? THANKS	two Credit cards equally 23, 000 at 15% interest
What are the balances and interest rates on the debts you're refinancing ? THANKS	My Credit Cards total balances is 23K. at 15% interest. Thank you for you consideration.
Always like to help the military but have a few questions; your pay grade/rate, length of time left to go for retirement, etc. Also note that your revolving debt shows roughly $8300 balance yet you are asking for $25K to consolidate your debts. Can you tell us the balances due, the current APR's and what exactly where the funds will be used. Thanks in advance.	I am a civilian employee and my pay grade is GS 15 and my credit cards (2) debt is with a total 23K at 15%. Thank you for your consideration
Please list the amounts and interest rates of the debts you are planning to consolidate with this loan	My credit cards (2) are 23K at 15% interest. Thank you for your consideration.

Member Payment Dependent Notes Series 486897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486897	$5,000	$5,000	10.25%	1.00%	March 5, 2010	March 3, 2013	March 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486897. Member loan 486897 was requested on February 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,337 / month
Current employer:	HYATT REGENCY IRVINE	Debt-to-income ratio:	19.12%
Length of employment:	3 years	Location:	COSTA MESA, CA

Home town:
Current & past employers:	HYATT REGENCY IRVINE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,625.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at HYATT REGENCY IRVINE?	ENGINEER
I notice the loan description is missing -	DEBT CONSOLIDATION
Hi. I have a few questions. What are the amounts of each of your outstanding debts, rates and monthly payments? What are your monthly expenses excluding debt repayment?	I have car payment, almost 4,000 dollar, and I pay every month 330 for that, I want to finish it and sell my car then buy a cheaper one, so no more monthly car payment I can pay your money back easy.

Member Payment Dependent Notes Series 486916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486916	$17,800	$17,800	10.25%	1.00%	March 3, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486916. Member loan 486916 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,148 / month
Current employer:	Emerson Climate Technology	Debt-to-income ratio:	17.15%
Length of employment:	6 years	Location:	Troy, OH

Home town:
Current & past employers:	Emerson Climate Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > I need this loan to pay off a credit card. I have been a customer for 10 years and was never late with a payment and always paid more then the minimim payment. They increase the interest rate to 18% so I cancelled the card.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,065.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Emerson Climate Technology and what do you do there?	The parent company is Emerson Electric. They do research and make motors for anything to do with heating, air conditioning and refrigeration. They have offices all over the world.
What are the balances and interest rates on the debts you're refinancing ? THANKS	My balance is $17,800 and the interest is 18%
Are you verifying your income with LC? Thanks and good luck.	I will fax tomorrow my pay stubs to Lending club tomorrow. I didn't receive this question until I went to work on Monday.
Hello, Understanding that you've cancelled this card, have you done anything else to ensure you will not continue accruing new debt?	Yes, I have reduced my other credit card and once it is paid off, I will cancel that one also. I used to pay for my mail ordering medicine by credit card and now I am paying from my checking account. I'm trying to save money so I can retire without worry. I'm spending less at the grocery and only going once a week.

Member Payment Dependent Notes Series 486977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486977	$25,000	$25,000	14.59%	1.00%	March 3, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486977. Member loan 486977 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Baystate Medical Center	Debt-to-income ratio:	18.15%
Length of employment:	10+ years	Location:	Agawam, MA

Home town:
Current & past employers:	Baystate Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/18/10 > Consolidation Help

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	49	Months Since Last Delinquency:	22
Revolving Credit Balance:	$22,542.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of the debt? Thank you in advance.	college courses placed on credit cards as well as purchases.
Please list all the credit cards/loans that you plan to pay off with this loan, the interest rates of each, current balances on each, and AVERAGE MONTHLY PAYMENT (not the minimum, the amount you on average pay each month) As well, please describe the reason for the delinquency appearing on your credit profile, 22 months ago? -Thanks in advance for your response.	Please see answer to previous question . Thank you.
Please explain your last delinquency.	I did not realize there was a deliquency recorded. I have PIF or am in the process of paying all bills. There was an issue our home a couple of years ago when ours along with neighbors were having our mailboxes vandalized-mail stolen. It was reported to police and I could have been late with a payment if I had not recieved the bill.
Please let us know the number of credit cards as well as the interest rates. Also, what are your monthly obligations for other bills? How do you plan to repay this loan? It will quicken your loan funding if you contact LC and verify your income. Best of luck!	A total of 7 cards will be paid off in full totaling $22,676.00. The interest rates range from 13.25% up to 25.9%. I am currently paying approx $1100.00per month now to pay against each card and maintain my other obligations. This loan would afford me to make one payment a month at a much lower interest rate. I have contacted LC with my information. I don't know if it being the weekend has slowed their processing down. Thanks

Member Payment Dependent Notes Series 487115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487115	$25,000	$25,000	17.93%	1.00%	March 4, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487115. Member loan 487115 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$25,000 / month
Current employer:	Glenview Capital Management	Debt-to-income ratio:	8.60%
Length of employment:	5 years	Location:	New york, NY

Home town:
Current & past employers:	Glenview Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	18
Revolving Credit Balance:	$38,436.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Glenview Capital Management and what do you do there?	Glenview is a Hedge Fund and I am the Chief of Staff to the CEO
RE: $25,000 DC loan questions: (1)-Position (JOB/What you do) @ Glenview Capital Management? (2)-TransUnion Credit Report reflects ~ $38K revolving credit debt balance. Monthly payments paid on CC debt is $$? (Total $$ actually PAID and NOT minimum CC payments DUE.) Thanks for answers to B-O-T-H questions. Member 505570 USMC-Retired-Investor 02.19.2010 @ 07:19 AM et	1. I am the Chief of Staff to the CEO of a Hedge Fund. 2. Monthly payments I make on credit cards is about 2000.
Me again. Additional question: Why do you need $25,00 for "Moving-Relocation" expenses? There MUST be more involved than just actual moving expenses. Specific answer (details) please. Member 505570 USMC-Retired-Investor 02.19.2010 @ 07:23 AM ET.	Moving expenses include broker fees, downpayments, furniture, moving costs, etc...
Hi, Could you detail the delinquency from 1 1/2 years ago? Also, could you explain why you are not able to cover most of your moving expenses from the 25,000 gross monthly salary?	That is a good question about the dilinquency as I am unaware of it. I am investigating. I live in NYC and the costs associated with moving are very expensive between broker fees etc...they are requiring a lot of money upfront. I also have the option to purchase the apt so am trying to cover a downpayment if I am approved.
Me again. $25K loan 11 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact Home Office ASAP. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free telephone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item independent verification other item. After verification process completed, on-screen application available to potential lender reflects Credit Review and/or Income Verified status updated. Completed verification process benefits borrower for several reasons: (1)-Loan attracts lenders "Sitting-On-The-Sidelines" waiting until required processes completed to commit $$. (2)- After process completed, funding pace quickens considerably. (3)- After 100 percent funded, net proceeds quickly deposited into your bank account. Management $150 loan origination fee 'rebate" offer DOUBLED (2X) number borrower loans available for investment. Recommend be PROACTIVE commencing credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE A DELAY. Hope information is helpful to first-time borrower. Member 505570 USMC-Retired-Investor 02.21.2010 @ 09:13 AM ET.	yes they did.
where are you moving to/from? are you getting a new job?	No I moving from one place to another in NYC. My lease is up and would like to be in an apt with the option to purchase. I am not getting a new job, I have a steady position in NYC and dont plan on leaving anytime soon.
Why are you moving and how far are you moving?	I am moving from one apt to another in NYC because my lease is up and would like the option to purchase. Moving costs in NYC are very high between broker fees and downpayments.
Can you explain what occurred on your last delinquency?	I was not aware of a delinquency until I applied for this loan, I am investigating.
Since you are moving, have you already provided your new address, email address and phone number to Lending Club?	No, because I have not confirmed the new location yet.

Member Payment Dependent Notes Series 487178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487178	$4,200	$4,200	13.11%	1.00%	March 5, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487178. Member loan 487178 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Lanai High & Elem. School	Debt-to-income ratio:	3.44%
Length of employment:	8 years	Location:	Lanai City, HI

Home town:
Current & past employers:	Lanai High & Elem. School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I plan to use the funds to visit family in California whom I haven't seen in years. And I make a good borrower for I make payments in a timely manner, or pay it off as soon as abled too.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$654.00	Public Records On File:	1
Revolving Line Utilization:	72.70%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Lanai High & Elem. School?	A Para-Professional (Educational Assistant)
Please explain the Public Record? Thanks!	I was searching for family on my maternal grandfather's side of the family.
Did you file bankruptcy or have a financial judgement against you, or something of that nature, several years ago? Thank you in advance.	I had a financial judgement against me a few years back, which I paid infull, when my pay had a garnishment put on it.

Member Payment Dependent Notes Series 487262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487262	$14,000	$14,000	14.59%	1.00%	March 3, 2010	March 4, 2013	March 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487262. Member loan 487262 was requested on February 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	KLA-Tencor	Debt-to-income ratio:	12.13%
Length of employment:	9 years	Location:	Milpitas, CA

Home town:
Current & past employers:	KLA-Tencor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,879.00	Public Records On File:	1
Revolving Line Utilization:	70.80%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 487285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487285	$20,000	$20,000	11.36%	1.00%	March 5, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487285. Member loan 487285 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,150 / month
Current employer:	Town of Middleboro	Debt-to-income ratio:	18.64%
Length of employment:	6 years	Location:	KINGSTON, MA

Home town:
Current & past employers:	Town of Middleboro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > I'm a teacher, my job is stable as I have many more years in at my district than others who teach my subject. I just want to use the money to consolidate and pay off debt in 3 years vs. more. with new credit card regs, my combined rates are higher. I am a great investment as my history shows and no risk at all.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,930.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Town of Middleboro?	Teacher
WITH 2 LISTING DAYS LEFT YOUR $20,000 LOAN 44 PERCENT FUNDED. IF LOAN DOES NOT FULLY-FUND, I SUGGEST YOU RELIST LOAN AND THIS TIME USE MORE APPROPRIATE LOAN CATEGORY "DEBT CONSOLIDATION" VICE USING "VACATION". ALSO INCLUDE IN LOAN TITLE SOMETHING INDICATING WHAT TYPE TEACHER YOU ARE, "MATH TEACHER NEEDS HELP' . USING "HELP" IN THE TITLE ALWAYS ATTRACTS CURIOUS LENDERS TO HELP TEACHERS IN NEED BECAUSE AFTER ALL "IF YOU READ THIS, THANK A TEACHER" APPLIES. MEMBER 505570 USMC-RETIRED-INVESTOR 03.03.2010 @ 08:25 AM ET.	Excellent suggestions. I wish I could have talked to you before I set up the account. When I titled it vacation, I didn't understand investors would see it. I misunderstood and thought it was some kind of password for me, so I named it something I could remember. Once I realized my mistake, I tried to change it, but alas, it was too late. I was thinking something like, "no risk here" ... Thanks again for your insight.
Im just curious why you titled your loan VACATION when you say this is for consolidating credit...	Funny, everyone is thinking the same thing. I am so mad at myself right now. Anyway, if you read the other post you can see, I thought the title was only for me to see, so I named it something I could easily remember. Boy, is my face red.... thanks for the inquiry.
Me again. Thanks for your reply. At termination of loan listing Lending Club Home Office, Redwood City, CA gives borrower basically THREE options: (A)- Accept $$ funding loan attracted to that point-in-time when listing time expired (B)-Request loan applicaation be canceled which removes loan application from further consideration, or (C)-Relist loan application again and and reapply for either remaining partial or full funding. Little known fact buried deep within FAQ's (which BOTH borrowers AND lenders routinely don't devote time to read) is that Lending Club allows borrowers to simultaneously have TWO issued and active current loans; but Lending Club allows borrowers to have only ONE loan listed at a time for funding consideration. This is "loophole" whereby borrowers accept 1ST partially funded loan listed AND relist loan as 2ND loan requesting remaining difference to be funded. Also on-screen application available to borrowers reflects that your loan's REQUIRED employment and or income verification process was NOT completed by LC Home Office Credit Review Team. Many lenders "Sit-on-the-Sidelines" and will NOTcommitt their $$ until credit review process completed and employment status verified or income verified and updated status(es) appear on screen. This is another contributing reason why to date funding has been extremely S-L-O-W. If you undertake the partial or full funding loan relisitng route then early-on in relisted status ASAP contact Credit Review Team (Home Office Member Support Department email address and TF telephone number located at bottom Home Page) and commence credit review status. Best to be PROACTIVE concerning credit review status as "Early Bird Gets the Worm" definitely applies. Waiting until end of allotted listing time before credit review process commenced creates unnecessary delays. IT IS BEST TO COMPLETE CREDIT REVIEW STATUS(ES) DURING LISTED FOR CONSIDERATION STAGE. You are a licensed professional in a much-in-demand occupation (teacher), are a de facto civil service employee (Town of Middletboro School Board) and loan has an "investor friendly" competitive 11.36 percent APR; bottom line is your loan should have already been 100 percent funded and net proceeds deposited in your bank account. Member 505570 USMC-Retired-Investor (Virginia) 03.03.2010 @ 12:20 PM ET	Hi again, thanks for the information. I did go and re-read the entire agreement, etc. and I understand what you are saying. I can't imagine why they wouldn't have verified my employment previously. Anyway, you provided me with good advice and I will consider all my options carefully. I understand that 20k is a lot of money and expect no one to invest without careful consideration.

Member Payment Dependent Notes Series 487298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487298	$5,100	$5,100	14.96%	1.00%	March 5, 2010	March 5, 2013	March 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487298. Member loan 487298 was requested on February 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	22.80%
Length of employment:	4 years	Location:	Marcellus, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/19/10 > I am the owner of a pet care business and am seeking this loan to attend the Karen Pryor Dog Training Academy and have my business certified as a Karen Pryor Certified Training Partner. Karen Pryor is the founder of clicker training and her academy is well respected in the pet training industry. I wish to attend this training so I can offer my clients and their pets the absolute best services. I am a responsible borrower and pay my bills on time. Borrower added on 02/19/10 > According to the American Pet Products Association the pet care industry has grown 5.4% in 2009 and is projected to grow in 2010 even in tough economic times. Borrower added on 02/21/10 > I have received a $500 scholarship called the B.F. Skinner Memorial Scholarship toward my tuition so this program will cost me less than the normal amount of $5,600. I'm a good student and hope to increase my knowledge with this training.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,327.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses (mortgage/util/phone/insurance/etc) so that we can see how the loan payment will fit into your budget. Thank you in advance.	My husband is also employed and earns $4000/month so please also consider that. We have 2 cars and 1 is paid off and the other costs $225/month. Our mortgage is $1,000/month and our other expenses such as heat ($200), electric ($100), food ($300), phone ($100), supplies for our pets ($100), car insurance ($80), etc. are roughly $2105. I have a home office so my business expenses are tied to our house. I hope this info. helps.
Please list your debts (types/balances/APRs/min monthly pymnts)? Thanks!	The car note balance is $8,716 at 3.99% is current with a min. monthly payment of $225. A credit card with a balance of $3,200 at 12% is current with a min. monthly payment of $86. A care credit account with a balance of $1800 (paid for expensive surgeries and care for one of my dogs) at 0% if paid in 6 months with 4 months left to pay. This account is also current with a min. monthly payment of $62. I plan to pay this off very soon when I get my tax return. I hope this info. helps.

Member Payment Dependent Notes Series 487546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487546	$8,000	$8,000	9.88%	1.00%	March 5, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487546. Member loan 487546 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Summit Natural Wellness Center	Debt-to-income ratio:	6.16%
Length of employment:	5 years	Location:	Akron, OH

Home town:
Current & past employers:	Summit Natural Wellness Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/10 > Starting over. Used credit cards to get set up in a new place. Now situated and the "storm" has abated somewhat. time to take full charge of my financial picture and eliminate my debt ASAP. This is good debt.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,637.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Summit Natural Wellness Center and what do you do there?	Summit Natural Wellness is a natural/integrative health clinic. I wear many hats there. From scheduling to reception to shipping/receiving to web design to marketing. Basically everything we need that doesn't involve seeing patients. It was only two doctors and myself for the first four years but this past year we've seen a lot of growth. We added a third physician and are currently interviewing for a new receptionist to take a load off of me.
It sounds like you do a lot of work! So what is your title there? Office Manager?	I am the office manager. (My background is 13 years Art Direction and Design having worked with several large companies in retail, real estate and financial services and not-for-profits in the performing arts. We have plans for growth and as we add staff my role will evolve into Marketing/Creative Director which was the original intent. We've been focused on developing our systems within the office to streamline workflow and provide excellent customer service. It IS all about the customer, isn't it?)
What are the balances and interest rates on the debts you're refinancing ? THANKS	I have $4400 on one card at 16.24% and $3200 on a second at 15.74%. I just did a $900 balance transfer from each card to a third @ 0% for a year. I'm getting spread over more cards than I want to keep track of and I want to aggressively pay them off. The significantly better interest rate is attractive as well.

Member Payment Dependent Notes Series 487552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487552	$15,000	$15,000	12.73%	1.00%	March 4, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487552. Member loan 487552 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,167 / month
Current employer:	University of Maryland	Debt-to-income ratio:	24.44%
Length of employment:	3 years	Location:	Boston, MA

Home town:
Current & past employers:	University of Maryland
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	44
Revolving Credit Balance:	$52,601.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the University of Maryland?	I'm an assistant professor (tenure track) in the economics department.

Member Payment Dependent Notes Series 487635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487635	$22,000	$22,000	10.62%	1.00%	March 5, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487635. Member loan 487635 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,265 / month
Current employer:	COM DEV USA	Debt-to-income ratio:	5.34%
Length of employment:	10+ years	Location:	MARINA DEL REY, CA

Home town:
Current & past employers:	COM DEV USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > The funds will be used to make the final construction payment on a condo in Costa Rica. This project has been in development for nearly two years and is within weeks of completion. I expect to sell the finised unit within the next 12 months. I have worked for COM DEV for 20 years. I am the VP of Business Development for the division I founded 3 years ago in California. COM DEV USA has become the largest supplier of passive microwave components for National Security Satellites. My job is very stable.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	29
Revolving Credit Balance:	$47,992.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is COM DEV USA and what do you do there?	We design and produce electronic subsystems for spacecraft. I founded the US division 3 years ago and specialize in national secuity programs. I'm the VP of Business Development.
RE: $22,000 "Major Purchase" loan: Actual purposes of $22,000 loan, i.e., to be used how, for what, et al? Your loan is 1 of 274 currently listed; lenders are not clairevoyany mind-readers- provide PURPOSES AND DETAILS to attract leners $$. Member 505570 USMC-Retired-Investor 02.21.2010 @ 07:00 00 AM et.	I financed construction of a condo in Costa Rica. I had a stock account and sold my shares to pay off my home equity loan so I'd have cash available for progress payments. As soon as I paid the loan, the bank cancelled my account. I need to make the last payment in a few weeks.
What is com dev usa and what is your job there? What is the purpose of this loan? Can you provide info on your other itemized $ monthly costs including mortgage, car, utilities,48K revolving debt payments and other household expenses as applicable? Thanks for your answer to these 3 Qs...	COM DEV designs and produces electroncs for spacecraft. I founded the US division three years ago to specialize in national secuity programs. I'm the VP of Business Development. I am using the loan to make the last payment on a condo that is finishing construction in Costa Rica.
FYI - incomplete answers = no funding. (We are all small borrows and have lots of loans to choose from.)	Thank you for pointing this out. This is my first experience with Lending Club and didn't appreciate how the site worked. I was directed here by another site. I hope the update answers your questions.
What were all the recent inquiries for, and did any of them result in new credit cards or loans? Please list your monthly living expenses (PITI/util/car/etc) and also list your debts (types/balances/APR's/minimum pmnts) so we can see how the loan payment will fit into your budget. Thank you in advance.	I had a home equity loan that got cancelled by the bank just before my last progress payment on the condo in Costa Rica. I had paid it down by liquidating my stock protfolio in order to have cash available. Unfortunately, I didn't appreciate how ruthless the bank was going to be. I had to scurry to raise cash and applied for a number of loans and credit cards. Credit was tight and the more you apply the less you get. Mortgage: $2800/mo Car Payment: $375/mo ($17,000 balance) Minimum Credit Card Payments: $290/mo ($12,000 balance) No other debt
Could you please provide some details about your last delinquency? What happened? Thanks.	When I bought my car, Chase sent the first invoice to an address I hadn't live at for years. The bill didn't come, I didn't pay. You think I can get them to admit an error on their part? I have the paperwork and I used the right address. I suspect they called up a previous address from some other account. Clerical error, but still they dinged me.

Member Payment Dependent Notes Series 487669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487669	$14,500	$14,500	15.33%	1.00%	March 4, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487669. Member loan 487669 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	DeStefano Partners	Debt-to-income ratio:	21.31%
Length of employment:	5 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	DeStefano Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,945.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is DeStefano Partners and what do you do there?	Pay off credit cards w/ lower interest loan. DeStefano Partners is Chicago based Architectural firm. http://www.dpdesigns.com/ I work as a design staff & project architect.
No Description, no questions answered, no funding from me.	Answered above.
Please list your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan. Thank you in advance.	Credit card: Citi Bank/ $8,400/ 23.99% Credit card: Chase Bank/ $1,500/ 22.99% Credit card: Citi Bank/ $8,600-22.99%/$4,000-1.9% These are I would like to pay off. I also have credit cards for amex & Bank of America w/ balance of $ 1,400/11.25% & 2,000/13.25%.
To understand how this will fit into your budget, can you provide info on itemized monthly costs (rent, car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for yours answer to this Q...	Monthly expenses - Rent $ 960 - Insurance $110 - utilities $ 50~80 - cell phone $ 50 - gas $ 100~120 - Living expenses $ 300~400 - other debt $ 200 (hopely less) It would be still tight, but paying off credit cards will give me more financial freedom. also, since I will close the accounts which I'm paying off, I'm not going to need to pay fees such as credit protect & service fees, etc. (or pay less fees on remaining debts).
Please list monthly expenses Please describe your contingency plan to pay off this loan in case of job loss or other similar event Are you the sole income earner in the household?	For Monthly expenses, please see above. In case of unexpected event, I probably need to surrender my retirement savings. I live by myself. no dependents.
What actions have you taken to reduce your debt and maintain it at a lower level, other than requesting this loan? Thank you in advance.	I had a research for debt consolidation and had a consultation for debt management, but P2P loan was the best answer in my thought. Thank you.

Member Payment Dependent Notes Series 487670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487670	$11,500	$11,500	14.59%	1.00%	March 5, 2010	March 6, 2013	March 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487670. Member loan 487670 was requested on February 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Self	Debt-to-income ratio:	21.04%
Length of employment:	3 years	Location:	ROMEOVILLE, IL

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/20/10 > Intrested in starting a business, and I need this loan to help me in the process. Borrower added on 02/22/10 > Business type: Used Auto sale In the last few years, I've gotten into car buying and selling and started receiving a lot of phone calls and emails from people wanting to purchase used vehicles from me. I??? am very attracted to the "money" aspect of this type of business. And I figured I could make roughly $500 to $1,500 per car sale. This is worth it even if I just sold 2 or 3 a month. I need this loan to give me a very much needed boost to start investing in this type of business. My plan, is to purchase 3-4 used vehicles at first and then as my capital grows I will increase my investment and thus have higher earnings. Borrower added on 02/22/10 > In the last few years, I've gotten into car buying and selling and started receiving a lot of phone calls and emails from people wanting to purchase used vehicles from me. I??? am very attracted to the "money" aspect of this type of business. And I figured I could make roughly $500 to $1,500 per car sale. This is worth it even if I just sold 2 or 3 a month. I need this loan to give me a very much needed boost to start investing in this type of business. My plan, is to purchase 3-4 used vehicles at first and then as my capital grows I will increase my investment and thus have higher earnings. Borrower added on 02/24/10 > I have done this type of business a few years ago, and have had a consistant profit. Unfortuantlly I went through a period of time in which I was not able to continue this type of work do to other obligations. Now I'am looking to re-enter this great market of used car trade and start making profit again. This is where the loan will be of great help.

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,117.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current source of income? That kind of a business do you want to start?	This depends on the capital employed But I plane to continued to the income of $100,000 annual this year 2010
Re: $11,500 Small Business loan: NO DETAILS = NO $$ INVESTEMNTS. Provide DETAILS about start-up business to attract investors. Your loan is 1 of 274 currently listed; lenders are not clairevoyant mind-readers. Provide details and purposes how $11,500 will be spent. Member 505570 USMC-Retired-Investor 02.21.2010 @ 06:55 AM ET ET.	In the last few years, I've gotten into car buying and selling and started receiving a lot of phone calls and emails from people wanting to purchase used vehicles from me. I??? am very attracted to the "money" aspect of this type of business. And I figured I could make roughly $500 to $1,500 per car sale. This is worth it even if I just sold 2 or 3 a month. I need this loan to give me a very much needed boost to start investing in this type of business. My plan, is to purchase 3-4 used vehicles at first and then as my capital grows I will increase my investment and thus have higher earnings.
You did NOT answer first part Member 365664 (CriticalMiss) question. Question was: What is your current source of income? (On-screen application available to lender reports $2,500 per month gross income). FYI: The answer you provided concerning projected income in 2010 was NOT an answer to the question asked. If you want funding for your small business answer the question asked. Member 505570 USMC-Retired-Investor 02.23.2010 @ 08:10 AM ET.	Main source of income comes from commissions in addition to the differences in prices and some services that I provide to those who want to buy used cars
So your current income is 30K /yr, but you say your income this year will be 100K? Please clarify?	I would like to clearify that I only plan to achieve an income of 100k this year, this does not gurantee I will. So I currently make 30k a year, and if my business goes as I plan I predict an income 100k.

Member Payment Dependent Notes Series 487738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487738	$10,000	$10,000	7.14%	1.00%	March 4, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487738. Member loan 487738 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Family Dental	Debt-to-income ratio:	15.42%
Length of employment:	1 year	Location:	Holbrook, MA

Home town:
Current & past employers:	Family Dental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > Consolidating debt. I have excellence credit and need to consolidate some debt. I always pay on time.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,014.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Family Dental?	Regional Practice Manager

Member Payment Dependent Notes Series 487890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487890	$25,000	$25,000	10.62%	1.00%	March 4, 2010	March 7, 2013	March 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487890. Member loan 487890 was requested on February 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,300 / month
Current employer:	LCM, LLC	Debt-to-income ratio:	15.20%
Length of employment:	1 year	Location:	Kaysville, UT

Home town:
Current & past employers:	LCM, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/21/10 > My online bill payment did not go out on an old business credit card. I found out two days later it didn't get posted. I immediately made a large payment (I always pay it off or significantly more than the minimum payment) and moved on. My next months statement showed that they had used this technical glitch to raise my interest rate from 8% to 29%. I have been using this card company for 15 years and this was my first 'late' payment (2 days, and due to a technology glitch). I have been fighting them like crazy, but they will not budge. I'll use this loan to pay that off in full and can easily make the monthly payment as I have strong 6-figure W-2 income and a 17 year history of perfect credit (never any kind of blemish). I am an executive at a successful company with an excellent position. I have an MBA and teach at a local University one night a week as well. I am easy to find as I have lived in the same area for over 20 years. I am married with a child and am responsible, capable and virtually no risk.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,110.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FundingUniverse, LLC and what do you do there?	FUN is a matching service connecting entrepreneurs with banks and Investors as well as providing various business services (business plans, websites, performas, etc). I am a "C" level executive at the company.
Please answer a few questions to make prospective lenders more comfortable: (1) What is "Funding Universe", and what do you do for them. (2) You've only been with them 1 year; what did you do during the 5 years before?. (3) What are the balances and rates for the credit cards you plan to pay off with this loan? (4) Is the income listed all yours? Is there another source of income in your household? Thanks in advance.	1) answered in previous question. 2) I was the president of another company. 3) see my profile comments about the card consolidation. 4) the income is all mine. There is additional household income but it is not included in my listing. Hope that helps!
LC shows your revolving credit at 50K. Is this all credit card debt? You are asking for 25K, does that cover all the credit card debt? Also, do you have a contingency plan to pay the debt if you were to lose your job? Thank you.	Yes, it is combined biz and personal cards, although its lower (closer to $40K) since I just made some payments. The biz cards are paid down or off each month as well. The personal debt that they unscrupulously raised the interest rate on will be nearly replaced with the $25K. I'll pay off the rest myself simultaneously with the LC loan. My job consists of 6-months of full severance should I lose it, and I have additional income from other investments as well as other household income not listed here, so servicing the $800/mo. payment with or without my job won't be a problem. The proof is in my 16 year credit history with 0 lates, 0 delinquencies, 0 bankruptcies and a 790 credit score. I don't miss payments, ever. Also, I am a "C" level executive and would have a lot of notice if I felt my job was in jeopardy since I am a part of the team that'd make that decision.
You say the rate was raised on personal debt but that it was charged on an old business credit card. I'm unclear if you're asking for a loan to pay off a personal debt or a business debt. Thanks for answering.	Sorry for the confusion. I have personally gauranteed the card, so I view it as personal debt even though it has an entity name on the account. Hope that helps.
What do your monthly expenses average?	My debt to income ratio is on my profile. That covers all of my debt (mortgage, car, etc.). We live modestly outside of that - food, utilities, etc. My company covers 100% of my phone and insurance expenses. So our monthly budget doesn't contain many expenses that aren't included in my DTI ratio. Also, if I included all household income, and all household expenses, the additional income would outweigh the additional expenses and so my DTI ratio would actually improve :)
Have you tried to verify your income with lending club ? This will quicken funding pace here.	I gave them all of the information they asked for, including the HR contact information at my work. I also provided my last 2 years of tax returns which both years show higher income then my listing does - so it should be verified.

Member Payment Dependent Notes Series 487908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487908	$24,000	$24,000	13.85%	1.00%	March 8, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487908. Member loan 487908 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Premier Cape Cod	Debt-to-income ratio:	13.28%
Length of employment:	< 1 year	Location:	West Barnstable, MA

Home town:
Current & past employers:	Premier Cape Cod
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Debt consolidation. To pay down accounts with a lessor interest rate. Borrower added on 02/24/10 > Have great credit and never late. I was the care taker of deceased parents for 20-25 years and had to clear up some large medical bills over the last couple years. Had to keep myself afloat with mine and now are ready to clear mine up. The CC companies are vulchers and have just raised my interest rates due to balances. I can pay, just want to do at a lower rate and quicker. Borrower added on 02/26/10 > Thanks everyone so far. Hopefully, I can get there. I plan to use it to pay down debt as I stated and my dogs surgery she just had. I have never been late on any payments and have a good credit score - cc companies just raised my rates due to balances which lowered score a bit but still a 700+. I am a responsible and diligent person with a great/steady job and many years in the field. Have to go get my dog - she had to have knee surgery and is doing well. Thanks again! Borrower added on 03/06/10 > Thanks everyone - I'm almost there. I truly appreciate everything! Not sure how this page closes out and/or if I make it or not... So wanted to thank everyone in advance (before end of funding days)! I can't wait to be able to do the same as all of you and "pay it forward"!. Have a great day!!!!!! Hopefully I make it and can thank you again.

A credit bureau reported the following information about this borrower member on February 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,533.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Premier Cape Cod and what do you do there?	I's a Chrysler Jeep Dodge dealership in Hyannis, MA. Very solid dealer owned. I am the F&I Manager and handle all functions between the banks/lenders, sales and customers. I handle all administrative aspects to the position as well as the registration process. Previously I was at a Land Rover dealership for 5 yrs and a GM dealership before that. Been in the field for 20+ yrs.
20 years is a long time - you must be an expert now! Please list each of your debts (types/balances/APR's) and identify which ones on the list you will be paying off with this loan? Thanks!	Yes it is; although I no one is ever an expert as we are all human... but I am very good at what I do. CAP CC 18.90% $1000 HBC CC 28.99% $1600 HFC Loan 18.00% $3800 BBUY CC 24.90% $1600 CARE CREDIT CC 24.99% $8000 GE CC 17.90% $ 800 Car to payoff and/or buyout lease and/or lease again $4000. I have a $3000 hospital bill for an MRI on my knee (Pilgrim Health insurance does not cover due to $2k deductible). Knee okay just aggitated old injury. Costly way to find out, thou..., but deductible met now!!! On Care Credit $3400 just got put on there for my dogs ACL surgery. It was yesterday and very successful! Already walking. If I were to pay all as is (like I alwasy do), would be paying approx 22% avg. interest and $1300 month payments. With loan I could make more payments than required and payoff sooner. Paying off all. Basically - CAP, HSBC, GE - misc things. BBUY - laptop crashed need new one. HFC - old loan. Paid min + so that I could pay off parents stuff now able to concentrate more on it. CARE CREDIT - a surgery for me, my dogs recent surgery and costs from my other dog I put down last May from cancer. Nothing to hide. Just want to get ahead. I am a responsible, deligent person and cheerish my credit score and want to be able to put it behind me sooner than not. I was a caretaker for many years and gave up alot in my life to keep my parents out of nursing homes and keep a great quality of life, now it's my turn - just need a break... Then I can maybe pay it forward and be a lender and help someone...
Your answers above state you've been working in the field for 20 years but the bio data we see indicates your earliest credit line was just in 2000. Why does your credit history begin only 10 years ago?	Worked in car dealerships since I was 18 starting in office/administration, billing/finance, etc. That's why I am good at my job - know the back office and front office. Had no reason for credit lines - no bills and paid cash. I bought my first house in 1996, second house in 2000. No need for any credit before then. I bought my cars and paid cash as always did - got good deals; worked at a dealership. Then when decided to buy house I needed to start obtaining credit and started. Nothing out of ordinary. Been perfect pay. I am all about my credit score - that is why I want to obtain lower rate and pay down debt quicker. Just trying to get ahead. Being care taker for parents 20 years took alot away from me and my life. Paid their medical bills off since they are deceased and now time for me. I will never regret the accomplishment of keeping two elderly parents out of nursing homes and giving them a high quality of life; meaning forgoing me for a bit - they were my parents. So, that's why not until 10 years ago...
You say you needed credit to buy the house - how did you buy the hosue in 1996?	First time buyer and my father co'd.
I'm sorry, call me dense, but I'm still confused. What does "co'd" mean in regards to your father and your first house? You've owned two house but now you rent?	Co'd means "co signed"... Yes, I "owned" two houses and now I "rent". I owned one that was too small and was a Cape - meaning had two levels... parent had walkers, not exactly ideal. So, I built - had built, forgive me before I am asked how did I do that, - a large custom ranch 3700 sqft. that was big enough to take care of my parents with Alzheimers and Cancer in order for us to all be able to have room and quality of life. They died. I did not feel like living in the house that I built to take care of them - not something I felt like reliving each day and living in house so big! My dogs enjoyed it more than me since I had to work to pay the mortgage, etc. And, yes, now I rent - we just went through/still in a recession and I was lucky enough to sell my house and take the profit and help pay off bills from my parents - keeping them home and medical care for them cost alot of money. That is all set now. I did not buy again because of the market and people pricing their houses so ridiculous. And to be even more actual - I live with my boyfriend (him of 5 years - let me answer that before it's asked how long...) He owns - my rent is I pay the bills, landscaper, groceries... When I buy again it will be with him and we will buy when, what and where we feel like, not that is anyones business. Nothing to hide. I work hard and I am a responsible person, just want to pay down my debt a lower rate and quicker...
I am funding your loan. Good luck in gettung your finances together. Also, there is nothing wrong in renting. We made a decision long ago not to buy and it is great to call someone else when the pluming is busted or the heater stops working in winter. It also gives us the ability to get up and move in a blink. We enjoy the flexibility is gives us. :-)	Thank you very much, I truly appreciate it. I too feel the same way - call someone else. Also, when I had the big house, pool, etc. - I was a slave to it and I never enjoyed it - always cleaning, mowing lawn, cleaning pool... When had parents - was great like a little resort and I was able to have tons over to entertain and still be able to be there for them. It made sense then, not in this economy. When economy gets better, will think - right now just want my debt gone and then make that decision. Like I stated before - all about my credit score. I want stress free and debt free before next move. Thanks again and have a great day!

Member Payment Dependent Notes Series 488022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488022	$8,000	$8,000	9.88%	1.00%	March 9, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488022. Member loan 488022 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,420 / month
Current employer:	Purcell Associates	Debt-to-income ratio:	18.64%
Length of employment:	3 years	Location:	GLASTONBURY, CT

Home town:
Current & past employers:	Purcell Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,119.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Purcell Associates and what do you do there?	Purcell Associates is a consultant engineering company. I have worked there as a civil engineer for 3 years.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	My monthly expenses include a car payment ($335), rent ($1050) cell phone bill ($100), and student loan payments ( roughly $300). I am single with no children. I pay roughly $700 on my credit cards a month - I have 3 open but the interest rate is high so I think this would be a smart way to payoff the debt
I understand your request is to payoff outstanding credit card debt -- have you done anything that will keep new debt from accuring?	Instead of charging everyday purchases on my credit card I will now set aside money and use my debit card. I will not be using the two credit cards I am paying off.

Member Payment Dependent Notes Series 488103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488103	$18,250	$18,250	10.25%	1.00%	March 8, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488103. Member loan 488103 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Bristol Elder Services Ince	Debt-to-income ratio:	19.13%
Length of employment:	< 1 year	Location:	PROVIDENCE, RI

Home town:
Current & past employers:	Bristol Elder Services Ince
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > This loan will be used to consilidate debt. Both my husband and I work full time and look forward to being debt free in 3 years. Thanks for your consideration. Borrower added on 02/24/10 > Upon reviewing my borrower details, I have noticed that I am reflected as the only borrower and that only my gross monthly income is reflected. I detailed my joint monthly expenses in response to a question as equally $3345 without any credit card payments. My portion of the $3345 monthly based on my income is about $1338 (40%) as my spouse shares theses expenses and has a greater income. Our combined monthly take home income is @ $5000/month for those looking for detailed information re: my budget and ability to pay. Together, we are very capable of paying this loan well within our currently monthly expenses. Thank you. Borrower added on 02/26/10 > For anyone concerned, the 1 deliquency reflected on my credit report is from an old joint credit card I did not use or know I was on any longer and which I had my name removed from after I saw it on my credit report. I have not personally had any deliquent payments on any of my accounts.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	14
Revolving Credit Balance:	$3,108.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Bristol Elder Services Ince?	I am a social worker. My title is Protective Service Worker which means I investigate reports of elder abuse in the community and provide crisis intervention. My husband is an operations manager in a large retail store. Our goal is by consolidating some current credit card payments that have ridiculous interest to be debt free in 3 years.
Sounds like a good goal! Would you please list all the debts, (types/balances/APR's) and then identify which ones on the list will be paid off with this loan? Thanks!	We are looking to consolidate 3 credit cards out of 5. Two are small (Webster Visa and Discover with balances of $1000 and $1750 respectively and with APRs under under 10%). The three to consolidate are as follows: Zales: $3600 with an APR of @ 28% CitiCard $7600 with an APR of @ 12% BankNewport $6600 with and APR of @ 22%. I am at work and doing this from memory so my APRs may be a little off but this is very close to the actual picture. I would like to add that our jobs are both very stable and the actual payment for this loan will be lower then what we have been putting out for these 3 credit card debts combined monthly in order to try to pay them down. However, with the interest rates over 20% on two of them, it's hard to make much headway. It will be a relief to have a payment plan that guarantees pay off in 3 years.
Thank you. Yes, it does look like this loan would save you $ in interest. I would like to help you. Would you please list (rough amounts) your monthly expenses (rent/util/etc) so we can see how the loan payment will fit into your budget?	Rent $600 Electric $100 Oil $200/mo in cold months Phone $108/mo 2 car payments=637/mo Insurance=200/mo Gas+Food roughly $1000/mo Dog $100/mo (the chocolate lab) Misc/Fun: $400/mo cable & internet free (rent from my bro-i-l) My husband is my co-borrower. We take home $5000/mo between the two of us. I'm not sure the application reflects his income but it did when we filled out the form on lendingtree which is how this all started.
Hi, I am ready to help fund your loan but would like to know how you accumulated your credit card debt and if you have a plan so the credit card balances remain low after you pay them off. Thanks!	I got married within the last year and the debt is "inherited" as a part of that union. My husband went through a rough patch a few years ago that forced him to utilize the credit cards for living expenses. The Zales card is my engagement ring. As part of being married, we are working out a joint financial plan based on our incomes. We do not charge on these cards and do not intend to in the future once the debt is paid off. We can comfortable live on our incomes and contribute to a savings...more so once we get rid off this debt. Thanks for your help!

Member Payment Dependent Notes Series 488256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488256	$25,000	$25,000	19.04%	1.00%	March 8, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488256. Member loan 488256 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,167 / month
Current employer:		Debt-to-income ratio:	14.43%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/22/10 > Great Funding Indeed!

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	38
Revolving Credit Balance:	$39,476.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I am a Management & Technology Consultant, currently on assignment on a multi-year assignment.
Funding is great, but you are asking for the MAX and have given us absolutely no idea what you will do with it. What are your plans for all that money. Also, please contact lending club and send in documentation to verify your income. As it is, I don't think I can invest in this loan, especially since loans asking for the max have higher rates of delinquency. You have to tell us why you need that money, what you will do with it, and assure us that you can pay it off.	I have never been delinquent on any loan. I need teh funds to be able to finish paying alimony to my ex (10th year) while doing Consulting work after losing my job last year. consulting is going well but always has a risk of small interruptions.
So you want this loan as your income source - in case of interruptions in your consulting income? Is that correct?	Yes and no: for the specific purpose of paying the last few months of alimony in case my consulting income drops a bit, rather than stop entirely, which now looks improbable, as I have an offer for a permanent ssenior position with a consulting firm.
Me again. RE: $25K loan. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact Home Office ASAP. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free telephone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item independent verification other item. After verification process completed, on-screen application available to potential lender reflects status updated. Completed verification process benefits borrower for several reasons: (1)-Loan attracts lenders "Sitting-On-The-Sidelines" waiting until required processes completed to commit $$. (2)- After process completed, funding pace quickens considerably. (3)- After 100 percent funded, net proceeds quickly deposited into your bank account. Management $150 loan origination fee 'rebate" offer DOUBLED (2X) number borrower loans available for investment. Recommend be PRPACTIVE commencing credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE DELAYS. Hope information is helpful to 1st-time borrower. Member 505570 USMC-Retired-Investor 02.24.2010 @ 4:26 PM ET.	Yes, somone from Lending Club called me yesterday to start the verification process
If you get your income verified by LC, lenders will have more confidence to invest in your loan request. Contact them to find out how.	LC have already contacted me

Member Payment Dependent Notes Series 488285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488285	$4,800	$4,800	10.99%	1.00%	March 5, 2010	March 8, 2013	March 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488285. Member loan 488285 was requested on February 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	audio visual management systems	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	ORANGE, CA

Home town:
Current & past employers:	audio visual management systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What do you do at audio visual management systems?	the loan is to refinance some debt with a better interest rate. I am an audio/video technician in anaheim for audio visual management systems. basically, i am in charge of setting up and running sound and video equipment for clients. i work out of 3 Anaheim convention center area hotels.
Please list your monthly living expenses (rent/util/phone/internet/insurance/etc) so that we can understand how the loan payment will fit into your budget. Thanks!	my monthly living expenses are as follows: $250 monthly rent, $100 cell phone, car insurance is already paid for the next 6 months ($200 bi-annual). Utilities are included in my rent and i do not have monthly internet or cable bills.
Do you have to pay for anything else? Transportation? Food?	yes, i own a gas-saver toyota pickup. cost about 35 dollars to fill up the tank and the vehicle is paid off. i fill up the gas tank about once a week and auto insurance is about $400 per year. i do pay for food, i spend about $200 a month for food.
So you have about 750 a month for the living expenses that you included. How much do you take home each month, after taxes/deductions?	approx $500
Ok, so your expenses are more than your income. Have you thought about what you might do to change that?	i misread your last question. the $500 dollars i said i take home each month is before the taxes. sorry, hope that helps.

Member Payment Dependent Notes Series 488289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488289	$14,000	$14,000	7.88%	1.00%	March 9, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488289. Member loan 488289 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	NASA	Debt-to-income ratio:	16.69%
Length of employment:	7 years	Location:	Friendswood, TX

Home town:
Current & past employers:	NASA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Funds will be used to pay balance on credit card with higher APR. null

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,611.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at NASA?	I'm the Technical Manager for the Space Shuttle Program Integrated Aerodynamics and Thermal Disciplines.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Mortgage is $812, cars are $500 and $400, utilities (electricity, phone + internet, water, gas) are around $300, cell is $75, credit card (which will be paid off with this loan) is $355. No gym/childcare costs.
Since your current CC payments are 355, how will it help you to get a loan with a payment of 438? Alternatively, what will you be using the rest of the loan for?	The APR on my CC is quite high (around 18-19%). This loan would allow me to pay it off and get rid of this debt in three years.
With the Shuttle program ramping down, and the goverment's apparent reduction in funding NASA, can you elaborate on the stableness of your job? What emergency funds do you have in case of job loss?	Although it is true that the Shuttle Program is ramping down, I am a mechanical engineer and have worked in other programs such as ISS (International Space Station). There currently are no plans for RIFs (Reduction in Force). I have various options within JSC (Engineering Directorate and, again, ISS). I can definitely say I'm not worried about job stability at this point.
Do you know if your job would be affected by the proposed NASA budget cuts?	Fortunately, there currently are no proposed NASA budget cuts (in fact, the proposed NASA budget results in an increase of ~$6 billion over the next 5 years, I believe).
Can you help me understand your credit balance of $20k, and your ask of $14k? What are your plans for the $6k difference, if this is all part of the same debt?	It's simple, LendingClub offered 14K at 7.9%, and 16 K at 9.99%. So I went with the maximum I could get at the low rate. The rest of my credit balance is on a different card with a lower rate, so I should be able to take care of that one rather easily.

Member Payment Dependent Notes Series 488326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488326	$18,000	$18,000	16.45%	1.00%	March 5, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488326. Member loan 488326 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,850 / month
Current employer:	Batten and Shaw, Inc.	Debt-to-income ratio:	20.21%
Length of employment:	9 years	Location:	Patterson , LA

Home town:
Current & past employers:	Batten and Shaw, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > I've found a mint condition 2004 VW R32 with 3200 miles. Yes 3 thousand 200 miles. This car is worth much more. I intend to daily drive this vehicle in place of my current company vehicle. For this my company will reimburse me vs. not having the company vehicle. I've owned one of these prior and it is a solid reliable vehicle. Semi rare, semi sporty, all useable. The local banks will not loan on private party sales of used vehicles over 4 years old, even though this beauty has only 3200 miles on it.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,926.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Batten and Shaw, Inc. and what do you do there?	We are a Healthcare General Contractor / Construction Management firm. Been in business 20 years, work all over the United States, and have roughly 100 mil in sales last year. I've worked for them for almost 10 yrs. I run the projects in various states as the Project Superintendent. Here is our website for further info. www.bsinet.us
RE: $18,000 Auto loan: What are your loan repayment plans? Short-term? (less than 1 year) Or 3 years full-term? (36 months) Member 505570 USMC-Retired-Investor 02.24.2010 @ 08:34 AM ET.	I plan to pay the note plus 300 additional per month till paid in full. Please keep in mind I will be reimbursed by my Company by using my own vehicle for travel vs a company vehicle.
With cars I have found that if it is too good to be true it generally is. Have you had a mechanic check the car out? Have you checked the car fax? Is there a history of water damage? Has the mileage been verified? Now on to standard questions. What are your monthly expenses, detail please? What are you doing to pay down your RCB? What are the balances on your RBC accounts and what are their interest rates? Thank you	Answer to all the questions on the Car are YES. I know and have known the owner for 5 years. He bought the car to collect and drive on weekends and has decided to sell to me as a friend. The maintenance has been perfromed by me. This is not an open market sale. My expenses are not much. I travel away from my residence and "live" out of town for the projects I build. Therefore my expenses are company paid to live day to day. The debt I carry is prior life with children that I happily pay down month by month. Other than that I have a car note for a vehicle that is pending sale, insurance for said vehicle, and revolving credit cards that are used for work and reimbursed on a "petty cash" system. I put 14% of my earnings into a 401K, and also assist my brother and his family in his finances with $400 per month. He's my brother and has not been so fortunate as I. I have 3 revolving accounts which are 10%, 13% and 21% respectively. All of those accounts have existed for 1-3 years and I keep them current and on time. As stated above the prior life made these debts and all will be paid off in the next 2 yrs by simply paying the bills monthly.
Me again. $18K loan 35X percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free phone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Sidelines" waiting until required processes completed before committing $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Recommend be PROACTIVE commencing credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE DELAYS. Hope information is helpful to first-time borrower. Member 505570 USMC-Retired-Investor 02.28.2010 @ 11:25 AM ET.	I have been contacted and verified for my residence, not so sure about employment verification now that I have this question in front of me. I'll contact them tomorrow and check into it. Thanks for the heads up.

Member Payment Dependent Notes Series 488422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488422	$10,000	$10,000	14.96%	1.00%	March 4, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488422. Member loan 488422 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	McMullin Motors	Debt-to-income ratio:	24.83%
Length of employment:	6 years	Location:	dallas, OR

Home town:
Current & past employers:	McMullin Motors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,957.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is McMullin Motors and what do you do there? Loan Description?	McMullin Motors is a family owned car dealership, I am the service manager in the shop. The loan is for a high intrest credit card that I have been payng on for what seems like forever, with the loan it would help put an expiration date on my debt.
RE: $10,000 DC loan: Position (JOB/What you do) @ Mullen Motors? Member 505570 USMC-Retired-Investor 02.02.24 8:03 AM ET.	I am the service manager
Please explain the last delinquency? Also - what were all the recent inquiries for, and did any of them result in new credit cards or loans? Thanks!	The delinquency was about a year and a half ago it was a late payment on a credit card and that has been my only late payment I've ever had. The credit inquiries were from my recent house purchase.
Please list all of your debts (types/balances/APR's) and identify which ones on the list will be paid off with this loan? Thank you in advance.	This loan is to pay off all 3 of our credit cards, I have 2 and my wife has 1. The first one is currently at 6,720.00 at 26.99% the other is 749.00 @21.99% and the last one is 1849.00 at 23.99%. The only other loans we will have is both of our cars, and my wife does work and brings home about 1,200 a month.
Thanks. Ok, so if you pay off those three, what would you be "saving" in minimum payments each month? (what is the total of the minimum monthly payments you make on them now)	Well I would only be saving about 50 dollars a month from paying the minimums. I'm just really tired of paying the minimums each month and having most of it going to the intrest. The loan is nice because I would finally have them all paid off in 3 years and save around 4 thousand in intrest.

Member Payment Dependent Notes Series 488445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488445	$4,500	$4,500	13.11%	1.00%	March 4, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488445. Member loan 488445 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	William Beaumont Hospital	Debt-to-income ratio:	5.02%
Length of employment:	5 years	Location:	Macomb, MI

Home town:
Current & past employers:	William Beaumont Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/23/10 > Hello, I am a 25 year old student at a University. I am currently finishing up my last semester of school and need just a little extra money to cover the cost of tuition as they have increased them yet again. I am a full time Nurse Assistant at a very large Hospital in the area and have been for the past 5 years. My income is in the process of being verified through LendingClub, so this information should be on the way if it isn't already done. I live with my parents so that is why I listed my rent as $0 because they don't make me pay anything to live here as long as I'm in school. My only bills are my cell phone ($45/mth), and car ($200/mth with insurance). If you have any questions for me please feel free to ask.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	57
Revolving Credit Balance:	$3,575.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your expenses so low, how is it that you have any debt?	I have to pay for my own schooling and tuition is very expensive at the University rates, plus they are being raised almost yearly...
What degree will you receive when you graduate? Do you have employement secured once you graduate? Do you plan on remaining to live rent free after graduation?	I will recieve my Bachelor's degree in Exercise Science and I already work at the hospital where I plan on working so once I obtain my degree there will be job openings for my position as they have been popping up regularly. I do plan on living at home once I graduate, however I will most likely be contributing to the bills a little. By little I mean pay a couple hundred dollars per month, so this will not affect the loan at all. Thanks for your interest and have a great day!

Member Payment Dependent Notes Series 488545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488545	$25,000	$25,000	14.96%	1.00%	March 9, 2010	March 9, 2013	March 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488545. Member loan 488545 was requested on February 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,382 / month
Current employer:	Unique Industries	Debt-to-income ratio:	24.96%
Length of employment:	6 years	Location:	MONTOURSVILLE, PA

Home town:
Current & past employers:	Unique Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	59	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,843.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Unique Industries and what do you do there?	Unique Industries produces and distributes party supplies. www.favors.com I am the Production Manager at the Montoursville PA facility. I am looking to reduce my interest rate by paying off two high interest credit cards.
RE: $25,000 DC loan: What is Unique Industries? AND Your JOB/What you do there? Member 505570 USMC-Retired-Investor 02.24.2010 @ 08:09 AM ET.	Unique Industries produces and distributes party supplies. www.favors.com I am the Production Manager at the Montoursville PA facility.
Please list all your debts (types/balances/APR's) and identify which ones on the list will be paid off with this loan. Thank you in advance.	credit card balance 5500.00 @ 27.24%apr will payoff minimum monthly payment 225.00 average monthly payment made 275.00 credit card balance 5222.00 @ 20.40% apr will payoff minimum monthly payment 175.00 average monthly payment made 225.00 These cards were used primarily to pay expences incurred during my job transfer and relocating from North Carolina. I have additional expences outside of normal housing that I am paying off very agressively. They total 1600.00 per month (with an interest rate of 4%). This will be paid in full Feb 2011 11 months from now. Proceeds from the loan requested will be used to pay the two credit card balanceslisted, and pay my daughters Orthodontist. Remaining funds will be used monthly to pay back this loan until February of next year.
Please list the credit cards/debts you plan to pay off with this loan, their current interest rates, balances, and AVERAGE MONTHLY PAYMENT (Not the minimum). -Thanks in advance for your response.	credit card balance 5500.00 @ 27.24%apr will payoff minimum monthly payment 225.00 average monthly payment made 275.00 credit card balance 5222.00 @ 20.40% apr will payoff minimum monthly payment 175.00 average monthly payment made 225.00
Please explain the last delinquency.	It made a mistake setting up an electronic banking payment. I had two accounts with the same credit card company and duplicated the account number on the second account. Essentially making double payments on one account and none on the other.
what are the balances on your credit cards, and their interest rates?	credit card balance 5500.00 @ 27.24%apr will payoff minimum monthly payment 225.00 average monthly payment made 275.00 credit card balance 5222.00 @ 20.40% apr will payoff minimum monthly payment 175.00 average monthly payment made 225.00

Member Payment Dependent Notes Series 488607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488607	$10,000	$10,000	13.85%	1.00%	March 8, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488607. Member loan 488607 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	bbva compass bank	Debt-to-income ratio:	5.44%
Length of employment:	3 years	Location:	hudson , FL

Home town:
Current & past employers:	bbva compass bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > This loan will be used to??? This loan will be used to start a new location of a very popular Pizza location. With our challenging market statistics will show you that a good Pizzeria is recession proof. The average family can afford pizza over going to a restaurant any day of the week. Let???s face it the price is 50 to 70 percent less to feed a family. This Pizzeria has a proven success history and the new location is unprecedented. Within a five mile radius there is over seventy thousand people. Of the seventy thousand people the average income is thirty thousand, with 128 million dollars spent on restaurants. These are very strong stats that can be provided upon request. With the banks in shambles don't miss out on this investment opportunity. My financial situation: I am an employee of a very large international Bank. I also work part time with the current Pizzeria. I am an Fl home owner and have nothing delinquent ever! I take pride in paying my bills and have worked hard for many years to ensure my credit and resume remain strong. Borrower added on 02/26/10 > This loan will be used to??? This loan will be used to start a new location of a very popular Pizza location. With our challenging market statistics will show you that a good Pizzeria is recession proof. The average family can afford pizza over going to a restaurant any day of the week. Let???s face it the price is 50 to 70 percent less to feed a family. This Pizzeria has a proven success history and the new location is unprecedented. Within a five mile radius there is over seventy thousand people. Of the seventy thousand people the average income is thirty thousand, with 128 million dollars spent on restaurants. These are very strong stats that can be provided upon request. With the banks in shambles don't miss out on this investment opportunity. My financial situation: I am an employee of a very large international Bank. I also work part time with the current Pizzeria. I am an Fl home owner and have nothing delinquent ever! I take pride in paying my bills and have worked hard for many years to ensure my credit and resume remain strong.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	15
Revolving Credit Balance:	$7,220.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquincy.	My insurance failed to pay a doctor bill. The results were I received a call from a collection agency and immediately paid the bill. Delenquent was a miscomunication between Dr. and Insurance.

Member Payment Dependent Notes Series 488655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488655	$3,200	$3,200	7.14%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488655. Member loan 488655 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Western Asset Management Company	Debt-to-income ratio:	5.90%
Length of employment:	3 years	Location:	SUN VALLEY, CA

Home town:
Current & past employers:	Western Asset Management Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > I am planning on using the money to buy a motorcycle from a private party. Rather than pay the lump-sum cash payment for this motorcycle, I would prefer to finance at the attractive rate offered here and make regular payments while allowing my excess cash to net a return in other investments.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,625.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Western Asset Management Company and what do you do there?	Western Asset Management Company is a global leader in fixed-income asset management. There is a public website at www.westernasset.com. I currently hold a dual-title. I am a Pricing Specialist, wherein my primary function is to manage the valuations of the firm's swap (and other complex OTC derivative) positions. I am also a Security Data Specialist, wherein my primary function is the management of the various data points relevant to a wide range of investment securities.

Member Payment Dependent Notes Series 488657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488657	$20,000	$20,000	10.99%	1.00%	March 5, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488657. Member loan 488657 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Envision	Debt-to-income ratio:	21.02%
Length of employment:	< 1 year	Location:	MARTHASVILLE, MO

Home town:
Current & past employers:	Envision
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Want to consolidate all revolving accounts to one installment account and close all but one. Some are closed already due to my not wanting to accept changes in terms. My income is very stable. I have been at my current job for only 4 months but I was at my previous company for 9 years. I have been unemployed for a total of two weeks of my adult life. I am educated and have a professional position that is in high demand. I am a good borrower because I have absolutely zero late payments on anything in the past 7 years. My budget is fine. The total of the payments on the items I intend to pay off is approximately $540 per month which is lower than the payment would be on this loan but the rate here is much better and I'd have them paid off quicker. I could afford to pay 3 times that amount per month if I had to. Borrower added on 02/26/10 > According to my last appraisal I have about $30K equity in my primary home. But banks are wanting to see very high equity to offer a decent rate. I also own a second home outright which my mother lives in that I'm unwilling to mortgage.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	77
Revolving Credit Balance:	$21,053.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Envision and what do you do there?	Good question. I am a software engineer. I actually work for Monsanto as a contractor. Envision is the contracting company that I work through. This is very common in the software industry. Most of the people I work with are contractors and have been there for years.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	In other words.. do you have a massive mortgage payment? Hehe. No, I resisted the urge to get a half million dollar home and kept the same house I bought when I made half as much money. My mortgage payment is $1420 per month. I will say that after bills I have around $3600 per month left over. The payment for this loan will be used to pay off $540 per month in existing payments so I'm really not taking on a significant amount of new debt. I've already paid down quite a bit over the past 2 years. What I'm trying to do here is consolidate things into a lower rate.
What was that delinquency 77 months ago? Please provide details on the debts you are paying off: Credit card, int rate, balance, min pmt. Also, you note that the current debts total $540/mo but your new LC payment will be $655/mo. Are you OK with the extra $115/mo in payments?	That was an auto loan. They claimed I was 30 days late on a payment. I provided them with bank statements showing the payments made on time but they refused to change it. Not sure what you can do in a situation like that. It was so long ago that it probably costs me 2 points on my fico score. I'd stated on a previous question that I had about $3600 per month left over after bills so yes, I'm fine with $115 more. I have accounts with BofA, Wells Fargo, Chase, Lowe's, Care Credit. The balances on those total $18,400 and minimum payments total $540. I plan to pay off and close all but the BofA card because you need some revolving credit or it messes up your credit score. There was a time when I needed them but my wife and I have progressed in our careers to the point that we really don't anymore. Most of my debt was created during the time when she was pursuing her education degree and I made a lot less.

Member Payment Dependent Notes Series 488659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488659	$24,750	$24,750	14.22%	1.00%	March 8, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488659. Member loan 488659 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Barbnet Investments	Debt-to-income ratio:	10.88%
Length of employment:	6 years	Location:	Irving, TX

Home town:
Current & past employers:	Barbnet Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > $10,000 CreditCard#1 (Chase Visa) $4,500 CreditCard#2 (Chase Mastercard) $10,250 Motorcycle Loan (Low Priority, not necessary) Borrower added on 02/25/10 > Fund usage: Considation of two credit cards into one payment at combined lower rate. What makes me a good borrower: I have never once missed a payment or made a late payment on any loan (etc), across multiple cars and personal loans. Monthly budget: Completely worked out via spreadsheet, rigidly enforced. Job stability: Excellent. The company and the companies we work with are constantly growing to meet the demands of the private investors we service. Additionally, I'm about to get married and we have budgeted so that if necessary we can live off of only one person's salary.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	72
Revolving Credit Balance:	$12,294.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Barbnet Investments and what do you do there?	It's a midsized investment firm for private capital. I'm part of the IT staff that supports the investment company and about 1100 users in our sister companies.
what are your monthly income and expenses?	Net income: $~2800 Monthly expenses: Plus or minus half that, since starting in March, my fiancee will be finished moving in. I plan on paying this loan off in 2 years instead of 3 so we can get on to buying a house.
What is the delinquency from ~ 6 years ago? Also what are the interest rates on those three loans (credit cars motorcycle)? Thanks.	According to my credit report, I don't have any delinquencies that have been reported. The interest rates arn't pertinent information.
If we are to lend you money, and wish to know what the interest rates are on the cards you are consolidating with the money we loan you - then I would recommend answering the question. I know I would like to see that the rates are higher than your LC loan rate, and that the min payments total is greater than your LC payment amount. Please supply the interest rates on the 2 credit cards, along with the minimum payment information.	My interest rates on my credit cards are higher than the interest rate on the loan. Any more detailed information beyond that is not pertinent information to you and is my own business. I'm sure I can get sufficient funding to consolidate my credit cards without your assistance if this is a problem.
And... You must know what your delinquency was 6 years ago, yet you are refusing to tell us. The truth is more likely to get you funding.	According to my credit reporting service for all three agencies, I have no delinquencies. Your information is incorrect.
The Transunion report info that we are seeing indicates a delinquency 6 years ago. Are you saying that Lending Club has the wrong Transunion report for you? Have you contacted them about that? I do not normally get overly concerned with a delinquency or two - however I get very concerned when their existence is denied.	Transunion didn't report that I had a car loan until I Had the car for over 2 years so I'm not surprised they have erroneous information. I had an apartmnt complex threaten to send me to collections for a $40 fee about that timeframe ago but it was paid. They had forgotten to mail me a final water bill even after several calls to remind them. That must be it. Thy had me write the check to another company which I assumed was the parent company. Seriously, you're sweating ONE late payment in 7 years? I score a 745 and 740 last time I looked with the other companies.
The questions that are being asked here are pretty typical/not unusual for lenders to ask. Sharing information like your interest rates and the amounts you've been paying prior to the loan helps the lenders understand what sort of positive impact this loan might have - which could give them confidence that you will make all your payments. The fact that there is a delinquency 72 months ago shows up on your loan application information here - it really is YOUR problem to figure it out & I would suggest you do so. If it is a significant mistake it could be negatively impacting your credit score. Perhaps you could ask lending club instead of putting off yet another potential lender. I strongly suggest that you browse some other notes and see how other borrowers handle the questions that are asked of them. Honestly, I would suggest more respectful answers to people who are (were?) interested in helping you out.	The positive impact is a combined lower rate and the convenience of a single payment. There's nothing more to understand. A single missed payment nearly 7 years ago (erroneously reported) is hardly a sign of complete financial incompetence and irresponsibility. Stop treating it as such. This is a convenience loan, not a necessity. I didn't sign up for lectures or preaching and will not require your help.
Hi, I don't feel like pitching in here either. If I want to be treated like that I'd go to major bank.	Thank you.

Member Payment Dependent Notes Series 488695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488695	$15,000	$15,000	9.88%	1.00%	March 5, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488695. Member loan 488695 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	24.55%
Length of employment:	3 years	Location:	Aurora, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > I am married, 30 years old, and own my own Photography business, in Geneva, Illinois. My goals for the short term are to consolidate my business lines of credit, and pay off some bills in order to hire more staff to further expand. My business is currently making approximately $4000 per month net, but I would like increase this amount by at least 25% in the next 3-6 months. With the ability to bring on new staff, I will be able to take on more work. Business Description: My business is a professional photography company servicing the portrait, wedding and small business client that need high end imagery. I am a member of the PPA, WPPI and am currently advertising on several Internet sites and through printed ads. I plan on creating a referral program for my existing clients this summer and fall, in order to increase my business, and increase my portrait/commercial studio clientele.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,980.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self-employed, I own my own photography business.
Hello, Do you have a physical location, or work out of your home?	I do rent a studio space for meeting with clients and shooting indoor portraiture and product photos.

Member Payment Dependent Notes Series 488733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488733	$24,000	$24,000	17.56%	1.00%	March 8, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488733. Member loan 488733 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	nation auto house	Debt-to-income ratio:	12.63%
Length of employment:	2 years	Location:	orange, CA

Home town:
Current & past employers:	nation auto house
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > consolidating my debts and putting excess funds towards building my low budget home business. Borrower added on 02/26/10 > I plan to consolidate my revolving debts/loans to one easy payment with a fixed rate/year, to achieve my goal of pay ing off my debt within the 3 years.in the process of doing so i will be using the excess funds toward my home business ive planned for the past two years.i have stable income working w/ an auto brokerage that through these tough economic times i am still bringing income to be able to pay for this loan and keep my budget maintained and balance. I have plans on how much funds will be placed aside for emergency and making sure to manage my funds on a daily basis.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,154.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is nation auto house and what do you do there?	sales/auto broker/assistant
RE: $24,000 DC loan: (1)-Position (JOB/What you do) @ Nation Auto House? (2) TransUnion Credit Report reflects $8,154 revolving debt balance; loan requests $24,000. $15,846 difference is consolidating what other specific debts? Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 02.25.2010 @ 07:30 AM ET	i have 3000 in medical expenses and the difference will be invested into my home business
Please talk about your home business. Thank you in advance.	throughout these past few years working with nation auto house, i had built a great clientele with people all over the US.With the help of the owner of nation auto house, i am an application away from receiving my wholesale dealer license to be able to export cars over seas. with the excess funds i will be able to establish that clientele base abroad with my client that ive work with over the years building a great relationship in her country. so, with the extra funds i will be able to gain that business and continue to grow.
What country is that?	my main contact/client is in Vietnam.i have been also working on china and Philippines. i built a relationship with dealers in these countries to cut exporting cost and these clients have been working with me. they need high end cars to sell, i guarantee quality service and product to keep a great business relationship
Me again. $24K loan 14 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free phone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required processes completed before committing $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be PROACTIVE commencing credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CAN CREATE DELAYS. Hope information is helpful to first-time borrower. Member 505570 USMC-Retired-Investor 02.28.2010 @ 11:35 AM ET.	yes they did contact me but the call did not state the exact additional info needed. so can i email the additional info ???
So are you an employee or is it an independent contractor relationship? Will your employment at nation Auto House continue once your open your business, or will your business be your sole source of income?	yes i will still continue to work with nation auto house. we have a great business relationship. nation auto house is focus more on sales/brokering in the U.S. my business will be more focus on my clients oversees.within the past few years nation auto house has been helping move forward with this process and with how things go there would probably be some type of partnership

Member Payment Dependent Notes Series 488779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488779	$20,000	$20,000	14.22%	1.00%	March 8, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488779. Member loan 488779 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	AlixPartners, LLC	Debt-to-income ratio:	22.93%
Length of employment:	1 year	Location:	Hermosa Beach, CA

Home town:
Current & past employers:	AlixPartners, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Looking to refinance approximately $20,000 in 2009 wedding expenses initially paid for using credit cards on promotional rates that have since reset to 18%. Income data is base salary only. 2009 bonus compensation was approximately $50,000.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,469.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AlixPartners, LLC and what do you do there?	AlixPartners is a global business advisory firm that specializes in improving corporate financial and operational performance, executing corporate turnarounds and providing litigation consulting and forensic accounting services when it really matters ??? in urgent, high-impact situations. I am a Vice President (mid-career professional) in the Turnaround and Restructuring Services practice. I work with troubled companies to improve cash management and liquidity, improve or provide business planning, negotiate restructurings with creditors, and, when necessary, guide companies through Chapter 11. The most high profile recent assignment for AlixPartners was advising GM in their 2009 bankruptcy. The website is www.alixpartners.com. I have worked in this field since 2002. My most recent advisory engagement was working with Reader's Digest on their reorganization under Chapter 11 bankruptcy. Reader's Digest emerged from Chapter 11 last week.
Can you tell us about your $86 K revolving debt - what is the source. interest and monthly payments (MADE, not minimum due) and which you will pay off with this loan and which will continue? Also, what are your other monthly expenses?	Revolving Debt: Source/Balance/Rate/Monthly Pmts Made 1. Bk of America-FIA Visa / $17111 / 17.99% / $1000 2. American Express / $12888 / 15.24% / $300 (minimum) 3. Chase MC / $14493 / 5.9% / $300 (minimum) 4. Citi Line of Credit / $15920 / 11.99% / $280 (fixed) - note: Citi terminated this program (for all borrowers), so this is no longer revolving, it's just an installment loan 5. Discover / $11158 / 5.9% / $225 (minimum) 6. Wachovia Visa / $14675 / $8700 at 3.25%, balance at 9.99% / $220 (minimum) All told, that's $86k. I have been chopping down the BofA/FIA Visa and other more expensive debt (now paid off), while paying minimums on other cards. Once BofA is paid off, I'll move on to chopping down the Amex. Much of my debt is funded at 6% or less, so I'm in good position to quickly deleverage. If it's funded, the loan will be used to pay off the Bank of America Visa ($17k at 18%), with the balance applied to AmEx. The $687/month for the proposed loan will actually be less than I'm paying now on the BofA Visa, and at a better rate, which will allow me to reduce my debt more quickly. Other significant expenses: - Rent $3595 - Autos $827 - Student Loans $493 Happy to provide further information if desired.
Please get your income verified by Lending Club.	I've provided copies of my last 2 tax returns and my last 2 paychecks and I've provided contact information for HR at my employer. Since I've done that, my application has gone from "Under Review" to "Approved." I believe Lending Club has verified my income.

Member Payment Dependent Notes Series 488807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488807	$16,000	$16,000	10.99%	1.00%	March 5, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488807. Member loan 488807 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Canon Virginia Inc.	Debt-to-income ratio:	18.80%
Length of employment:	1 year	Location:	Hampton, VA

Home town:
Current & past employers:	Canon Virginia Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > I have never Been late on a credit card payment. I pay about $900 a month. My APR is too high and I want to consolidate, so that I can get free of my debt. Borrower added on 02/25/10 > I pay more than the minimum Payment on all my cards, If I consolidate, I can pay them off and have one payment a month.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,927.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Canon Virginia Inc. and what do you do there?	Canon Virginia Inc. is a division of Canon. I run an area of a automated line that produces Laser Printer cartridges.
What do you do at the company? Specific credit card interest rates you will be paying off.	I run an area of a automated line that produces Laser Printer Cartridges. The Interest rates range between 15 and 26 Percent.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	I am currently living with family , while trying to pay down my debt, and I have been paying $900 a month for all of my credit cards. I clear $1800 a month, Rent :$200, Phone/ Internet:$50, Food: $400, Cell Phone:$50, Car Insurance: $60. All of my expenses are about $1660 a month. If I consolidate I will have to pay about $377 less a month, with less interest and will be able to pay down my debt a lot sooner.

Member Payment Dependent Notes Series 488836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488836	$25,000	$25,000	10.62%	1.00%	March 9, 2010	March 10, 2013	March 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488836. Member loan 488836 was requested on February 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,833 / month
Current employer:		Debt-to-income ratio:	20.94%
Length of employment:	10+ years	Location:	Saratoga, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/24/10 > Thank you Borrower added on 03/03/10 > Thank you for everyone to invest in me. Just to assure you that I am very stable financially. And your investment is save.

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	24
Revolving Credit Balance:	$487,589.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of incom? Loan Description?	Self Employeed. I own Togo's Eatery Franchisee. I am borrowing money to upgrade athe restaurant.
What is the loan for? What was the delinquency 24 months ago? Why is your RCB so high? What are your monthly expenses? Who is your employer and what is your position there?	Personnal Monthly expense $ 6000.00 Self Employeed. Own Togo's Eatery Franchise. I dont recall any delinquency 24 months ago.
What are the balances and interest rates on the debts you're refinancing ? THANKS	16% & 18%
I am confused. Is this loan to refinance debt, or to upgrade business?	Upgrade business

Member Payment Dependent Notes Series 488889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488889	$7,550	$7,550	7.51%	1.00%	March 5, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488889. Member loan 488889 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Square D Co.	Debt-to-income ratio:	12.06%
Length of employment:	4 years	Location:	LIVERMORE, CA

Home town:
Current & past employers:	Square D Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,126.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Square D Co. and what do you do there?	Square D is a global manufacturer of electrical equipment. My title is Quotation Specialist and i estimate construction projects for my company.
Hello. Your credit history indicates that you already have over $6,000 in debt. Isn't that debt a drag on your finances? Wouldn't it make more sense to spend less on the engagement ring so that you can keep down your interest costs? How much more debt are you going to take on when you get married? I say all this because I spent less than $1,000 for my wife's ring and we are still together after 30 years of marriage. Your answers are appreciated for me to understand whether your loan is a wise investment. Wishing you and your girlfriend the best.	Yes, i understand your concern. My annual bonus pays out in March that will cover almost all the $6000 i have. Going forward the only debt i will have is this ring. As far as costs of the wedding, its hard to say. We haven't crossed that bridge yet, but i'm hoping for a small wedding.
Hello. Okay. I will take a risk on your loan. But I have heard that wedding expenses are predicted by the equation 10 x cost of ring (just joking). Still, I think it is a great idea that you aim for a small wedding with the hope for big money gifts. Wishing you the best.	Thank you much for your comment and concern. Actually, i am expecting a small wedding, or maybe destination wedding, but i'm starting to sense she may have a more expanded scope. We'll see..we're only 2 days engaged.

Member Payment Dependent Notes Series 488999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488999	$4,100	$4,100	7.88%	1.00%	March 5, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488999. Member loan 488999 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Eyebeam Atelier	Debt-to-income ratio:	17.03%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Eyebeam Atelier
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,661.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates on the debts you're refinancing ? THANKS	It's for my Discover card with a balance of $4,030 and an Annual Percentage Rage of 17.24%.

Member Payment Dependent Notes Series 489032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489032	$20,000	$20,000	10.25%	1.00%	March 9, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489032. Member loan 489032 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,083 / month
Current employer:	JPL	Debt-to-income ratio:	8.72%
Length of employment:	9 years	Location:	Porter Ranch, CA

Home town:
Current & past employers:	JPL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > Thank you.; so I should receive my loan fund in 2-3 business day

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	54
Revolving Credit Balance:	$13,383.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at JPL?	I am Engineering Manager for the Spacecraft Telecommunication Subsystem;
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at JPL? Can you list your work history? This will shed some light, will help lenders lend and improve you chances at getting the loan.	I have my House Mortgage: 3540+434 (Second Mortgage) I have a credit card payment of 1000 I just applied for a loan and I got approved (which I am using to pay my other debit); so the new total payment will still the same; Interest rate is averaging 9%. I have emergency fund (cash money I am holding in my house for 14000; I would like also to tell you that I am a part time professor in Calpoly pomona university and I am renting portion of my house for 2000 (I increased recently to 25000), WHICH MAKE MY TOTAL COMBINED INCOME OF 147k YEARLY REPORTED IN MY 2009 Tax; (Recently also my income increase by 10500 yearly); due to the house rent increase and the raise I got in my work
what is jpl, what do you do there? can you explain the delinquency? # Months Since Last Delinquency: 54 ?? It says 12days pending to get your loan funded, and now you are waiting on others like myself to evaluate you and decide to fund you. You are 1% of 20K funded. Please provide more details about your requested loan... purpose, your finances, ability to repay, etc.	Type your answer here.JPL is Jet Propulsion Laboratory , which is a branch of NASA; I do Spacecraft Telecommunication design
What is your occupation? What kind of employer is JPL?	Please see my previous response.
Ok. I'm in. I recommend that you have your income verified. This will attract many more lenders and improve your chances at getting this loan. You'll need to call Lending Club to do so. Good Luck!	You stated, call the lending club; so, I am sorry to ask, but aren't you represent hte lending club? what is your position; anyway, I could send a copy of my paystub right away... What I really need to do
I am a Lending Club lender. I do not represent Lending Club in any fashion. The process goes as such: - a loan request is requested - Lending club grants or denies - If granted, Lending Club lenders will look at some of the data plus can ask questions (as I did) - You can answer what ever you like but transparency usually helps immensely - If you loan is covered by the Lending Club lenders, you get the loan and everyone wins. You get a lower loan than banks offer and lenders get higher rate of return than banks can offer. So, right now lenders are evaluating the risk/reward of lending you the money. If Lending Club verifies your salary, I'll bet you'll get the loan. Most lenders feel more assured if the salary is verified. Hope this helps.	Type your answer here. Thank you..Verifying my income is not a problem for me..I will send the lenfing club my tax return ASAP; Do you know if they open tomorrow Thank you
I see you are a bit confused at how it works at Lending Club so I will explain. Lending Club is a Peer to Peer to lending. Lending Club sets your rate and handles all administrating of the loan, but the funding of your loan comes from investors (just people like you). The investors are only provided the limited profile listed above (if you are seeing this in email then I'm talking about the web page showing your loan https://www.lendingclub.com/browse/loanDetail.action?loan_id=489032&previous=browse will show the complete information that the investors have (login before going to link given)) about your job and credit history to decide if they want to invest in your loan, so they can ask questions here to get some more information if they feel they need it. Lending Club gives up to 2 weeks for investors to fund your loan. If the loan funds before that you get it sooner, if it goes to two weeks and doesn't receive 100% funding they will give you a chance to take the loan for less then you asked for or cancel it. Lending Club always issues 3 year fixed interest loans, with no prepay penalty. Select borrowers are selected and their income is verified by Lending Club, but not all. But a borrower can contact Lending Club and request his/her income is verified so that the investors will fill better about the loan. When Lending Club verifies a borrower's income the above profile is marked so that the investors will know it. Thanks, P.S. I'm investing in your loan.	Now it is really clear for me after hte explaination you provided...Thank you very much... Thank you..Verifying my income is not a problem for me..I will send the lenfing club my tax return ASAP; Do you know if they open tomorrow... I called them and they stated that they sent me an E-mail for income verification; I did not see it...do you know the correct E-mail so I can I E-mail my tax return for income verification? Thank you Thank you

Member Payment Dependent Notes Series 489091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489091	$14,725	$14,725	14.22%	1.00%	March 5, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489091. Member loan 489091 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	TradeStation Securities	Debt-to-income ratio:	9.09%
Length of employment:	1 year	Location:	Pompano Beach, FL

Home town:
Current & past employers:	TradeStation Securities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > 1. I am employed by a securities firm with over 2 billion dollars in client assets. My commission is very stable, as it comes from the trading commissions charged to traders whom I helped open brokerage accounts. My commission base is over 500 traders (old ones drop off my payroll after a year); they need not be profitable for the firm (and me) to make money ??? just active. Our niche is active traders, and there's always people who want to make money in the market. My job has similar pay at other firms, should I ever (God forbid) be forced to resign. 2. My total household income is about $5000 per month. This is a low-ball figure, as my W-2 for last year showed a little over $73k. The recession that started in 2008 has not affected my business significantly in 2009, but it's best to be cautious, as no one knows what tomorrow will bring. I wish you to make an informed decision based on the following monthly expenses: Taxes: $1250 Mortgage + insurance: $1500 Food, entertainment, gas, utilities: $700 This leaves at least $1500 discretionary income to service this debt and other spending. 3. Balances: Mortage balance: $188,000 Loans: $10,000 (1500 @ 14%, 3500 @ 30%, 5000 @ 30%) 4. The house was appraised at $199,000 around August 2009. I also own my own car. 5. This loan is to reconcile my debts. I have already started this with a $2300 loan from LC over a year ago. That paid off about 35% of my revolving credit card balances. The rest I achieved on my own. Additionally, I saved for a down payment, acquired a mortage and purchased my own home in August of last year (all the while paying interest on the outstanding loans). With the scrutiny lenders give to borrowers these days, you bet I was financially qualified. Additionally, this loan is to pay for other things on which i spend my discretionary income, mostly to fix up the house. I bought a top-of-the-line HVAC which saves 60% on energy costs over traditional models. I also installed hurricane-proof windows, which are not only safe, but insulate the house very well and keep energy costs down (especially in Florida). I have a few other improvements in mind for the next few months. My house is not in a flood region and is 30 minutes from the ocean. 6. I incurred debt when I got out of college and entered the workforce. To start, I made $300 a week and was told i'd make at least $100k/yr in about a year. I thought I'd pay off everything quickly. Fresh out of college with my four-year degree, I lived beyond my means, took out loans and used newly-acquired credit cards. Yet the promised income never materialized. I have since changed to a much more stable profession and learned to get rich slowly. However, I must live with my actions and their consequences. Yes, LC will take 3.75% origination fee, amounting to about $552. My other option is to continue paying an average of 27.6% APR on about $10,000, which is $2760 in interest alone each year. Yearly interest with LC will be approx 504monthly payment x 36months -14725principal / 3years = $1139, which saves $1069 in interest the first year, and about $1621 a year thereafter. Taking this loan is a smart financial decision. I've done my homework on this. I am not going to let you down.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$226.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the status of your previous LC loan? Has it been paid off? Very informative description should help you get funded. Good Luck.	The LC loan is the ~1500 balance @ 14%. It is 1 year and 4 months old and is paid faithfully every month.
It looks like you have 8,500 in debt that carries a 30% interest rate plus a 1500 LC loan at 14%. Yet you are asking for a loan of 14,725. What will you do with the amount beyond what it takes to consolidate your debts?	Pardon me if it wasn't clear; number 5 attempted to show the purpose of the loan. Part of it is to reconcile very-high-interest debt, and the rest is for home improvement. A washer I can buy with what I earn in a week or two, but remodeling the 1980s kitchen is a larger project. I could save up the required sum over time. But if I can receive a loan at a good rate, the extra cost in interest is worth it to have the kitchen done many months sooner.

Member Payment Dependent Notes Series 489107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489107	$18,000	$18,000	14.59%	1.00%	March 8, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489107. Member loan 489107 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	MV Laboratories	Debt-to-income ratio:	12.39%
Length of employment:	< 1 year	Location:	Phillipsburg, NJ

Home town:
Current & past employers:	MV Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > The loan will be used to pay off my current credit card and college debts. The interest rate with the loan compared to my current rates will save me about $5000 or more over the next three years. It will also give me the peace of mind knowing that in three years this will all be behind me. The expected monthly loan payment will be less than I am currently paying towards my debt because of my current interest rates. The extra funds can be used to re-pay this loan off sooner when possible or used for unexpected expenses rather than charging them to a credit card.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	58
Revolving Credit Balance:	$11,300.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is MV Laboratories and what do you do there?	To get rid of my credit cards so that I can finally be debt free and end the revolving cycle. MV Labs is a high purity inorganic (compounds with the primary component being a metal; e.g. NaCl) chemical manufacturing company. I manage the quality control department to determine the impurities of the compounds we produce.
Your Revolving Credit Balance is only $11,300.00 why are you asking for $18,000?	The other funds are for personal loans I own my family that helped pay for my college tuition. So I figured I would borrow all that was needed and repay everything at once with having only one monthly payment for the next three years.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Monthly Expenses: Rent: 300, I have a roomate Car Ins: 130 Cable: 70 Phone/internet: 33 Electric: ~100 College loan: varies ~300 Credit Cards: 500 Cell: 100 Food: ~400 Gas: 240 Expenses do always vary but this close to what they usually are.
Please list monthly expenses Please describe your contingency plan to pay off this loan in case of job loss or other similar event Given the short duration of your current employment, please describe your employment prior to working for MV	I resigned from my prior job in August of 2009. I worked there for almost 4 years; it was my first job after college. They tried to retain my services but they did not have an opening for the opportunity I was taking in my current job. I left on my own terms for my current position so that I could be the manager of my own laboratory. I still keep in contact with my former boss and co-workers. If my job where to end before this loan was paid I would make the necessary sacrifices in my daily life to continue paying my obligation.
Am I correct in assuming that the $500 you're currently paying for credit cards would be replaced by this loan? Would this loan cover all of your cc debt?	Yes, the loan would replace the $500 going towards my credit cards and also replace the $~300 going towards my college loan. It would cover all of my credit card and college loan debt.
What interest rate are you paying on the student loans? Usually student loans are at lower rates, and sometimes there are tax deductions available for them. If you paid them off with this loan, would you be paying more in the long run?	The student loan was from my family. Yes, they did charge interest on the loan to me. The interest rate is low but combined with my credit cards I will save over the three year loan.
Thank you for your answers and patience with the questions. Last question -- what college did you attend?	Ramapo College of New Jersey.

Member Payment Dependent Notes Series 489130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489130	$25,000	$25,000	15.70%	1.00%	March 9, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489130. Member loan 489130 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Kaufman Rossin and Co.	Debt-to-income ratio:	23.11%
Length of employment:	2 years	Location:	Tamarac, FL

Home town:
Current & past employers:	Kaufman Rossin and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > I missed the opportunity to cash out on my property before the bubble burst and I end up a bit overextended. With the changes in credit card rules, companies are hiking up my rates, using tactics such as reducing my limit as soon as I reduce my ratio debt / credit limit. What I am trying to do is to get my hands around things before they get out of control. I am just changing higher revolving rates for a fixed, planned and affordable monthly payment. At the end, I am not reducing the overall payment amount, just changing the profile of my debt and reducing the payout time. In my favor I can say that I have no history of payment delinquency of any type or bankruptcy and, even with the high ratio debt / credit, my credit scores have been maintained a growing trend from "high-fair" to "good" levels.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,810.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Kaufman Rossin and Co. and what do you do there?	KR&Co. Is a traditional CPA firm, with 45+ year in the market. I am responsible for Digital Forensic Services, which offer computer forensic and e-Discovery services to clients.
RE: $25,000 DC loan: Position (JOB/What you do) @ Kaufman, Rossin and Co? Member 505570 USMC-Retired-Investor 02.26.2010 @ 08:47 AM ET.	KR&Co. Is a traditional CPA firm, with 45+ year in the market. I am responsible for Digital Forensic Services, which offer computer forensic and e-Discovery services to clients.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for yours answers to both Qs...	I missed the opportunity to cash out on my property before the bubble burst and I end up a bit overextended. With the changes in credit card rules, companies are hiking up my rates, so I am trying to get my hands around things before they really get out of hand. Changing higher revolving rates for a fixed, planned monthly payment. At the end I am not reducing the overal payment, just changing the profile of my debt and reducing the payout time.
With your accounting knowledge, how did you get to the point where your credit cards are almost maxed out? What happened?	I work in a accounting firm, but I am not an accountant. As posted earlier, I am a Computer Forensic Examiner / e-Discovery consultant. I missed the opportunity to cash out on my property before the bubble burst and I end up a bit overextended. With the changes in credit card rules, companies are hiking up my rates, so I am trying to get my hands around things before they really get out of hand.
what does your debt consist of? What are the interest rates on your debt?	I missed the opportunity to cash out on my property before the bubble burst and I end up a bit overextended. With the changes in credit card rules, companies are hiking up my rates, so I am trying to get my hands around things before they really get out of hand. Rates go from 13% to 29%. However, I never had a past due, nor I am insolvent.
I understand the missed opportunity fact. I would like to know what does your entire debt consist of? What are the interest rates & payment amount on your debts? What are the monthly expenses (mortgage, car, util, food, etc.)?	Total Credit Card / Line of Credit debt around #32K. The requested loan is to consolidate the one with higher interest rates / payment ratio. Car, mortage / condo assoc, utils payments around $2100.
What are the balances, interest rates & payment amount on the debts you will consolidating? Are Total Credit Card / Line of Credit debt payments included in the around $2100	No, credit card payments are not included on the $2100. The total balance is just over 24K. My monthly payments on those usualy sit around 850 - 900, as a pay more than minimun payment. rates on those cards range from 17.8 to 29.9.

Member Payment Dependent Notes Series 489141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489141	$14,000	$14,000	15.70%	1.00%	March 4, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489141. Member loan 489141 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	EPCO Inc	Debt-to-income ratio:	17.10%
Length of employment:	10+ years	Location:	Tomball, TX

Home town:
Current & past employers:	EPCO Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > Purchased a 35 year old house after hurricane Ike destroyed my previous home. Need some upgrades to lower utilities ( new window, insulation ) - spent most of insurance proceeeds on making house wheelchair accessible.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,821.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EPCO Inc and what do you do there?	EPCO Inc is Enterprise Products Company. Established in 1968, privately held Enterprise Products Company and its affiliates own significant equity interests in: Enterprise Products Partners L.P. (NYSE: EPD), Enterprise GP Holdings L.P. (NYSE: EPE), and Duncan Energy Partners L.P. (NYSE: DEP), including the general partner of each. Combined, the partnerships have an enterprise value of approximately $30 billion. Enterprise Products also has a significant equity interest in Energy Transfer Equity, L.P. (NYSE: ETE) and owns Enterprise Transportation Company, one of the top ten tank truck companies in the country. Headquartered in Houston, Texas, Enterprise Products has over 6,000 employees. I work in the IT Security and Compliance Department as a security specialist.
RE: $14,000 HIP loan: Position (JOB/What you do) at EPCO? Member 505570 USMC-Retired-Investor 02.26.2010 @ 08:45 AM ET	I work in the IT Security and Compliance Department as a security specialist.
What do you do in your role as a security specialist?	grant / revoke access to applications, network resources, troubleshoot access problems, monitor security logs ......
What is the monthly payment on your current 15.8K revolving debt? Will this loan be used to pay this off or is it in addition? What are your other monthly payments (mortgage, household expenses etc)? Thanks for yours answers to these 3 Qs...	If I just pay the minimum it is around 350 - I rarely pay just the minimum. About 6000 of this loan would goto finishing some home improvements that will help with lowering utility costs. The remainder will goto consolidating other bills into one. Housing exspenses are around 1400.00 a month ( mortgage, gas, electric ). I have a 300 car payment
Would you please give more details as to your monthly expenses. Giving an idea as to how this loan fits into your budget.	Monthly exspenses vary between 2750 and 3250 depending on the time of year. Part of this loan will be to complete two more home improvement projects that will lower utility bills. The rest will be used to consildate other expenses into one payment ( a couple are high interest credit cards ). With the lower utility bills and consolidated exspenses I do not anticipate my monthly payments changing very much .... I am hoping to be able to maybe lower it alittle bit.
Me again. $14K HIP/DC loan 36 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" @ bottom Lending Club Home Page lists Member Support Department email address and toll free phone number. Home Office open Monday-Friday regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required processes completed before committing $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Recommend be PROACTIVE commencing credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES DELAYS. Hope information is helpful to first-time borrower. Member 505570 USMC-Retired-Investor 02.28.2010 @ 11:39 AM ET.	They left me a voice mail late friday. Will call them monday morning

Member Payment Dependent Notes Series 489163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489163	$12,000	$12,000	10.62%	1.00%	March 5, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489163. Member loan 489163 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Cobham	Debt-to-income ratio:	19.02%
Length of employment:	1 year	Location:	MANASSAS, VA

Home town:
Current & past employers:	Cobham
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > I am using this loan to help my parents with their business. I pay all my bills on time, never any late payments. I was at my previous job ManTech International from 12/7/2004-01/08/2010 until I was promoted to Cobham as of 1/11/2010 Borrower added on 02/25/10 > I am using this loan to help my parents with their business. In this economy they have hit hard times and I hate to see them lose their business they have worked so hard to build. I pay all my bills on time, never a late payment. I have steady employment history, I was at my previous job ManTech International from 12/7/2004-01/08/2010 until I was promoted to Cobham as of 1/11/2010. This loan would mean the world to me and my family. Thank you so much for any help

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,779.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cobham and what do you do there?	Cobham is an Aerospace Defense Contractor. I am an Executive Security Assistant. Pretty much I run employees back ground checks and process any security related paperwork for the company
What are the balances and interest rates on the debts you're refinancing ? THANKS	One credit card is at $3000 with an interest rate of 17.99% the other is at $7000 with an interest rate of 16.24%
Is this loan to refinance credit cards or to help your parents with their business? Good luck	This loan is to help my parents with their business
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs including rent, car, utilities, debt payments (not covered by this loan) and other recurring household expenses (eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Rent: 1076 Car Payment: 350 Phone:80 Electric: 40 Gas:40 Water:20 Tv/Internet: 100 Car Insurance: 120 Rent Insurance: 13 Amex: 160 Mastercard: 100 Food per month: 200 which leaves me about 945 for gas and extra which I look to pay this loan off. I also have a second job waiting table that brings in an extra 300 per week that I can use towards this payment and my own personal debt. My goal is to be debt free my the end of 2010
The loan purpose is not clear to me. Are you trying to considate your credit cards (Balance $10K per above) or are you lending money to your parents business?	I just paid of my mastercard of $3000 this week with my tax money. I look to get this loan to save my parents business.

Member Payment Dependent Notes Series 489202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489202	$17,000	$17,000	16.07%	1.00%	March 5, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489202. Member loan 489202 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Colorado Springs Team Real Estate	Debt-to-income ratio:	20.58%
Length of employment:	1 year	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Colorado Springs Team Real Estate
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/25/10 > It's time to simplify! Saying goodbye to multiple loans so that I can pay them off faster.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,426.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Colorado Springs Team Real Estate?	My primary role is office manager - Meaning I more or less run a realtor brokerage. It's my job to ensure the business runs smoothly and generates profits. However, we are exceptionally busy right now so I have taken on clients to help out my staff with their work loads....Which means I no longer have weekends, but I'm bringing in extra money. My goal for this extra money (and this loan) is to get my own "financial house" in order. I hope this answered your question. Feel free to shoot me another message if you have more!
Are you a licensed realtor?	Yep. Couldn't survive without it:) I also have a masters degree in Real Estate and Construction Management, which has been very helpful.
How did you get to the point where your cc are almost maxed out?	Graduate School and 2008. I went through a bit of a life transition when the land development industry collapsed. My former job was heavily rooted in new residential development (civil engineering and land planning). I lost a lot of clients during that time and it took me a few months to find new sources of income. During those months I relied on my credit cards to see me through. I'm happy to say that I am no longer in that position and am now rebuilding a new career and life...without the need for cards.

Member Payment Dependent Notes Series 489228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489228	$11,100	$11,100	13.11%	1.00%	March 5, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489228. Member loan 489228 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Hawk Ridge Systems	Debt-to-income ratio:	18.59%
Length of employment:	2 years	Location:	MOUNTAIN VIEW, CA

Home town:
Current & past employers:	Hawk Ridge Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > This loan request is to consolidate a credit card debt that I want to put on a monthly payment cycle so that I have a target date to close my debt. The company I work for has never had a lay-off in it's 13 year history and it continues to grow(seen in our continual growth-hiring). The company I work for sells the leading mechanical design software in the world. Just recently our company won several awards, including the top reseller in the USA. Without this software, our customers cannot design new products for market or update existing products. I would make an excellent candidate for funding because of my specific technical knowledge and the growth and stability of the company I work for.

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	42
Revolving Credit Balance:	$11,225.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hawk Ridge Systems and what do you do there? Loan Description?	Hawk Ridge Systems is a SolidWorks software reseller. I am a technical support representative.
What are the balances and interest rates on the debts you're refinancing ? THANKS	11200 is my debt at 15.3% on a credit card.
What were each of the recent inquries for, and did any of them result in new credit cards or loans?	The recent inquiries were done through LendingTree, which applied for several creditors at once. I have only pursued this one through LendingClub.com.

Member Payment Dependent Notes Series 489241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489241	$5,000	$5,000	9.88%	1.00%	March 3, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489241. Member loan 489241 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	ken caudill	Debt-to-income ratio:	10.40%
Length of employment:	10+ years	Location:	smyrna, DE

Home town:
Current & past employers:	ken caudill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,997.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is ken caudill and what do you do there?	Type your answer here.Ken Caudill is my boss and owner of the business. Im the executive chef/ kitchen manager
Can you please tell us what Ken Caudill does? And whats your position with the company? thanks	Type your answer here.Ken Caudill is the owner of the business. Im the executive chef/ kitchen manager
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($48,997.00)? Thanks.	Type your answer here.I have a 2nd mortgage which is revolving which is why my revolving debt seems so high. The 2nd mortgage was used to purchase two vehicles at a 3.75% rate which is lower than any auto loan. My actual credit debt is around 8k. I use my citibank account as automated payment account for utilities, insurance, gas and my wifes business.
What are the balances and interest rates on the debts you're refinancing ? THANKS	Type your answer here.my 2nd mortgage is 30,500 which was used for my two vehicles at 3.74%

Member Payment Dependent Notes Series 489323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489323	$1,200	$1,200	13.11%	1.00%	March 3, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489323. Member loan 489323 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	Guy Eggleston	Debt-to-income ratio:	16.22%
Length of employment:	< 1 year	Location:	Studio City, CA

Home town:
Current & past employers:	Guy Eggleston
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > I recently started a new job and just finished the long training process. This training period has set me back financially so I just need a loan to make this months bills. The job is at SoHo House, so my income will easily cover this loan quickly. Thank you for your time.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$111.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 489352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489352	$13,000	$13,000	7.88%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489352. Member loan 489352 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,200 / month
Current employer:	City of minnetonka	Debt-to-income ratio:	18.60%
Length of employment:	10+ years	Location:	Minnetonka, MN

Home town:
Current & past employers:	City of minnetonka
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,062.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate so much debt? Will this loan significantly reduce your monthly interest payments from what you pay now? Do you have a plan for avoiding the accumulation of additional debt in the future? Is your job secure over the next three years? I ask this last question as I have no idea how the current economic situation is affecting your state. Wishing you the best.	Type your answer here. Pre-school/Ext-K education, Home improvement/emergence repairs and Medical bills. The education expenses end May 2010. Repairs done and improvemnts increased value of home. Medical tests were negative, but still expensive. Thank you for the question.
Could you please describe what you plan to use the loan for?	Type your answer here. All of the money would be applied to higher rate credit. My wife and I have put together a plan to cut expenses about $200.00 each month and are attempting to lower payments about $200.00 per month. Thank you for the question.
What is your occupation?	Type your answer here. Police Officer
Does your spouse work? occupation and salary? Can you lay out all your monthly expenses in any easy to read platform for me ex: mortgage 500.00 a month at 7%. Can you verify your income with lending club contact them for how. Your loan will process quicker if you do	Type your answer here.My wife works as a teacher (special Ed/speech language) 32 hrs weekly with full time benefits which include our family medical insurance.Her take home is About $1500 monthly. She pays a car payment ($265.00) a credit card of about ($150.00) and the groceries and misc houshold items. I net about $5200.00 monthly. I'm responsible foer the following: Mortgage $2142.00 Utlities (Gas, Elictric, phone/internet service, TV) about $320.00...can very seasonally. Insurances (reduced to monthly) Auto for two vehicles $100.00 Life insurance (3 term policies) $65.00 Liability umbella $20.00 Child Care/Education: Extended Day Kindergarten $433.00 (Last payment on 05/25/10) Afterschool Explorer's Club $252.00 Credit payments based on receiving the loan: Discover P.L. $465.00 Lending Club loan $406.00 Misc Credit Card $100.00 Other Misc: Gas for vehicles (live close to work) $150.00 Trash and recycle $20.00
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Type your answer here. I just answered your question as part of the previous question. Thank you for the good question.

Member Payment Dependent Notes Series 489370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489370	$9,000	$9,000	10.99%	1.00%	March 3, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489370. Member loan 489370 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,463 / month
Current employer:	Universal Health Services	Debt-to-income ratio:	13.32%
Length of employment:	2 years	Location:	Richmond, VA

Home town:
Current & past employers:	Universal Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > Home Inprovement, this will be my third loan from Lending Club, paid first two loans off and paid on time.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,102.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the home improvement. When do you intend to pay off this loan? Thank you!	build and install new staircase railing and deck.
What is your occupation?	Healthcare- Business Development

Member Payment Dependent Notes Series 489391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489391	$15,000	$15,000	14.22%	1.00%	March 4, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489391. Member loan 489391 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Penmark Management LLC.	Debt-to-income ratio:	9.64%
Length of employment:	8 years	Location:	Port Washington, NY

Home town:
Current & past employers:	Penmark Management LLC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	14
Revolving Credit Balance:	$916.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are seeking a loan for $15k for debt consolidation yet your revolving credit balance is less than $1k. What type of loan(s) are you attempting to pay off and how much do you owe?	Credit card debt and some personal
The more details provided, the easier it is for lenders to fund your loan. Thank you for having your income verified. A few questions: 1) Since you only have $1k in revolving credit balance. What is the $14k in personal debt? 2) What is your position at Penmark Management LLC? 3) What is the delinquency? Thank you in advance for your response.	11500 in credit card debt and 3500 in personal owed to a couple of friends. Senior property manager. I am not aware of any delinquency
Thank you for your answers so far. The information shown here does not list any credit card debt. Why? Perhaps the credit cards are not in your name? The report here shows a delinquency 14 months ago. Can you remember what that might be? Thanks.	Im not sure. Possibly because I closed the accounts. All of the cards were in my name. I have no idea what this delinquency is And I do not see anything on my credit report.
Your credit report only shows $916 in CC debt, not $11,500. Are you paying off the debt for somone else?	I am not sure why it only shows $916.00. I do in fact owe approximately $11500 and it is all in my name
WHAT IS UR JOB AT PENNMARK MANAGEMENT	I am a Senior Real Estate Property Manager
You will receive an email when the borrower answers your question.	What???

Member Payment Dependent Notes Series 489410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489410	$6,500	$6,500	10.99%	1.00%	March 4, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489410. Member loan 489410 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	13.72%
Length of employment:	2 years	Location:	Miller Place, NY

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,746.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with State Farm Insurance and what do you do in that role?	Commercial Lines Rep and Personal Lines Producer. I hold all necessary NY state Lic's. Produce and Service three books of business, two in Long Island and another Agent in Queens
What is your job at State Farm? What balances/interest rates are you trying to refi?	I am a Commerical lines Rep and Personal Lines producer. I service three books of business, two agents on Long Island and one in Queens. I do not have much debt. I have five revolving accounts with balance all around 1k - 2k that I would like to consolidate, the rates range from 12% - 25%. It would be easier to make one payment vs individual payment paying high interest. Thank You for your help!!! - Ryan

Member Payment Dependent Notes Series 489446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489446	$3,000	$3,000	10.25%	1.00%	March 4, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489446. Member loan 489446 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,460 / month
Current employer:	Parsons Brinckerhoff	Debt-to-income ratio:	13.45%
Length of employment:	10+ years	Location:	Cardiff, CA

Home town:
Current & past employers:	Parsons Brinckerhoff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > I'm working on my last $3000 worth of high interest debt. Thank you for your interest in my loan!

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	18
Revolving Credit Balance:	$14,456.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Parsons Brinckerhoff and what do you do there?	Hello. Parsons Brinckerhoff is an engineering, plannning, and construction company. It is a large firm that employs over 8,000 people worldwide. I have been with the company for over 10 years. I've worked as an engineer for them and currently do Project Management for construction projects. Thank you for your interest in my loan!
REPORT SHOWS 14,456.00 OUTSTANDING CREDIT	I paid of $10,000 of this debt in the last week. My records may not indicate this yet. Thank you for your interest.

Member Payment Dependent Notes Series 489457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489457	$16,000	$16,000	17.56%	1.00%	March 5, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489457. Member loan 489457 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Producers Inc	Debt-to-income ratio:	19.52%
Length of employment:	3 years	Location:	LAKE MARY, FL

Home town:
Current & past employers:	Producers Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > The new credit card rules have resulted in the interest rate for my credit cards to increase even though I have never missed or been late with a payment. During college I created my debt and have had the same steady job since graduating. I'm hoping to finally eliminate my debt once and for all. The only thing that negatively impacts my credit score is my revolving balances, which is what I plan to remove with this loan. I'm more than happy to answer any questions about me or my intended use for this loan. Borrower added on 02/26/10 > I've read through some other available loans and noticed some common questions that lenders ask. To be proactive I've put together some details providing my answers to those questions. I. Background Information I graduated from college in 12-2006 with a Bachelors degree in Mathematics/Computers. I have also taken actuarial exams in order to be further my career as an actuary. During college I ended up getting married and having a son. Going to school fulltime, and taking care of my family resulted in my accumulation of credit card debt. While my debt was building the interest rates were in the mid single digit range, so I wasn't careful enough with the use of the credit cards. Even as late as last February my rates were so low that instead of paying off my debt, I used the money I had saved for a down payment on my house. I've also used savings to pay off student loans instead of my credit cards. Now that my credit card companies have severely increased my rates, the balance grows more and more each month. I've never missed or been late with payments on any bills. I have a lot of recent inquiries on my credit report because I have recently purchased a used car and compared quotes from many different companies. Also, for the past month I have been actively searching for ways to consolidate my credit card debt. II. Employment Information I work for Producers Incorporated located in Central Florida. I'm an actuarial analyst and help manage the sales, administration, and customer service departments for the company. The company has 35-40 employees and I work directly with the owner overseeing all areas of the business. The company sells various insurances and investments. I have been working there since 01-2007 when I graduated from college. III. Monthly Expenses Mortgage- $1,412 Auto Loan- $321 Car Insurance- $120 Electric- $150 Water- $90 Cell Phone- $100 Tv- $75 Internet- $25 Minimum Payments on Cards Not Consolidating- $410 Minimum Payments on Card I Want to Consolidate- $433 Current Total- $3,136 After Consolidating total- $3,278 (Replacing the minimum payments on cards I consolidate with the monthly loan payment) IV. Loan Goal My goal with this loan is to pay off the 3 credit cards with the highest interest rates. I'm hoping to pay off the cards so I can start cancelling them and reign in my revolving credit lines. By consolidating my debt with this loan, I'll be able to pay off close to $16,000 in debt over 3 years, by only increasing my monthly payment by $142. Thanks for your time and consideration, I'll do whatever I can to promptly answer any questions you may have.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,966.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I notice you don't have any food, medical, clothing, gasoline, etc. om your monthly expenses. What are your total monthly expenses? Does your wife have a job? Is her income included in the gross income amount?	My wife is looking, but doesn't currently have a job. As far as additional expenses, I bought my house 2.2 miles from my office, and as a result spend less than $50 a month on gas. I budget $500 per month for food. The last time I spent money on new clothes was august 2008, and I don't see the need to buy anything new within the near future. I have no medical conditions within my family that require a monthly cost, and my medical insurance is provided through my work. I hope that answers your question, let me know if you want any more info.
What interest rate does your credit card balance carry?	The majority of the debt is began at 8%, but as my credit utlization ratio increased it jumped to 24.9%.
You sound like you have a handle on your finances and have never had a delinquency. You revolving credit is reported at 30k - and you state there are number of cards not included in this loan. How are you going to take care of these? And, do you have a budget set out that does not involve placing more money on your revolving balance?	Currently I keep the actual cards locked in a fireproof safe in my office. I have resorted to paying bills only from my checking account, and buying gas and groceries strictly with cash. I'm trying to make using any card as much of a hassle as possible. At the end of each month, I plan on using whatever is left over in my checking account(minus a $500 emergency cushion) to put towards the other cards.
Me again. $16K loan 47 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be proactive with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES DELAYS. Hope information helpful to first-time borrower. Member 505570 USMC-Retired-Investor 03.02.2010 @ 01:12 PM ET.	Thanks for the advice, I'll contact them today.

Member Payment Dependent Notes Series 489461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489461	$7,000	$7,000	9.88%	1.00%	March 3, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489461. Member loan 489461 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Macy's	Debt-to-income ratio:	7.08%
Length of employment:	8 years	Location:	Howell, NJ

Home town:
Current & past employers:	Macy's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > Can you try and get me a better rate than 9.88%, please. Thanks, null Borrower added on 03/02/10 > It is for my kitchen remodeling.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,131.00	Public Records On File:	1
Revolving Line Utilization:	12.80%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Macy's? Loan Description?	Type your answer here. I'm a Sr. Manager in Technical Design for Alfani brand. Have been with Macy's for a little over 8 years now. Remodeling my kitchen now and fell short 7K. Can actually borrow that money from my sister, but decided to check my options with the loan. The rate that Lending Tree is offering me is a bit too high. What's your best rate that you can offer me ? Best Rgds,

Member Payment Dependent Notes Series 489469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489469	$5,000	$5,000	10.62%	1.00%	March 3, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489469. Member loan 489469 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Apple Inc	Debt-to-income ratio:	7.70%
Length of employment:	2 years	Location:	Cos Cob, CT

Home town:
Current & past employers:	Apple Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$353.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Apple Inc and what do you do in that role?	I teach lessons as part of our One to One program and I also work in tech support with iPods and iPhones.
What is the loan for?	The loan is to reimburse myself for buying a used car with cash and to fix and if not all problems with it.

Member Payment Dependent Notes Series 489497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489497	$12,000	$12,000	11.36%	1.00%	March 5, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489497. Member loan 489497 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	UCB, Inc	Debt-to-income ratio:	13.16%
Length of employment:	1 year	Location:	Woodstock, GA

Home town:
Current & past employers:	UCB, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,254.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UCB, Inc and what do you do there?	UCB stands for United Chemicals of Belgium. It is a biotech/pharma company. I am in Marketing there.
I'd like to help but have a couple questions first. Can you explain how this debt was accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at UCB? Can you list your work history?	Monthly Exp: Mortgage $1,982 Car $575 Insurance - car & home $250 Utilities (gas, electric, water trash) $450 Phone (home, cell, internet) $175 Credit cards (current) $650 Gym $91 Much of this debit was accrued over time (3-4 years) except for the Sears which was an immediate need for a washer and dryer. My savings and checking account usually have a monthly combined total of about $2500. Besides the savings account I have a 401k with about $17,500 and a Roth IRA with about $2,500. I am not the sole wage earner in my household. My spouse is self employed but brings in a gross income of about $3500 per month. UCB is a biotech/pharma company. I am a mid-level manager. I have been in the pharmaceutical field for about 15 years - consistanly employed.
What are the balances and interest rates on the debts you're refinancing ? THANKS	Discover Credit Card - $5815 @20.99% Sears Credit Card - $4,662 @18.5% B of A Credit Card - $1659 @ 23.9%
Please list your monthly expenses	Monthly Exp: Mortgage $1,982 Car $575 Insurance - car & home $250 Utilities (gas, electric, water trash) $450 Phone (home, cell, internet) $175 Credit cards (current) $650 Gym $91
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Monthly Exp: Mortgage $1,982 Car $575 Insurance - car & home $250 Utilities (gas, electric, water trash) $450 Phone (home, cell, internet) $175 Credit cards (current) $650 Gym $91
Ok. I'm in. I recommend you contact Lending Club to get your income verified. That would bring more lenders to your assistance. Good Luck!	Thank you for the tip. I will ask them to verify.

Member Payment Dependent Notes Series 489506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489506	$12,250	$12,250	13.85%	1.00%	March 9, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489506. Member loan 489506 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,625 / month
Current employer:	United Health Group	Debt-to-income ratio:	21.87%
Length of employment:	< 1 year	Location:	ELGIN, IL

Home town:
Current & past employers:	United Health Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > This loan will help me get out of debt, I am paying $600 + in minimun payments. I have never missed a single payment.

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,135.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at United Health Group? Loan Description?	Intake Coordinator
Please detail your monthly budget for us and how Monthly Payment $417.77 / month fits within your budget. Budget means, rent, utilities, food, car, gas, etc expenses.	Right now i live in a joint family so i only pay $1000 for every thing for home. As i mentioned that i am currently paying $600 + in payments. i will start using that budget towards this payment

Member Payment Dependent Notes Series 489520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489520	$12,000	$12,000	14.96%	1.00%	March 5, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489520. Member loan 489520 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Novartis Vaccines and Diagnostics	Debt-to-income ratio:	9.72%
Length of employment:	2 years	Location:	San Mateo, CA

Home town:
Current & past employers:	Novartis Vaccines and Diagnostics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > I am a mature (33) male that just wants to consolidate two credit cards that are currently at high rates. I have a stable job that pays $75-80k, depending on my yearly bonus. I would really like to pay my credit cards down in the most economical way possible. I'd be happy to answer any questions you might have.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	12
Revolving Credit Balance:	$12,304.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Novartis Vaccines and Diagnostics and what do you do there?	NVD is a division of Novartis. Our Vaccines division makes vaccines for diseases such as the flu and meningitis. The Diagnostics division, which is what my group falls under, supports technology that is used to test blood donations around the world for HIV, Hepatitis B, Hep C, and West Nile Virus, keeping the blood population safe. My particular position supports these diagnostic technology platforms worldwide. I investigate complaints and provide trending information for customers and field service personnel. It is part engineering, and partly laboratory-related.
That sounds like an interesting and rewarding job. Please list your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan? Thanks!	I have one personal line of credit with a 10k balance that is at 18.99%. I have another CC with a 1.8k balance that is at 21.99% (I made one late payment due to a mixup in online banking that was over 12 months ago, and they will not come down). These are the two balances I am aiming to wipe out with the loan. I have no car loan. I do have a student loan that I am currently paying just over the minimum on at roughly 20k. The APR on this is low, I believe near 4%. I am in no rush to pay this one off since the interest is reasonable and is partially tax deductible for me.
What is the total amount of debt that will not be paid off with this loan?	I will still have the 20k in student loans at 4% APR. I am paying something like $75 monthly towards this total, which covers the minimum plus a little extra.
Please explain your last delinquency.	I had set up automatic payments to the account and I did something wrong, so I was late. By the time it got to my attention, it was a month late I believe. I have been current and on time ever since. I tried explaining the situation to the credit card company, but they were less than empathetic. The blame ultimately falls on me though, and I accept that.
What is your contingency plan to pay off this loan should you be laid off from your job?	I will admit that I don't have a bulletproof contingency plan. I have ~$5000 in savings in the event of an emergency, and would have unemployment benefits. That should cover a short to intermediate term jobless spell. I would not have a contingency for a prolonged (greater than 6 month) layoff. However, my job is fairly secure and I feel very comfortable that if I were to ever be without a job, it would be because I chose to leave for other opportunities.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to this Q..	My monthly costs: Rent: $1300 Utilities (cable/electricity/internet): $200 Gas/insurance/toll: $250 Roth IRA: $250 Food: $400 Student Loan repayment: $75 No other expenses. Car is paid for, no children, free cell phone via work.

Member Payment Dependent Notes Series 489530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489530	$8,000	$8,000	15.33%	1.00%	March 3, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489530. Member loan 489530 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Comcast	Debt-to-income ratio:	9.80%
Length of employment:	4 years	Location:	Phoenixville, PA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > Clearing out 4 credit cards - no need to keep all the plastic and making one payment makes life easy

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,215.00	Public Records On File:	1
Revolving Line Utilization:	71.90%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Comcast and what do you do in that role?	Engineer - Integration of new technology
Please explain the Public Record. Thank you.	9 1/2 years ago - dot com days went belly up and so was a venture I was in.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	MIss Critical, all due respect, but I am already at 78.44% funded on this loan, and you have been the only one asking questions. Are you an investor or do you work for Lending Club? And no, no new credit cards or loans from the recent inquiries.
Maybe nobode else was asking questions as they were hoping that others would ask instead (e.g. 365664). I certainly appreaciate it when others ask. It would be too much work for one investor to askquestions on each loan.	No problem - This is my first loan here so I am learning all the ins and outs as I go.
I am an Investor. As Investors (Lenders) we do not have access to all the information that you provide to Lending Club, and often have questions. I tend to be more critical than some - I have not had any of the hundreds of loans I have funded here default yet and don't want that to happen, so I am very cautious. I have no financial or banking experience so perhaps I ask too many questions, and if that is the case I apologize. Your loan is now ~ 90% funded.	You can still get in with the last $500 to fund! Nice meeting you, and continued good investing for you.

Member Payment Dependent Notes Series 489556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489556	$5,500	$5,500	10.99%	1.00%	March 4, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489556. Member loan 489556 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:		Debt-to-income ratio:	19.60%
Length of employment:	1 year	Location:	Streetsboro, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > I plan to use the funds to pay of credit card debt. Being that I have a home I am a good borrower. Also I just started working a second job so the loan will be paid of quicker than 36 months.

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,289.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? Employer or source of income?	Its a 5500 loan that I am using to pay off card debt, doing the loan will give me a better interest rate. I work for Farmers Insurance as a sole proprietor insurance broker and I also work for Aeropastle as a sales supervisor these to jobs account for my income.
Where do you work and what are your duties? What are the balances and interest rates that your are trying to consolidate?	I work for Farmers Insurance as a sole proprietor insurance broker and I also work for Aeropastle as a sales supervisor. I run my Insurance agency and I bind coverage, tele sales, appiontments, also do health Insurance, run that business from top to bottom and Aeropostle I run the Sales productions and mechanize the store.
Please list all of your debts (types/balances/APR's) and then after that identify which ones on the list will be paid off with this loan. That will give us a clearer picture of things. Thanks!	Debts that I will be using the loan for is Credit Card debt, the APR its at is 19% and the loan will be paid off quicker than 36 months
how come you only have income of $2500/month? i would think you'd make more doing both farmers and aeropastle.	still in the training program and havnt gotten my salary yet but will soon.
TOTAL EARNINGS FOR BOTH JOBS IS 2500.00 PER MONTH	I will get my full salary from Farmers in late April

Member Payment Dependent Notes Series 489561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489561	$5,800	$5,800	6.76%	1.00%	March 8, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489561. Member loan 489561 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Pall Corporation	Debt-to-income ratio:	8.71%
Length of employment:	10+ years	Location:	Exton, PA

Home town:
Current & past employers:	Pall Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/10 > I plan to pay off my credit card debt. I have excelent credit history. I have been employeed at my current job for 20 years

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,497.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pall Corporation and what do you do there?	Pall Corporation is a global leader in filtration and separation technologies. Filtration is vast and include Bio Pharmacecticals, lab and medical. The Industrial division markets incl. Aerospace, food and beverage, fuels & chemicals, power generation, industrial mfg., micro electronics. New York stock exchange "PLL". I work at the Pall distribution center and my position is in the materials management department. Responsibilities include establishing stocking levels to suppport our customer needs, purchasing from Pall's intercompany mfg. facilities through out the world, and ensuring on time deliveries.

Member Payment Dependent Notes Series 489616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489616	$10,000	$10,000	13.48%	1.00%	March 9, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489616. Member loan 489616 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	DAG Services	Debt-to-income ratio:	16.71%
Length of employment:	2 years	Location:	ALVARADO, TX

Home town:
Current & past employers:	DAG Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I would like to pay off and get rid of two of my credit cards.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	36
Revolving Credit Balance:	$15,651.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. What is DAG Services and what do you do there?	DAG Services provides managed services, consulting, and IT support to clients in the Dallas-Fort Worth Metroplex. I am a project analyst for IT infrastructure currently working for PepsiCo traveling to all of there Frito-Lay distribution centers and plants in North America to update and stabilize various aspects of their IT infrastructure.

Member Payment Dependent Notes Series 489632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489632	$6,000	$6,000	15.70%	1.00%	March 3, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489632. Member loan 489632 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Saint Lucie County School Board	Debt-to-income ratio:	13.20%
Length of employment:	2 years	Location:	Port Saint Lucie, FL

Home town:
Current & past employers:	Saint Lucie County School Board
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,945.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Saint Lucie County School Board? Thank you in advance.	I am a Third Grade Elementry teacher at a Title 1 School. Title 1 schools are schools where most of the students are on free or reduced lunch.
RE: $6,000 Wedding Expenses loan questions (1)-Position (JOB/What yo do) @ Saint Lucie County School Board? (2)-TransUnion Credit Report reflects $10,945 revolving credit debt balance or 99.50 percent of $11,000 authorized credit limit. You are MAXED-OUT on available credit lines but instead are increasing debt by additional $6,000. Question: What are you doing to CONTROL debt? Member 505570 USMC-Rrtired-Investor 02.28.2010 @ 09:05 AM ET.	Those debts became maxed out over the holidays because of auto repairs and a vet bill. They were on their way down because of a budget I have in place. As of right now I pay everything in cash and use those cards for emergency purposes only.
Whose wedding is this loan $ for? Is there a date set yet?	It is for my wedding. The date is set for July 17th of this year.
How far in advance are you required to pay for the arrangements?	We have put many of the deposits down, but it ranges from 2 months before to the night of the wedding.
I am curions - If not required to pay before May, why are you requesting a loan in February?	I am requesting a loan now, because there are a few more deposits to make, and because if I am unable to get the loan, I need to have time to make approriate adjustments for the wedding.
Will you be moving after you get married?	My fiance and I would both love to move, but we have decided to postpone moving for a few years in order to pay off some of our debt first.

Member Payment Dependent Notes Series 489658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489658	$8,000	$8,000	11.36%	1.00%	March 5, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489658. Member loan 489658 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Service Champ	Debt-to-income ratio:	13.57%
Length of employment:	7 years	Location:	GRAND PRAIRIE, TX

Home town:
Current & past employers:	Service Champ
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,321.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Service Champ and what do you do there?	A wholesaler for automotive parts. I handle shipping, receiving, and some inventory issues.
So you are consolidating debt? Please list all your debts (types/balances/APR's) and then indicate which ones on the list will be paid off with this loan. Thanks!	Indeed! but I'm not consolidating all of my cards with this, just the ones with the highest rates, I'm just trying to get a better rate and limit down how many payments I have to make a month. With this loan, I'll consolidate the following: Balance of $2,153.36 and APR of 22% Balance of $3,891.62 and APR of 16% Balance of $703.66 and APR of 18% The rest will go to another card with a balance of $4,771.19 and APR of 16%
What is the total amount of all your debt? Do any of *all* your debts have APR's of less than 12% ?	The total of all my debt is about $14,000, $11,000 being credit card debt, the rest being student loans for classes I took in the past. None of my cards have an APR below 12%
So what is the amount of all the debt that you are *not* consolidating?	Less than $6,000. That would be the card that I won't pay off with this loan, and my student loans.

Member Payment Dependent Notes Series 489666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489666	$6,000	$6,000	9.88%	1.00%	March 9, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489666. Member loan 489666 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,189 / month
Current employer:		Debt-to-income ratio:	14.21%
Length of employment:	< 1 year	Location:	FORT VALLEY, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,118.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a retired civil service employee with 21 years of service to my cou ntry, My former position was Special Agent Investor,
So your source of income is a pension of some sort?	Yes, I receive a montly pension from Office of Personnel Management, Office of Retirement, USA.
What are the balances and interest rates on the debts you're refinancing ? THANKS	Conductd investigations for acess to sensitive government information, interviewed individuals for the update of their security clearances, reviewed local and federal law enforcement records and submitted written reports. Examined business, personal records, public records and documents in order to establish authenticity of data. investigated charcter of applicants for special permits. Testified in court and at administrative proceedings concerning findings of investigation.
What did you do in your role as Special Agent Investor?	Conducted investigations for access to sensitive government information. Interviewed individuals for the update of their security clearances, reviewed local and federal law enforcement records and submitted written reports. Investigated character of applicants for federal and military positions. Examined busines, personal records, public records and court and at administrative proceedings concerning documents in order to establish authenticity of data. Testified in court and at hearings.

Member Payment Dependent Notes Series 489673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489673	$4,700	$4,700	7.51%	1.00%	March 4, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489673. Member loan 489673 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,298 / month
Current employer:	NEC America	Debt-to-income ratio:	1.64%
Length of employment:	10+ years	Location:	Lincoln, CA

Home town:
Current & past employers:	NEC America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,841.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NEC America and what do you do there?	NEC is Japanese owned microchip manufacturer. I work in the IT department as a manager. The company has been in business at this location for over 20 years.
Hello. When you say "own", does that mean you no longer have a mortgage and you do not have a home equity loan? Besides this loan request are you able to payoff your credit cards fully each month? Your credit history indicates that two inquiries have been made into your credit worthiness. Do you have any idea what those inquiries were about. Your answers to these questions are appreciated. Wishing you the best.	I do have a mortgage but do not have a home equity loan. I do payoff all my credit cards every month. The inquiries were: 1 inquiry was for a credit line increase on an existing card that I use all the time. 1 was for a store credit card that my husband applied for to get the discount due to a large purchase we were making. Note: I applied for this loan because like most people my credit card rates went over over 14% despite my good payment history and I want to pay this improvement off over time but refuse to at that kind of rate.

Member Payment Dependent Notes Series 489717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489717	$9,800	$9,800	7.51%	1.00%	March 4, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489717. Member loan 489717 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,875 / month
Current employer:	Intrepid Controls Systems, Inc.	Debt-to-income ratio:	23.48%
Length of employment:	10+ years	Location:	Sterling Heights, MI

Home town:
Current & past employers:	Intrepid Controls Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > With this money i will, Pay off a 17.5% Card and a second Card of 22.1%

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,322.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Intrepid Controls Systems, Inc. and what do you do there?	Intrepid is a hardware software engineering company with a focus on automated PC based measurement and control. We make CAN, LIN bus tools used in vehicle development of cars, trucks, buss, Heavy Duty Trucks and military equipment. Also we provide training on operation of CAN LIN networks. I am our lead hardware developer; I design hardware from Prototype to Product using CAD software. Also I handle IT, building maintenance, and any thing left undone. I work 7 days a week 10-14 hours a day. I have worked for the company for 13 years been here from the start.

Member Payment Dependent Notes Series 489719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489719	$6,000	$6,000	6.76%	1.00%	March 3, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489719. Member loan 489719 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Providence School Department	Debt-to-income ratio:	11.49%
Length of employment:	10+ years	Location:	Providence, RI

Home town:
Current & past employers:	Providence School Department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,215.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the Providence School Department?	I'm a Special Education Teacher.
Hello. While you are requesting $6,000 your credit history indicates that your revolving credit balance is $10,215. Are you not requesting the full amount because some of the charges are interest free for some period of time? How did you accumulate so much debt? Are you making changes in your spending style so that you will stop accumulating additional debt? Your answers to these questions are appreciated and help me to understand how safe it is to invest in your loan. Wishing you the best.	My husband and I did some remodeling to our kitchen. That is the debt that I'm looking to consolidate. Yes, some charged are interest free so I'm not including that into the $6,000. Thank you!

Member Payment Dependent Notes Series 489723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489723	$5,500	$5,500	12.73%	1.00%	March 4, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489723. Member loan 489723 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,520 / month
Current employer:	Tampa Truck Center LLC	Debt-to-income ratio:	13.35%
Length of employment:	3 years	Location:	Zephyrhills, FL

Home town:
Current & past employers:	Tampa Truck Center LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > I would like to pay off a couple of small credit card balances. The cards have been chopped up and thrown away. The credit card companies love college students - no more!

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	4
Revolving Credit Balance:	$15,974.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tampa Truck Center LLC and what do you do there?	Tampa Truck Center LLC fixes trucks of all sizes and I, personally, work on Diesal trucks. I have been working on Diesal trucks for more than 20 years including 3 years here in Florida. Thank You for the question.
what was your delinquency 4 months ago? thanks	To be honest the delinquency 4 months ago was not even late even though it was reported as it. It was a payment to one of the credit cards that my wife and I are trying to pay off with a cheaper interest rate than 29.7%. The payment was made yet was not posted till after the date and the company rasied the interest rate. Hence the reason the cards have been cut up and just want to pay less to save money. Thanks!!

Member Payment Dependent Notes Series 489758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489758	$6,000	$6,000	7.88%	1.00%	March 4, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489758. Member loan 489758 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,648 / month
Current employer:		Debt-to-income ratio:	0.00%
Length of employment:	< 1 year	Location:	Fairhope, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 489770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489770	$7,000	$7,000	7.88%	1.00%	March 5, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489770. Member loan 489770 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Sensiba San Filippo, LLP	Debt-to-income ratio:	12.74%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Sensiba San Filippo, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > Looking to consolidate my credit cards under one loan to simplify the payments. Borrower added on 03/01/10 > Also, I have no further desire to make credit companies richer. This program is awesome.

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,866.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sensiba San Filippo, LLP and what do you do there?	The firm is a public accounting firm which offers a variety of accounting services. I am a tax consultant/preparer.
Hello. After paying off your debt with this loan, do you have a plan to keep future debt down? Wishing you the best.	I got into debt late last year when a family member passed away. I've been pretty good throughout my life about keeping my debt under control and I have no desire payng big credit card companies more money :).

Member Payment Dependent Notes Series 489803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489803	$16,000	$16,000	10.62%	1.00%	March 9, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489803. Member loan 489803 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Tesoro Refining & Marketing	Debt-to-income ratio:	6.10%
Length of employment:	5 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Tesoro Refining & Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > I am looking to pay off the remaining balance on my ONLY credit card (Discover) and pay off my tax debt. I made more money last year in my bonus than I expected and didn't have enough taxes taken out.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1970	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	36
Revolving Credit Balance:	$4,172.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tesoro Refining & Marketing and what is your position there?	Tesoro is a refining company, based in San Antonio. We own 7 refineries in the western United States. I work at the Los Angeles Refinery, as both a Construction Coordinator (salaried staff) and as a Lieutenant on the Fire Department. Our refinery was purchased by Tesoro in May, 2007 from Shell Oil. Shell is the company to which I originally hired in. I have been here for 5 years.
What is Tesoro Refining & Marketing and what do you do there? If you don't mine me asking, how much taxes do you owe? You only show $4172 revolving credit balance and you're asking for a $16,000 loan, I was just wondering. Thank you very much.	Tesoro is a refining company, based in San Antonio. We own 7 refineries in the western United States. I work at the Los Angeles Refinery, as both a Construction Coordinator (salaried staff) and as a Lieutenant on the Fire Department. Our refinery was purchased by Tesoro in May, 2007 from Shell Oil. Shell is the company to which I originally hired in. I have been here for 5 years. I owe approx. $11,000 in taxes, Federal and State combined. I simply made too much toward the end of last year and I didn't have enough taken out. Even though I am salary, I still get paid extra for certain special assignments.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	Discover Card balance approx. $4,400. Interest rate 29% (ouch!) Mortgage inculding P, I, T, I, PMI impounds : $3,500. Car loan (LBS Credit Union) :$337/month 401(k) has approx balance $25,000 which I could borrow against if I had too. Live with fiance. She pay all other bills - utilities, food, etc. I have no other expenses.
Thank you very much for addressing all of the questions (that's very kind of you). I will invest in you! You don't need to respond, I was just making an comment.	Thank you for your confidence. I hope to be an investor on the "other" side of Lending Club someday!
What is the delinquency on your record about?	It was over 3 years ago and it was one late payment on a credit card that I have long since paid off in full and closed.

Member Payment Dependent Notes Series 489841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489841	$11,000	$11,000	7.88%	1.00%	March 4, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489841. Member loan 489841 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Interfaith Medical Center	Debt-to-income ratio:	22.97%
Length of employment:	2 years	Location:	Lodi, NJ

Home town:
Current & past employers:	Interfaith Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,058.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Interfaith Medical Center? Loan Description?	Hello. I am a second year Pediatric Dentistry Resident. This is my final year of residency. This loan is for 2005 Audi Quattro.
what is your occupation?	Hello, I am currently in my second and final year of Pediatric Dentistry Residency at Interfaith Medical Center. I graduate on June 30th and will be able to work as a certified Pediatric Dentist.
Have you considered verifying your income with Lending Club? Why a car loan through LC ? Given your credit score and history, I believe you could get a better rate through a bank or credit union.	My boyfriend suggested LC. His friend borrowed money here and kept mentioning how good the rates are compared to banks. I work crazy hours at my residency and did not have time to look into other rates. I am OK with the rate offered by LC. Thanks for your suggestion though.

Member Payment Dependent Notes Series 489861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489861	$7,750	$7,750	14.59%	1.00%	March 8, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489861. Member loan 489861 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	jamaica hospital	Debt-to-income ratio:	24.99%
Length of employment:	6 years	Location:	brookltyn, NY

Home town:
Current & past employers:	jamaica hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > I owe roughly 4000 dollars on my car note. I just want to pay it off and actually own the car. Im thinking about selling it once its payed off. Believe it or not i actually rushed and bought the car a couple years ago at a 15.75 percent rate, when i could have gotten it way cheaper. i always had good credit. The remainding part of the money i will use to help furnish my new apartment. I spent a majority of my savings on rent deposit, security and moving. My rent is $1000 dollar but my husband pays $600 of that and a majority of the other house hold expenses. My credit card balance is clear and i have always payed off any debt i have had. Thanks in advance for funding my loan. null

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	14	Months Since Last Delinquency:	4
Revolving Credit Balance:	$721.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at jamaica hospital?	Iam an admitting clerk. I admit patients and sign them to rooms
Please describe the cause of delinquency 4 months ago.	I have a 750 dollar capital one card. I had like a 400 dollar balance which I thought I paid in full. But there was like 10 dollars left over for financing charges and a subscription I overlooked. I wasn't checking my email and didn't notice until the second month when I got a letter in the mail. both of my cards are currently paid off

Member Payment Dependent Notes Series 489905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489905	$4,000	$4,000	7.14%	1.00%	March 9, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489905. Member loan 489905 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	T&R Custom Homes	Debt-to-income ratio:	1.48%
Length of employment:	4 years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	T&R Custom Homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > My partner and I have worked exceedingly hard to bring this firm into fruition. I am requesting this small amount only as a bit of security in addition to my savings so that I may have piece of mind in my endeavors.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,393.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is T&R Custom Homes and what do you do there?	T&R Custom Homes is the premier homebuilder solution for North- and southeast Florida, they are well diversified and thankfully have not been significantly impacted by the economy. I am an IT administrator. I am paid a consistent salary not based on bonuses or commission.

Member Payment Dependent Notes Series 489911

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489911	$6,000	$6,000	10.99%	1.00%	March 5, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489911. Member loan 489911 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,125 / month
Current employer:	Sears Holding Corp	Debt-to-income ratio:	18.71%
Length of employment:	3 years	Location:	LANCASTER, TX

Home town:
Current & past employers:	Sears Holding Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > consolidate revolving. Borrower added on 03/01/10 > utilize funds to take down revolving debt.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	46
Revolving Credit Balance:	$2,996.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sears Holding Corp and what do you do for them?	Sears Holdings Corp is a Holdings company comprised of Sears, Kmart and other companies. The corporate office is out of Hoffman Estates. We have the Accounting service center located in Dallas, Tx. The name of the center is Dallas Accounting Center/ Sears Holdings Management Corp. I just put the parent company to cut down confusion. I'm the Accounting Manager over AP Disbursements so essentially I'm in charge of the expense and service payables.
Please list the revolving debts you plan to consolidate, the amounts, and the APR's so that I can better understand your needs. Thank you.	Capital One $1800 / 16% HSBC $1180 /0% right now but about to be out of intro rate period. I also am going to pay off some of my wife's cards. She has about 5-7K and one of her int rates is 28%! I'm also utilizing my funds as well. I just want to payoff the reveolving and close those cards. The int on this loan will provide me great savings for the life of the loan.

Member Payment Dependent Notes Series 489925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489925	$2,500	$2,500	18.30%	1.00%	March 4, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489925. Member loan 489925 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	barley creek	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	stroudsburg, PA

Home town:
Current & past employers:	barley creek
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > this loan will be paid in full by jan2 2011

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is barley creek and what do you do there?	i graduated from culinary school and i'am one of the cooks there, i also work 2 days a week @ sycamore restraunt in delaware water gap pa chris
Could you please describe where you work and what you do there? Also, can you describe any other item (credit card or other loan) that you have made a monthly payment on?	graduated from culinary school, i cook @ barley creek, i also work @ a place called sycamore grill in delaware water gap pa as a cook 2 days a week, chris the only debt i have are school loans which are $4,000 on a 30 year term.. no credit cards
You look like the type of borrower I like working with. Is $2,500 the full cost of the car? What do you do at Barley Creek? What are your other monthly expenses because it looks like you may be scraping by. I just want to make sure you can afford the loan without it drastically affecting your life. To pay it off early will require you to pay around $270 a month!	the car is $5500.00 have money saved for the bal,i cook @ barley creek and also 2 days a week @ sycamore grill in delaware water gap.i graduated from culinary school in 8/01/09 bethlehem pa in dec 2010 i get one of my settlement checks from an accident that took the life of my mother when i was 5 years old, hats when i'll pay off this loan in full, chris

Member Payment Dependent Notes Series 489994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489994	$7,500	$7,500	19.04%	1.00%	March 4, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489994. Member loan 489994 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,631 / month
Current employer:	International Speedway Corporation	Debt-to-income ratio:	12.96%
Length of employment:	5 years	Location:	Daytona Beach, FL

Home town:
Current & past employers:	International Speedway Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > I need a loan so I can buy an engagement ring. This loan will be the final stage of my completely turning my life around. I'll try and pre-empt some of your questions now, but I work at International Speedway Corporation as an Analyst Programmer. I work in the Business Applications group working on the ticketing & retail applications. ISC is a very stable company with consistent numbers. I'm not disclosing anything they haven't announced to shareholders when I say we have gone through a long cost analysis and have re-negotiated a lot of contracts with vendors, etc to ensure continued growth. If something were to happen I have approx $20k in a 401(k) that I can fall back on. There is still enough IT jobs for people with my skillset so I feel very secure in my future. I also have a $200k life insurance through work and I'm enrolled with Aflac and have very good health insurance. I contribute about $300 a month to my 401(k) so I can use that if it were needed. For obvious reasons I plan to leave my 401(k) well alone in order to allow it to grow and appreciate. I pay $1,558 for my mortgage and $298 for a loan on my vehicle. I switched from satellite to cable to help reduce my bills so my total utility bills, including electric, phone, internet, tv, etc is now $350. Aside from this my auto insurance is $450 every 6 months - I have only a $500 deductible as I prefer to pay a slightly higher premium. I have a Bank of America credit card on which I owe $2200, I owe $2200 to ISPC and $2400 to Wachovia. I have paid off Capital One which has a limit of $450, although I think that's not reflecting on my credit report yet. I will use approx $6800 to pay off all my credit cards, $6000 I owe to my brother, $8000 for the ring and then another $2000 for home improvement. Any remaining funds I will leave in an emergency savings account. I am going through the steps now to veify my bank account and I will talk to Lending Club asap to verify my income. If you have any questions then please let me know. I feel very strongly about my obligations and any debts I have. I wouldn't be considering proposing unless I felt like I have my life going in the right direction. I just need the extra help right now so I can get there. Thanks for your time.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,302.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When do you anticipate the wedding will be?	We are looking at 2012 or 2013. I'd like a long engagement to enjoy it being just the two of us for a while as I know we will want to have a family when we're married.
RE; $25,00 Wedding Expenses loan: Thanks for an intelligently articulated, excellently presented narrative "background" accompanying your loan request. You obviously researched existing loans available for consideration to determine what specific questions are asked most by propsective lenders. According to what your narrative describes as being $25,000 requested loan's primary purposes, approximatle $12K will be applied to existing debt (CC/brother), $8K will be applied to engagement ring, $2K will be applied to HIP and $3K remaining will be set-aside in "rainy-day" fund. MY QUESTION IS: Shouldn't you have categorized loan as Debt Consolidation instead of Wedding Expenses as 48 percent is debt related and only 32 percent is wedding expenses related? Member 505570 USMC-Retired-Investor 03.02.2010 @ 07:28 AM ET.	Thanks! That's a good question and yes, know I look at it I probably did pick an incorrect category. I think I allowed myself to make an emotional decision when I categorized the loan at the outset. It's all for the same reason as I'm not going to make a life-changing decision without being in the right place for it, so the debt consolidation is all about being in that place so much sooner. I did forget to mention that I've never been late on any form of payment - loan, credit card or mortgage. If I'm responsible enough to apply for credit then I'm responsible enough to pay for it. Thanks for the comment and question. Also, if I'm reading your member name correctly, thank you for your service.

Member Payment Dependent Notes Series 489997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489997	$10,000	$10,000	16.07%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489997. Member loan 489997 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Diana H Jones Senior Center	Debt-to-income ratio:	5.33%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Diana H Jones Senior Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > I'm looking to move into a new apartment. This money is for broker's fees, furniture and moving expenses. Part of it is also to pay off two credit cards.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,147.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Diana H Jones Senior Center? Will you be retaining your current email address and phone number after the move, or getting new ones? Have you gotten them already? If so, have you provided that information to Lending Club?	All my contact info (except for my address of coarse) will remain the same. At Diana Jones Senior Center I am both Assistant Director and Case Assistant.
Position (JOB/What you do) @ Diana H. Jones Senior Center? Member 505570 USMC-Retired-Investor 0302.2010 @ 07:50 AM ET.	I'm both Assistant Director and Case Assistant here. I help our director manage the center and I also help senior citizens apply for public benefits such as medicaid and food stamps and also follow up.
What are your monthly expenses?	rent, 800, phone 80, light/gas 50, pets 75, food 200, tranportation 89, 150 to credit cards and the rest is for personal items/entertainment. I'm trying to move to an apartment with cheaper rent, consolidate my credit cards, and move to a cheaper area.

Member Payment Dependent Notes Series 490022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490022	$5,000	$5,000	14.96%	1.00%	March 5, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490022. Member loan 490022 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	allied barton	Debt-to-income ratio:	23.36%
Length of employment:	4 years	Location:	bayside, NY

Home town:
Current & past employers:	allied barton
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,144.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is allied barton and what do you do there?	Allied Barton is Security Guard company . I'm a Armed Security Officer and works at a NYC Revenue site . I also receive an Pension . Retired NYC Correction Officer .
You have over $30,000 in revolving credit. How is $5,000 going to help you terminate your credit cards?	In the past three months I have already closed out two credit cards (citi,macy's) and I did not increase my revolving credit to do that. BOA just informed my APR will be increased to 29.99% . Balance on this card is $8000. I have $3000. Cash on hand and if I receive funding on this loan I can get rid of this card and lower my revolving another $3000. Another $7000. will come off in October,Car Loan will be payoff.
What are the balances on the credit cards you plan to refinance? Thanks.	I was inform by one of my CC issuers my rate was going to increased to 29.99%.this will be a starting point for me to stop using credit cards .
Why wait until then to stop using them?	All based of the economy,time to slow down on the spending and increase the savings .

Member Payment Dependent Notes Series 490036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490036	$8,000	$8,000	17.93%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490036. Member loan 490036 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	usp big sandy penitionary	Debt-to-income ratio:	14.82%
Length of employment:	4 years	Location:	TOPMOST, KY

Home town:
Current & past employers:	usp big sandy penitionary
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	55
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "usp big sandy penitionary" and what is your position there?	it is a federal prison and i am a correctioinal officer.(guard)
Could you please describe the debt you want to consolidate?	yes, we had gotten behind one christmas so my wife had gotten a jcpenny card to buy gifts, and last school year we had taken a personal loan to buy school clothes, we also have dr. bills that we would like to get paid. every 5 years of employment my employer does a back ground check on their employies and i would like to get all these small bills taken care of.
RE: $8,000 DC loan: Position (JOB/What you do) @ USP Big Sandy Pentitentiary is? , i.e, Corrections Officer/Guard? Vocational Instructer? Administrative? Support? Or exactly what? Member 505570 USMC-Retired-Investor 03.02.2010 @ 07:35 AM ET.	my position is at a federal prison i am a guard i watch over the inmates.

Member Payment Dependent Notes Series 490047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490047	$10,000	$10,000	10.99%	1.00%	March 9, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490047. Member loan 490047 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	University of New Hampshire	Debt-to-income ratio:	9.96%
Length of employment:	10+ years	Location:	Rochester, NH

Home town:
Current & past employers:	University of New Hampshire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Simple debt consolidation.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	33
Revolving Credit Balance:	$9,740.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at University of New Hampshire?	I'm the manager of an IT group that provides service level agreements for campus desktop commuting needs as well as hosting e-mail, file services and the like for all of campus.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	The loan will be used to pay off the 2 credit cards I currently have ($9k+). The interest rates on the cards is 17%. I am currently paying $500/monthly for the 2 cards, approximately $250 paid to each card (Chase, and Capital One).
What is the delinquency on your records about?	I have no idea actually..it was almost 3 yrs ago and I haven't looked into it (as I know I should have). Honestly, until i applied for this loan, i had no idea that it existed.

Member Payment Dependent Notes Series 490051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490051	$16,000	$16,000	13.85%	1.00%	March 9, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490051. Member loan 490051 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	celluphone	Debt-to-income ratio:	15.51%
Length of employment:	2 years	Location:	chino hills, CA

Home town:
Current & past employers:	celluphone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > I will use this loan to consolidate my last two credit cards. I have a steady job that i have held for over 2 years. I have paid off 2 credit cards before, just looking at lending tree to expedite the process. I have never defaulted on any loans or obligations and have enough of a cushion to keep paying these off. This loan will just expedite the payoff process

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,053.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is celluphone and what do you do there? Please list all your debts (types/balances/APR's) and then identify which ones on that list will be paid off with this loan. Thanks!	Celluphone is a clearing house for verizon. They process all commissions for verizon dealers in 30+ states. I work as a project manager in IT. I have 3 credit cards with balances 9000 --10.24 APR 7500 -- 3000 4.99 fixed balance transfer, 4500 19.99 APR 15000 - 6% but on a 3 yrs paydown plan already I am going to pay off the 9000 and 7500 off. This way in 3 years or earlier pay off all debt.
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due); and (2) your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	well with this loan. i will have only two revolving loans that are static payments. lending club for 585 and chase for 450 Car: paid off phone: paid by company rent:900 includes utilities gym: 7 bucks a month because it's subsidized by company no children

Member Payment Dependent Notes Series 490062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490062	$5,000	$5,000	11.36%	1.00%	March 5, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490062. Member loan 490062 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Hubner Manufacturing USA	Debt-to-income ratio:	24.73%
Length of employment:	< 1 year	Location:	Summerville, SC

Home town:
Current & past employers:	Hubner Manufacturing USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > This money is needed in order to eliminate one car loan. State Farm Loan. Borrower added on 03/02/10 > I found a buyer for my car. I need the money i order to pay off the loan. In this way I will eliminate one car loan. Borrower added on 03/03/10 > we have two cars at this moment, we are only in need of one. Hopefully I will be able to finalize the sale with your help.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,568.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hubner Manufacturing USA and what do you do there?	Hubner Manufacturing is a involved in the mass transportation industry. I am the HR Coordinator for the company.
What kinds of cars do you have?	We have a Ford Escape and an Audi. The car that we are selling is the Audi.
I see you say we, are you married? If so are the majority of loans under his name?	Yes, I am married and majority of the loans are in both our names. At this moment my wife is not employed. That is the reason why we need to sell one car.

Member Payment Dependent Notes Series 490075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490075	$2,500	$2,500	11.36%	1.00%	March 4, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490075. Member loan 490075 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Cargill	Debt-to-income ratio:	7.80%
Length of employment:	1 year	Location:	Wyomissing Hills, PA

Home town:
Current & past employers:	Cargill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,602.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally orlong distance, and will you have the same employer after you move? If you will not be working for the same employer, will you stay in the same industry or do you have a job lined up already? If so, with whom? Will you be retaining your current email address and phone number after you move, or are you getting new ones? Have you gotten them already? Have you notified Lending Club of them yet? Thank you in advance for your answers!	Hello. I am moving 30 miles and less than one mile from where I am working now, for a much mote convenient commute. My email address and phone will remain unchanged.

Member Payment Dependent Notes Series 490130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490130	$16,000	$16,000	14.22%	1.00%	March 8, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490130. Member loan 490130 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	C.H. Robinson Worldwide in	Debt-to-income ratio:	13.73%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	C.H. Robinson Worldwide in
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,791.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "C.H. Robinson Worldwide in" and what do you do there? Loan Description?	C.H. Robinson is a third party logistics company and is part of the Fortune 500. My role is an Assistant Manager for a Support Center.
Loan Description?	What details are you needing?
Please list each of your debts (types/balances/APRs) and after that, identify which ones on the list will be paid off with this loan. Also please list your monthly living expenses (rent/util/phone/insurance/car pmnts/etc) so we can see how the loan payment will fit into your budget. Thanks!	The following credit cards will be paid off with this loan: CC1 - Balance $4,800 - APR 29.99% CC2 - Balance $4,700 - APR 26.24% CC3 - Balance $4,400 - APR 27.24% CC4 - Balance $1,900 - APR 14.99% The remaining Credit Card will not be paid off with this loan: CC5 - Balance $4,400 - APR 3.90% Monthly Expenses: Phone: ~$85 Utilities: ~$35 Cable/Internet: ~$130 Rent: $800 Thanks!
What actions have you taken, moving forward, to stabilize your debt at a lower level (other than requesting this loan). Thanks!	I have calibrated my expenditures to reduce the overall debt level. This has caused the overall debt amount to shrink to current levels.
Is the $20971 revolving debt owed correct? Thank you.	Yes
Thanks for your prompt answer, I'm going to put you over the hump. Please don't let me down. Thanks again!	Thank you!

Member Payment Dependent Notes Series 490232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490232	$5,000	$5,000	10.62%	1.00%	March 8, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490232. Member loan 490232 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	Atlantic Express Corp	Debt-to-income ratio:	13.89%
Length of employment:	8 years	Location:	Island Park, NY

Home town:
Current & past employers:	Atlantic Express Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	16
Revolving Credit Balance:	$7,978.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Atlantic Express Corp and what do you do there?	Type your answer here. Atlantic Express Transportation Corp., is a School Bus Transportation company. I am a payroll manager at their Oceanside, N.Y. terminal. They have 23 terminals across the United States. Well known in the Transportation Industry.
What are your 10 lines of open credit?	Type your answer here. One is a car payment which is staying. The others are mostly store cards and three credit cards which I am hoping if this loan is approved to pay off. They have a high interest rates and with the credit company new rules these rates can go up. I have excellent credit with all of them, but it would be a big savings for me to pay off a $5000.00 loan with lower interest than to carry these cards. I hope I answered your question Thank you

Member Payment Dependent Notes Series 490242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490242	$5,000	$5,000	7.51%	1.00%	March 4, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490242. Member loan 490242 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,956 / month
Current employer:	SinuCare Inc	Debt-to-income ratio:	13.50%
Length of employment:	5 years	Location:	DELTONA, FL

Home town:
Current & past employers:	SinuCare Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1978	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,915.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SinuCare Inc and what do you do there?	It is a compound pharmacy and I'm the HR Manager. I have been with them for 5 years.

Member Payment Dependent Notes Series 490255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490255	$14,000	$14,000	20.90%	1.00%	March 5, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490255. Member loan 490255 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,917 / month
Current employer:	RANKIN & RANKIN INC	Debt-to-income ratio:	2.58%
Length of employment:	10+ years	Location:	ZANESVILLE, OH

Home town:
Current & past employers:	RANKIN & RANKIN INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > CAN WE GET A BETTER INTEREST RATE?

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1977	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	10
Revolving Credit Balance:	$129.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RANKIN & RANKIN INC and what do you do there?	Type your answer here. Our firm is an insurance agency and I am a agent. 32 years now. Thanks Mark
RE: $14,000 HIP loan: FYI: Lenders fund LC borrower requested loans, lenders do NOT establish LC borrower APR loan rates- L C Home Office management, Redwood City, CA assigns borrower loan APR rates. Reason 20.9 percent APR being charged is primarily because TransUnion Credit Report reflects 9 (N-I-N-E) Credit Inquiries within past 6 months. In such a short-time span that is excessive and generally assumed to be credit requests were denied for whatever reason on 9 seperate occasions. TransUnion Credit Report also reflects paymeny delinquency 10 months ago. MY QUESTIONS: (1)-Position (JOB/What you do) @ Rankin and Rankin LLC? (2)-Your reported gross monthly income is $16,917 per month. How long do you intend to keep this loan? i.e., repay over full 36 months? Repay within less than 1 year? Or repay within exactly what time-span? Member 505570 USMC-Retired-Investor 03.03.2010 @ 06:35 AM ET	Type your answer here. (1) Insurance agent,property and casualty. Rankin & Rankin is a corporation- 82 years in business. (2) Most likely 3 years. Just finnishing paying for 3 college educations. Also, credit inquiries due to purchase of this home. Thanks Mark
Don't answer/post this. Try Prosper instead	Type your answer here. sorry I don't understand this. Mark
Is you revolving credit balance (RBC) just $129 with 47 lines of credit? What are your balances and interest rates on your RBC? What are your monthly expenses including hose payments? Thank you	Type your answer here. Both of these numbers are wrong. Old paid off accounts I guess. We have been using a Chase card. 14%. House payment is $1578. Just hate to ask bank for more at this time. Thanks Mark
$1578? What about food, clothing, utilities, cable, computer etc. $16k a month is a lot of money and if you're taped out at the end of the month how are you going to pay off this loan. So please detail your expenses? Also what is your back up plan to pay off the loan? 20.9% is a pretty high interest rate and it seems that you should be able to do better. Thank you	Type your answer here. Sorry, I did not fully answer your question. Yes, home expenses, ect. $1,000-$1,200. Helping the adult children, 401k deposit and taxes. Just don't quite have the extra cash to finnish the remoldeling project. I just hate to ask the bank for more. Monthly cash flow should be fine for paying this loan payment. Thanks Mark
9 credit inquiries for purchase of one home?	Type your answer here. We had paid off several accounts and I guess they kept checking to see if our score improved. We ended up getting a 5.3 rate. Thanks Mark

Member Payment Dependent Notes Series 490281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490281	$12,000	$12,000	9.88%	1.00%	March 9, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490281. Member loan 490281 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,325 / month
Current employer:	Bimbo Bakery USA	Debt-to-income ratio:	18.71%
Length of employment:	8 years	Location:	Hughesville, PA

Home town:
Current & past employers:	Bimbo Bakery USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > Plan to use funds to consolidate credit card and personal loan, I have very good credit and my job is with one of the top bakeries in the world.I want to puchase our own home in a couple years, this is the best way for that to happen.thank you Borrower added on 03/08/10 > Thank you so much......Almost there

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,315.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Bimbo Bakery USA?	Production Worker
Your credit info shows $6315 of revolving credit. What will the other approximately $5700 of the loan be used for? Also what is the interest rate on the loans you will be paying off? Thanks, and good luck with your loan!	$5448 is chase bank loan the interest rate is 10.99% Consolidating for lower interest rates.

Member Payment Dependent Notes Series 490335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490335	$8,000	$8,000	10.25%	1.00%	March 9, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490335. Member loan 490335 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Double D Family Sports Llc	Debt-to-income ratio:	20.55%
Length of employment:	< 1 year	Location:	Altamonte Springs, FL

Home town:
Current & past employers:	Double D Family Sports Llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,166.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Double D Family Sports Llc and what do you do there?	Double D Family Sports LLC, DBA Beef 'O'Brady's Family Style Sports Pubs. Double D represents the owners first and middle names. I am the Manager of the the restaurant franchise. My job consists of running the day to day operations, which includes staffing, scheduling and overseeing all staff, ordering, inventory and handling the P&L
Since you have been there for less than a year, please tell us a bit about your previous employment history.	The past 10 years have been spent with Delaware North Company at Newark International Airport in NJ. Delaware North Company is a concessionaire that runs food beverage and retail operations for airports, ball parks, stadiums and parks. I was a terminal manager for them at Newark Airport, managing food and beverage operations, at night, for 14 facilities. The 6 years prior to that were spent operating smaller restaurants in Columbia, South Carolina.
What is the purpose of this loan? Please list each of your current credit card balances/interest rates. Thank you and good luck!	Help pay down bills,w/ a higher interest rates Bank of America $11,900/16.2% HouseHold Bank $4,500
May I ask what this loan will be used for? Also, please detail monthly expenses. Thank You	Pay down bills w/ higher interest rates. rent-$963 gas/elec/water-$200 cable-$56 CC's-$500
With your cr.card debt at 16000, why are you going for 8000 in loans here?	credit cards carry a higher interest rate and I wish to use the the money to lay them down, then consolidate

Member Payment Dependent Notes Series 490338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490338	$5,000	$5,000	10.99%	1.00%	March 5, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490338. Member loan 490338 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,457 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	4.81%
Length of employment:	10+ years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Short-term debt consolidation.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	16
Revolving Credit Balance:	$20,042.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lockheed Martin?	I am a senior electrical engineer working on electronic warfare systems for the F-16 program.
You have a delinquency from 16 months ago and you are asking for "HELP". This sounds desperate. Are you going to be able to pay this loan back?	I am not familiar with the delinquency you are referring to. I have steady employment and expect to stay that way for several years. I would not consider myself desperate and I am not overburdened with debt right now, so yes I fully expect to pay this loan back.

Member Payment Dependent Notes Series 490354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490354	$10,000	$10,000	11.36%	1.00%	March 8, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490354. Member loan 490354 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,646 / month
Current employer:	DPSA	Debt-to-income ratio:	11.77%
Length of employment:	6 years	Location:	Westminster, MD

Home town:
Current & past employers:	DPSA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,087.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DPSA and what do you do there?	Type your answer here. It is a an agency of the Department of Defense. I am a Telecommunications Specialist.
Can you tell us, as prospective lenders, what debts you are planning to consolidate with this loan? (Bank or card, amount of balance due, APR's , etc.) Thank you.	Home Depot $ 4,000 22%, Lendmark $ 3,000 21%, Home Repair of Back door entrance, remove old cement steps, excavate and replace with new cement steps $3,000
Once Home Depot and Lendmark are paid off, what balance will remain, on your credit cards/loans (excluding mortgage)? Thanks!	$ 25,000
Your current revolving credit balance shows only $13000. After paying this loan off, that leaves $3000. What makes up the $22000? Thank you!	A personal loan with my Credit Union.

Member Payment Dependent Notes Series 490383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490383	$3,000	$3,000	10.62%	1.00%	March 5, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490383. Member loan 490383 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Ameriprise Financial	Debt-to-income ratio:	19.83%
Length of employment:	2 years	Location:	Decatur, GA

Home town:
Current & past employers:	Ameriprise Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > Hello! I am a single woman who takes excellent care of her house. This week I found I have a $2800 plumbing problem. Roto Rooter pumped out my septic tank and said they needed to apply an enzyme to treat for roots, and install two t-baffles at the ingress and egress. I didn't want to use their financing from American General (at 23% interest) and said I would pay the bill instead. I have $800 in emergency cash set aside but I hate to use it. Could I have your help? I expect to be able to pay this loan off in about 12-14 months. Thank you for your funding!

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	5
Revolving Credit Balance:	$20,168.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ameriprise Financial and what do you do there?	Hello! Ameriprise Financial is a financial services firm with field offices nationwide and headquarters in Minneapolis MN. Their web address is www.ameriprise.com . You've probably seen our commercials on TV, most recently with Dennis Hopper. I work as their Branch Operations Manager providing human resources support, office logistics mgmt and financial expense oversight for office P&L.
I want to help - have you gotten other estimates from different plumbers? A couple of phone calls might very well save you money.	Roto Rooter has been the vendor providing care for the septic system in this home even with the previous owners. Since they know the history of the system, and have done work at my house before, I wanted to use them again, if for no other reason than to hold them to their previous work. They have already done the work and given me the invoice. Thank you for your advice though.
WHAT WAS THE DELIQUENCY 5 MONTHS AGO	I was late on purpose to "force" my mortage lender to modify my mortgage to a more favorable interest rate. I was advised by the Loss Mitigation department (which handles modifications) that unless I was late, they didn't have to honor my request (conventional loans aren't subject to the new rules like FHA/VA loans are). So I didn't pay the July payment, and subsequently PHH Mortgage issued a modification from 6.3% interest to 5.6%. It isn't that I didn't have the money... just trying to improve my monthly mortgage payment. Luckily I was successful in this endeavor. Sadly it is a ding on my credit.

Member Payment Dependent Notes Series 490460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490460	$4,000	$4,000	9.88%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490460. Member loan 490460 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,769 / month
Current employer:	KNXV-scripps media	Debt-to-income ratio:	11.85%
Length of employment:	2 years	Location:	SCOTTSDALE, AZ

Home town:
Current & past employers:	KNXV-scripps media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,249.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is KNXV-scripps media and what do you do there? Loan Description?	KNXV is the ABC affiliate in Phoenix, Channel 15. I work in Promotions, handle public relations and community events, as well as the marketing of our local programming. I'm requesting this loan to consolidate my debt, I have too many payments and it's difficult for me to do anything else but pay my bills. Thank you!
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Monthly expenses: My rent is 750 Electricity varies from 55-165 during the summer Water 35 Garbage 15 Cable internet 50 Car 295 Car insurance 80 Medical insurance 100 Gym 25 Credit Cards 250 Personal Debt to Friend 100 Cell phone 50 No dependants MVD new year registration 300 Food 100 Gas 50 I'm trying to get this loan to consolidate all of these bills into just one, last year I had a multiple family emergencies and had to use credit cards and borrow money from a friend to pay the medical bills, what I have left is not that much compare to the beginning but I would really like to have 1 payments instead of a bunch. My credit is pretty good, you wouldn't have any problems with me.
Can you be more specific what the loan is for? What do you do for KNXV? What is the other $1.8 k for? What are your monthly expenses? What is your debt balances and interest rates? Thank You	Monthly expenses: My rent is 750 Electricity varies from 55-165 during the summer Water 35 Garbage 15 Cable internet 50 Car 295 Car insurance 80 Medical insurance 100 Gym 25 Credit Cards 250 Personal Debt to Friend 100 Cell phone 50 No dependants MVD new year registration 300 Food 100 Gas 50 I'm trying to get this loan to consolidate all of these bills into just one, last year I had a multiple family emergencies and had to use credit cards and borrow money from a friend to pay the medical bills, what I have left is not that much compare to the beginning but I would really like to have 1 payments instead of a bunch. My credit is pretty good, you wouldn't have any problems with me.

Member Payment Dependent Notes Series 490470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490470	$6,500	$6,500	10.99%	1.00%	March 9, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490470. Member loan 490470 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Swisher Hygiene	Debt-to-income ratio:	4.86%
Length of employment:	1 year	Location:	IRVING, TX

Home town:
Current & past employers:	Swisher Hygiene
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > I plan on using the money to buy an engagement ring. I know that I can make the monthly payment that is not a problem. I would like and amount of at least 10000 it would help out so much. But I appreciate everything that all of you are doing. Thank You so much.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,054.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Swisher Hygiene and what do you do there?	Swisher Hygiene is a restroom sanitation company. We provide all soaps paper towels air fresheners, our route techs service the restrooms once a week, we also provide a deep clean service and we have a chemical line that sells all laundry detergent, dish detergent and many more cleaning chemicals. We are a company that is throughout the US and Canada. I work for the Swisher Hygiene in Dallas Texas and am a Vice President/Area Manager.
What are the last 3 Inquiries about? (all w/in last 6 months) Also, what are your plans for paying this obligation if you were to lose your job? Can you verify income with Lending Club?	I am not sure what is meant by last 3 inquiries but I also get a set amount of money form my parents each month and I am in the family with swisher so I do not plan on quiting or anything else.

Member Payment Dependent Notes Series 490496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490496	$8,000	$8,000	9.88%	1.00%	March 8, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490496. Member loan 490496 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Ulrich Barn Builders	Debt-to-income ratio:	9.99%
Length of employment:	6 years	Location:	Cleburne, TX

Home town:
Current & past employers:	Ulrich Barn Builders
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	17
Revolving Credit Balance:	$3,958.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ulrich Barn Builders and what do you do there?	www.ulrichbarns.com www.texasbarnco.com These are the two companies I work for. I am production manager for both. I do all the purchasing, QC, and build schedule. I worked here for 6 yrs. We build barns, cabins, horse barns, playsets, gazebos, etc.
Please explain the last delinquency? Thanks!	i'm not real sure, except maybe would have been when i forgot a truck payment one month.
You only show about $4K in RCB what is the other $k for? What are your itemized monthly expenses? Thank You	I have a loan on my truck. going to combine everything into one payment.
Other than your truck loan -- what other debt have you accrued and will be paying off with this loan?	i will be paying off a credit card off that i had for medical bills

Member Payment Dependent Notes Series 490640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490640	$1,800	$1,800	14.22%	1.00%	March 9, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490640. Member loan 490640 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,011 / month
Current employer:	getty images	Debt-to-income ratio:	8.67%
Length of employment:	3 years	Location:	SAUGERTIES, NY

Home town:
Current & past employers:	getty images
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am looking for a loan to pay off some past due bills and to ensure that I can have heating oil delivered to my residence for the remainder of the winter. This loan will enable me to start fresh and finally catch up on the debt that has been making paying my monthly ills so difficult. Thanks for your help.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.05%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan description missing. What is getty images and what do you do there?	Getty Images is a photography and music licensing company, I work as a content specialist in the music which means that I help artists get their music licensed for Television/Film placements department. I have been here since April 2007.

Member Payment Dependent Notes Series 490662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490662	$4,000	$4,000	9.88%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490662. Member loan 490662 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Autozone Inc	Debt-to-income ratio:	7.50%
Length of employment:	5 years	Location:	hayward, CA

Home town:
Current & past employers:	Autozone Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > This is a re-list for this loan it was accidently cancelled due to a miscommunication with customer support on my part. This loan is for funding alternative means of transportation to make commuting to and from work easier. I work in a stable industry for one the biggest auto parts retailers, have been in my position and at my job for the last 6 years. I manage a staff under me. I am a very responsible person, with money and debt have never been late or delinquet on any account or with any payment. If you have any more questions feel free to ask. Thank You

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,327.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you owe $2,327 on revolving credit. Does this mean that you are paying interest each month on this debt? Will you be able to afford the monthly payments for the loan you are requesting from Lending Club? Do you have cash on hand in case there are any rough patches on the road over the next three years? Your answers are appreciated. Wishing you the best.	Yes I do have cash on hand in both my account and in assets I can liquidate. The revolving credit debt amount actually flucuates based on what I have on gas cards. The gas cards are paid off in full each month. All accounts are set to pay more than minium due and are taken out each month automatically.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Whats your position at Autozone	I am a wholesale part department manager at my company. I do not have any dependents and am not married. My normal month to month expense are cell phone, gym membership, car payment and other random misc. I do not pay rent, moved home to help take care of older family members. I spend approx 320 on just gas for my truck and about another 90 for insurance.

Member Payment Dependent Notes Series 490674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490674	$6,000	$6,000	6.76%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490674. Member loan 490674 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Indian River County	Debt-to-income ratio:	19.20%
Length of employment:	4 years	Location:	Vero Beach, FL

Home town:
Current & past employers:	Indian River County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,050.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 490684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490684	$5,000	$5,000	14.96%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490684. Member loan 490684 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	PM Beef Windom	Debt-to-income ratio:	6.18%
Length of employment:	< 1 year	Location:	JACKSON, MN

Home town:
Current & past employers:	PM Beef Windom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > I am wanting to get to one payment a month, less interest, and pay off credit card debt.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	71
Revolving Credit Balance:	$4,397.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PM Beef Windom and what do you do there? Since you have been there for less than a year, please tell us a bit about your previous employment history? Thanks!	I did daycare in my home for almost 6 years. I started on my Accounting degree online full time while I worked full time. Then, once I was a few months from graduating I received this career opportunity at PM BEEF as an accountant. My degree I have received in Accounting, an Assoicates and now I am pursuing my Bachelors in Business Admin.
I have contributed funds to your loan. Good luck with your BA	Thank you. I am thinking of going on for my Masters. I am 34, married 15 years, have 3 children, work full-time, and attend school full-time. My children are in many sports. I am a hard worker and I won't let you down. I just want to consolidate and get to one payment. Thanks again
Hello, can you please explain your delinquency?	My deliquency would be about 7 years ago. I had excellent credit then. I developed asthma and had my tonsils removed. I got behind. Once my health was maintained I started daycare worked about 60-70 hours a week to pay off debt and regain my good credit. My health has been maintained for many years.
I have also contributed to your loan. Your work ethic and drive to improve yourself are commendable and have convinced me that you will apply that same responsibility towards your repayment. Good luck with your new job and your continuing education.	Thank you so much. I greatly appreciate this.

Member Payment Dependent Notes Series 490727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490727	$5,000	$5,000	12.73%	1.00%	March 8, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490727. Member loan 490727 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	fisher healthcare	Debt-to-income ratio:	18.07%
Length of employment:	5 years	Location:	DELMONT, PA

Home town:
Current & past employers:	fisher healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,183.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is fisher healthcare and what do you do there?	Account Manager. (outside Sales) Fisher Healthcare is part of Thermo Fisher Scientific, the worlds largest biomedical supply company.

Member Payment Dependent Notes Series 490761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490761	$9,000	$9,000	7.51%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490761. Member loan 490761 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Pottsville Public Schools	Debt-to-income ratio:	4.98%
Length of employment:	10+ years	Location:	Russellville, AR

Home town:
Current & past employers:	Pottsville Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Thank you for considering my loan request.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,812.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Pottsville Public Schools? Loan Description?	I am a Special Education teacher at Pottsville Schools. I have taught there for 16 years, and I love my job. I simply need to pay off some bills which I have allowed to accumulate, and I would rather get them paid off quickly rather than spread them over several years as I would have to with a credit card. Thank you for your question and have a great day.
Hello. How did you accumulate so much debt? Have you altered your spending so that you do not accumulate additional debt in the future? Can you afford to make the monthly payments on this loan? What is the average percent interest you are currently paying on the $9,000 of debt? Your answers are appreciated. Wishing you the best.	Thank you for your question and for considering my loan. My debt is due to several factors, all of my own making. I spent money to send my daughter with a group to Europe on an educational tour. My plan was to pay that back, but then my son was offered a trip to New York City, and I spent some for that. To me these trips were an investment in their future, so I justified my spending that way. These expenses in addition to the bills from my daughter's traveling softball team and hotel bills just mounted up and I have had difficulty paying them off. My goal is to lower my monthly payments so that I can go back to contributing to my savings rather than making such high payments. In answer to the question, have I altered my spending habits, yes. I won't be using credit in the future. If I don't have the funds to send my kids on trips, they will be earning their own way. In answer to the question of whether I can afford to make the payments, yes. I have been paying much more per month, but because of interest I have seen very little headway on my debt. I am a pretty responsible person...I always pay on time and I pay an extra $100 principal payment on my mortgage every month. Again, thank you and have a great day!
Hello. Thank you for your answers. Children, mine for example, love to keep trying to put me into debt; so I can understand your situation. Still, it is difficult to say "no" to one's children. With the Lending Club loan you would be paying $280 per month, how much would you say you are currently paying on your debt per month? Wishing you and your children the best.	Type your answer here. I am currently paying $400 on the debt, and making very little headway.
Are you a member of a teacher's union?	No, I have never been a member of a teacher's union. I am a member of two professional organizations: ASTA : Arkansas State Teachers' Association, which provides liability insurance for teachers without the political associations of the NEA and NASET: National Association of Special Education Teachers. Thank you for asking.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	Thank you for your question. My husband owns a business in which he earns $50,000 per year. We do not have any car payments, only our house payment, for which we pay $1400/month' we owe $124,000 on the house on a 15 year mortgage of which we have paid 8 years. Our credit cards are the only outstanding debts we have and we have an emergency fund. On one credit card I owe $4000 and on another $5000. That's it.
Ok. It sounds like you are on the right path. I'm in. Good Luck!	Thank you!

Member Payment Dependent Notes Series 490783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490783	$6,000	$6,000	13.11%	1.00%	March 9, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490783. Member loan 490783 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,150 / month
Current employer:	Ridgeway Launderaid Inc.	Debt-to-income ratio:	7.86%
Length of employment:	2 years	Location:	Stamford, CT

Home town:
Current & past employers:	Ridgeway Launderaid Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I have a prestine credit history with no lates or derogitories. I can provide up to 75% of my monthly income towards repayment of loan for faster return. Our company serves more than 600 residential homes and over 12 corporate offices including 2 large worldwide banks. The only reason I need this loan is because of a sudden surgery my dog needed to have and the extra cash I had to spend out of pocket set me back to a point where I wasn't going to be able to pay off bills in the promotion period to avoid interest charges. Thanks!

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,130.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Ridgeway Launderaid Inc and what do you do there?	I need the loan to pay a bill because I took out a balance transfer and I had no interest on it for 6 months and I was very close to paying it off before the promotion expired but then my dog had to have multiple leg and hip surgeries so it set me back to the point where I don't want to get bombarded with high interest. Ridgeway Launderaid is a dry cleaner at which I work, I manage 2 stores and a extensive delivery route servicing 4 cities.
why is your credit history only 5 years long? what are the 2 inquiries in the last 6 months?	Because ive only had credit for 5 years...The last 2 inquiries were for Carecredit and a local credit union.
Did either of those inquiries result in loans being issued?	No, Carecredit is issued by GEMB its a revolving credit card for paying for health care at doctors offices, the credit union for for an bank account.

Member Payment Dependent Notes Series 490809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490809	$9,000	$9,000	11.36%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490809. Member loan 490809 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,087 / month
Current employer:	iron mountain	Debt-to-income ratio:	3.24%
Length of employment:	10+ years	Location:	FEDERAL WAY, WA

Home town:
Current & past employers:	iron mountain
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > wanting to pay off a truck loan that is considerably higher in finance charges and interest. Borrower added on 03/04/10 > As I have stated in previous answers to your questions, I am asking for this loan strictly to pay off this truck loan. I am a good customer that you will not regret helping. I am asking for your help. Thank You

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$204.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at iron mountain and what do you do in your role there?	Type your answer here. I am a shred truck driver for Iron Mountain. We are a world wide company that stores all kinds of documentation for companies. I am responsible for picking up and shredding important documents at their locations. I am authorized to enter all locations and do my onsite shredding.I travel all over western washington.
I totally understand wanting to pay off that truck loan. Would you please show us how this loan is affordable to you, since to us it is an usecured debt and we have no access to your loan application. Thank you.	Type your answer here.I first set up a loan through AGF and they are charging us 29.99% over 4 years as the truck as collateral. We would end up paying over 13,000.00. Our payment would be per month 289.00.We felt if we could get a loan from you, we would only have to pay back 10,000.00 at 13%.It is affordable for us as we would be paying less and I do not plan on leaving my job anytime soon. I have a good record and have always paid off my debts in a timely manner and have never been late on my payments.I know this is a unsecured debt but I can assure you it would be paid. I have had several previous loans through AGF and have paid them off in a timely manner and never late.
How much money do you owe for your truck loan and what are the terms of the loan?	PR when I answered a question from one of you previously who asked what the APR was. I thought It was 29.99% but I took a look again at the paper work and it is actually 27.10%.I am to pay this off over a period of 48 months at $289.93 per month.
Just to clarify, the Lending Club loan will be used to pay off the entire remaining balance of the current (27%) loan, am I correct? If the Lending Club loan covers more than the amount on the current loan, what else will you use the Lending Club loan for? Please list your monthly expenses What is your contingency plan to pay off this loan in case of job loss or other unexpected event? Thanks in advance.	Type your answer here.The monies will be used to pay off the entire loan and any monies left will be used on the truck. When we had a inspection of the used truck, there were a few minor things that have to be done like shocks and repacking some wheel bearings. None of the monies will be wasted I guarantee you that. A lay off can happen to anyone at any time. I have insurance to cover in case of a unexpected event and do plan not to be layed off. Iron Mountain is a growing company even in these times and I plan to work no matter what.Your loan will be paid back.

Member Payment Dependent Notes Series 490832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490832	$9,000	$9,000	7.88%	1.00%	March 8, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490832. Member loan 490832 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	UPS	Debt-to-income ratio:	5.92%
Length of employment:	9 years	Location:	Louisville, KY

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > This loan is to consolidate/lower the interest rate on the remaining balance of my previous mistakes as a young man. In the past 3 years I have bought a house, and reduced my credit card debt from almost $20,000 down to under $10K. I currently pay $500 a month towards my credit card bill...but with an interest rate of over 20%, I feel like I am just throwing money away.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	20
Revolving Credit Balance:	$11,488.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thanks!	The last delinquency was almost 2 years ago on a credit card. While in the process of moving, my address got mixed up on a credit card I was no longer using and thus I wasn't getting a statement in the mail. I was in the process of paying off other credit cards first, and only paying the minimum on that card. My payment was a few days late which triggered a late fee. Because I was using a set automatic payment, my auto payment was no longer meeting the minimum payment requirement thus starting a chain reaction of fees. I paid that card off and learned a valuable lesson. It was actually one of the moments of clarity that got me motivated to get out of this mess once and for all.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	My total monthly after tax income is approximately $3,200. My mortgage including escrow is $1,200, all utilities total approx. $250, Cell phone $70, Cable/internet $110. I then place $175 a month in a maintenance savings account for my house, $175 in a personal emergency fund, and spend $400 per month on food. I currently pay $500 a month towards the credit card debt which is about $200 more than the minimum payment. This leaves approximately $200 to $250 a month for miscellaneous expenses. I have no children and not married. This loan I am requesting will not change my budget at all, it will simply allow me to pay the debt off quicker and pay less interest. Some have suggested I quit putting so much in to my house maintenance fund, but it is not something I am willing to do. My house is in good condition, but it had older HVAC/water heater when I bought it. And so my fund will be used to help pay those cost instead of having to resort to the cycle of using credit.
How secure is your position. If you were to lose your job what would you do to pay the loan? Thank you	I have worked at my company since 2000, and in my current position for the past four years. My job is very secure. If I were to lose my job, I would first have to get another job of course. I would have to cut out things like cable from my budget and I would likely take on roommates to help supplement my income. Worst case scenario, I would liquidate my reirement plan to make ends meet. My current retirement balance is about $21,000.

Member Payment Dependent Notes Series 490945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490945	$1,500	$1,500	15.70%	1.00%	March 8, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490945. Member loan 490945 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,427 / month
Current employer:	allina health systems	Debt-to-income ratio:	19.82%
Length of employment:	< 1 year	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	allina health systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,287.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is allina health systems and what do you do there? Since you have been there for less than a year, please tell us a bit about your previous employment history? Thanks!	Allina Health System is a not for profit system of hospitals and clinics in Minnesota. I work for the corporate systems office on the IT side as a health information specialist, I review incoming patient health information , enter it into the electronic medical record and send electronically to appropriate medical provider or department.Basically I manage and maintain patients medical records on an electronic basis. Prior to working for Allina I worked as a Patient Coordinator for a large private physicians group for 8 plus years. On a daily basis I coordinated the practice of 2 to 5 providers outpatient practice and the hospital practice (patients that were in the hospital being cared for by Drs from our practice) at 2 hospitals.Prior to that job I worked for Allina Health Systems as a Health Unit Coordinator for 15 years.
What is your reason for the loan? Thanks.	Pay off medical bills that I have been trying to chip away at. One month after starting my new job I had an abnormal mammogram and had to have more mammgrams and a biopsy( which was thankfully negative). Because I had just started with the company I did not have any money available to me in a health care reimbursement account and insurance doesnt cover like it used to. Im having to rob peter to pay paul and I want to just get it payed off (have paid off 3 of the 5 bills associated with this).The interest rate and late fees are high.

Member Payment Dependent Notes Series 491044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491044	$1,000	$1,000	6.76%	1.00%	March 8, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491044. Member loan 491044 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	CSKT	Debt-to-income ratio:	6.30%
Length of employment:	4 years	Location:	Ronan, MT

Home town:
Current & past employers:	CSKT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/17/10 > I have a balance at a really high rate and this would be nice to pay off...

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,163.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 491049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491049	$7,000	$7,000	12.73%	1.00%	March 9, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491049. Member loan 491049 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	telerx	Debt-to-income ratio:	19.43%
Length of employment:	3 years	Location:	boyertown, PA

Home town:
Current & past employers:	telerx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I work 2 jobs, the first is listed (Telerx) and the second is Eldercare which I gross at least $800/ month. I have always paid my bills on time. Two of my credit card companies feel I have too much debt so they raised my rate to 30% and closed the cards on me. I have not missed payments, I have paid what they ask on time so I want to pay them off and give my money to a person not the money grubbing jerks at chase or citibank.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	18
Revolving Credit Balance:	$15,490.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Eldercare?	I work for an agency that provides in home care for the elderly and disabled. I assist them to do their daily activities of living. I chose from a pool of available client hours so if one of my standard clients is removed due to whatever circumstances, I can fill in the time with another client.
what monthly payments do you currently make? if this loan goes through, how much will it reduce your monthly payments overall? thanks	I pay close to the minimum, $ 180 a month. While that won't reduce my monthly debt, it will significatly reduce the amount I would pay overall and the length of time I would be in debt.
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	What I pay each month Minimum Pymt Total balance APR Mortgage $963.00 Cable $110.00 Electric $160.00 Cellphone $190.00 Food $300.00 Gas $150.00 Discover $175.00 $167 $7,301.07 $5,000@19% & $2,301.07@4% Tricounty Loan $40.00 $35 $1,399.02 12.50% Tricounty Visa $201.00 $201 $6,535.68 10.90% Below are the 2 cards I wish to pay off. CitiBank $85.00 $80 $4,488.56 $3,000@20% & $1,488.56@13.25% Chase $100.00 $86 $2,307.75 29.99% Total $2,474.00 My net take home is approx $2,800-$3,000/month I own my car, no liens
Please Explain Delinquency 18 Months Ago. Please detail monthly expenses with total. Please detail what debts will be paid off balances, monthly Pmy & APR Thank You	That was my Septermber 2008 mortgage payment, it was due 9/1/08 I paid it on 10/1/08 making it 31 days old and putting it on the report. The October payment was not late. What I pay each month Minimum Pymt Total balance APR Mortgage $963.00 Cable $110.00 Electric $160.00 Cellphone $190.00 Food $300.00 Gas $150.00 Discover $175.00 $167 $7,301.07 $5,000@19% & $2,301.07@4% Tricounty Loan $40.00 $35 $1,399.02 12.50% Tricounty Visa $201.00 $201 $6,535.68 10.90% Below are the 2 cards I wish to pay off. CitiBank $85.00 $80 $4,488.56 $3,000@20% & $1,488.56@13.25% Chase $100.00 $86 $2,307.75 29.99% Total $2,474.00 My net take home is approx $2,800-$3,000/month I own my car, no liens
I gather that the amount of indebtedness you listed was once one or more credit card balances. This loan is for $7000, and I assume you'll apply all of it to your 30% balance. What is the interest rate on the other $8000? Will you soon be seeking a lower-interest loan to pay that off? (I'm not referring to a second Lending Club loan.) Please clarify. Thank you in advance.	What I pay each month Minimum Pymt Total balance APR Discover $175.00 $167 $7,301.07 $5,000@19% & $2,301.07@4% Tricounty Loan $40.00 $35 $1,399.02 12.50% Tricounty Visa $201.00 $201 $6,535.68 10.90% Below are the 2 cards I wish to pay off. CitiBank $85.00 $80 $4,488.56 $3,000@20% & $1,488.56@13.25% Chase $100.00 $86 $2,307.75 29.99% I want to pay off the 2 highest rat cards. The remained are at a lower rate even the discover nets out at an ok rate. So no not looking to try refinancing anymore.
Can you explain the one delinquency you had roughly 18 months ago? Thanks	That was my Septermber 2008 mortgage payment, it was due 9/1/08 I paid it on 10/1/08 making it 31 days old and putting it on the report. The October payment was not late.
Can you please explain the delinquency 18 months ago?	That was my Septermber 2008 mortgage payment, it was due 9/1/08 I paid it on 10/1/08 making it 31 days old and putting it on the report. The October payment was not late.

Member Payment Dependent Notes Series 491087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491087	$10,000	$10,000	7.51%	1.00%	March 8, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491087. Member loan 491087 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	The Broad Institutue	Debt-to-income ratio:	9.78%
Length of employment:	4 years	Location:	Apt 1L, MA

Home town:
Current & past employers:	The Broad Institutue
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,052.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. What is The Broad Institutue and what do you do there?	The Broad is a non profit research institute. I'm a Sr. Software Engineer on the Bioinformatics team.
Hello. How did you accumulate so much debt? After you receive this loan and pay off the debt, do you have a plan to avoid accumulating future debt? The Broad Institute is a nice place to have a job; is your job secure over the next three years? Your answers are appreciated. Wishing you the best.	This debt was accumulated for a wedding that never happened. It was used on several non refundable deposits as well as part of the engagement ring. As for a plan to avoid accumulating future debt. I'm not planning on getting engaged again any time soon. I would like to pay off this high interest debt and put this whole situation behind me. Working at the Broad is great. We are on the cutting edge of disease research and I get to help be a part of that. I am a Sr. Software Engineer for a platform that is very secure and I will likely be employed here as long as I want the job. Currently the Broad is still expanding and there have been no layoffs that I'm aware of in our platform.
I'd like to help but have a couple questions first. Can you explain how this debt was accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at The Broad Institutue? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for.	This debt was accrued for a wedding that never happened. It was used on several non refundable deposits as well as part of the engagement ring. Monthly expenses: Rent - 1125 Utilities - 400 Current Credit Card Payment - 300 Car Payment - 400 This debt is all on one credit card. My student loans are all paid off and I don't have a mortgage. CC Balance - 9,560 Interest rate 24.24% Savings Account balance - ~3000 Investments 401k - Balance ~40,000 I am the sole wage earner. I am a Sr. Software Engineer on the Bioinformatics team at the Broad. Work history: (I graduated college in 1999) 1999-2001 Smart Storage Inc. - Associate Software Engineer 2001-2005 Genaissance Pharmaceuticals (now CLDA) - Software Engineer II 2005-present Broad Institute - Sr. Software Engineer

Member Payment Dependent Notes Series 491161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491161	$4,000	$4,000	7.14%	1.00%	March 8, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491161. Member loan 491161 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:		Debt-to-income ratio:	6.50%
Length of employment:	10+ years	Location:	agawam, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,512.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. Current Employer Missing.	-Lawyer fees -self employed
name of business, and description of your expenses and ability to repay.	-DBA Structural Concepts -Expenses are supplies and material, and normal business expenses. -my ability to repay is excellent.... my credit score speaks for that.

Member Payment Dependent Notes Series 491200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491200	$5,000	$5,000	11.36%	1.00%	March 9, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491200. Member loan 491200 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,208 / month
Current employer:	UAB	Debt-to-income ratio:	13.32%
Length of employment:	10+ years	Location:	HUNTSVILLE, AL

Home town:
Current & past employers:	UAB
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am the IT Director of a branch campus of a state university. Loan will be used to fund graduate education Borrower added on 03/05/10 > I have been employed with UAB for 11 years, in increasing responsible positions. Although a state employee, my position is partially funded through private sources. With the new emphasis on electronic medical records in healthcare organizations, my position is very secure as one of a hand full of professional technical staff with extensive healthcare IT experience. Borrower added on 03/05/10 > I have recently paid off a car and and credit card which do not reflect on current credit reports as yet.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	51
Revolving Credit Balance:	$5,708.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is UAB and what do you do there?	University of Alabama Birmingham - Huntsville branch campus of the Medical School. I am the Director of IT.

Member Payment Dependent Notes Series 491480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491480	$2,450	$2,450	21.64%	1.00%	March 9, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491480. Member loan 491480 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	The New School University	Debt-to-income ratio:	8.69%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	The New School University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I life with my elderly parents and I am in debt. I would like the loan to pay off my bills and help support my parents. That is why when I get the money it would make my life very happy.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,345.00	Public Records On File:	1
Revolving Line Utilization:	36.80%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The New School University and what do you do there?	It is a university that branches 7 divisions and I work at the Parsons School for Design division which has programs for Fashion. I am Administrative Asst to the Dean or Senior office assistant which is the real job title.
What was the public record and Delinquency What was the public record and delinquency?	Back in 2003 I had to claim for bankruptcy because I had a lot of school loans that I could not afford to pay at that time.

Member Payment Dependent Notes Series 491596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491596	$3,600	$3,600	15.70%	1.00%	March 9, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491596. Member loan 491596 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,408 / month
Current employer:	Canyon Independent School District	Debt-to-income ratio:	10.68%
Length of employment:	4 years	Location:	Canyon, TX

Home town:
Current & past employers:	Canyon Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I have a very stable job as a teacher and I have never defaulted on any of my loans. I also manage a firework stand every summer where I bring an average $2800 in commission. I plan to use half of my firework income to make a lump payment on my loan.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,841.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APR's) and identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thanks!	Credit Card #1 = $1,840, 29.99% APR Credit Card #2 = $1,655, 27.99% APR

Member Payment Dependent Notes Series 491663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491663	$5,500	$5,500	11.36%	1.00%	March 9, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491663. Member loan 491663 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	double barrel environmental services, in	Debt-to-income ratio:	11.95%
Length of employment:	2 years	Location:	bakersfield, CA

Home town:
Current & past employers:	double barrel environmental services, in
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > I have had this goal of paying off my credit cards for about 5 years now, it has been hard keeping up with the increased interest rates. I'm almost there, hopefully by this October I can reach my goal. I am a single mother with 3 teenagers, and I'm trying to payoff all these cards to save aggressivly for my first college bound teen. She has dreams on attending either USC or WSU, I need to help her with this goal, and it is my dream to see my children succeed. The credit cards I hope to pay off with this consolidation are: 1)Chase -$3,417.75 @ 31.99% 2)Chase- $1,619.81 @ 29.99% 3)Bank of America $1078.43 @ 25.74% At Double Barrel Environmental I have many responsibilites. I was hired with them as the Office Manager charged with all the administrative functions, such as payroll, billing, compliance, vehicle maintenance, and all HR functions. Recently I have been tasked with building a data base system, and also with outside sales and New Business Accounts.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,090.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is double barrel environmental services, in and what do you do there?	Type your answer here. Double Barrel Environmental is a 24/7 emergency response HAZMAT cleanup company. I am charged with the New Business Accounts, all the administrative functions eg; payroll, A/R, compliance, vehicle maintenance, and all the HR responsibilities.
Potential lenders only see very limited information from which to make decisions so in many cases, we depend upon borrowers to provide additional information about themselves and the reasons for their loan requests to establish a modicum of comfort. In that regard, it will speed your process if you will briefly tell us about your role (or job title) at Double Barrel Environmental , the credit cards you will be paying off by consolidating ( by listing the cards, the amounts remaining on each, and the current APR's). Consider reading some of the other more informative loan requests on this website and following their examples. Thank you.	Type your answer here. Please see my added loan description information.
Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: 1. nature of the debt you will pay off with this loan 2. steps you've taken to get spending in line with income 3. please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) 4. if you are refinancing credit cards, please include all balances / rates that this loan will cover 5. nature of your employment - roles and responsibilities 6. is the income listed your's alone? if not please explain 7. contingency plan for repayment if you lose your job	Type your answer here. 1. Nature of debt, is credit card debt 2. I have completly destroyed all my credit cards and no longer charge any expenses. 3. Mortgage-$1,746.00, basic utilites gas, electricty, phone, cable, etc., credit card debt $14,000.00. 4. see loan summary 5. see loan summary 6. Yes, it is mine alone, in addition I receive $12,000 a year in child support. 7. I would not lose my job, I am the only one there whom operates the administrative functions in Bakersfield, I plan to pay this loan off by October of this year rather then the 3 year plan. But if for some reason I did lose my job before October, I would use my child support and unemployment benefits to pay all my bills.

Member Payment Dependent Notes Series 491699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491699	$7,000	$7,000	12.73%	1.00%	March 9, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491699. Member loan 491699 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,390 / month
Current employer:	Crothall Services Group	Debt-to-income ratio:	22.72%
Length of employment:	3 years	Location:	BRONX, NY

Home town:
Current & past employers:	Crothall Services Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Straight to the point... Citibank increased my APR from 12.99% to 29.99% for no reason. Borrower added on 03/05/10 > This is loan going to serve as a both a consolidation for 2 high rate credit cards and a refinance. As you see in my credit report, I've never been late or missed a payment; and I will continue to value that status. Securing this loan will just make my life easier and save me a lot of interest. Thank you

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,489.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Crothall Services Group and what do you do there?	Crothall Services Group serves 1,500 clients in 43 states. We provide specialized hospital housekeeping, management in laundry processing, hospital facilities management, patient transportation and medical equipment repair. We have account in many other industries like, Google, JFK airport, musuems etc, but this description fits my division. I am an Office Manager in NYC, NY. I have been there for 3 years coordinating payroll, benefits, and providng other senior administrative services for Enviornmental and Engineering departments of the hospital.
Please list all of your debts (types/balances/APRs) and indicate which ones will not be paid off with this loan, and which ones will be paid off with the loan. Thanks!	Paid with this loan... Citibank $5,990 29.99%...Chase Bank $ 1,500 24.24%. I have a student loan worth $7,245 that I pay $82.09 min a month on for the life of it. It's at 6.4%. These are the only two cards I have left with balances. I just used my entire tax refund, my car savings, and a gift to pay off the others.
Your loan profile indicates that you have THIRTEEN open lines of credit. Do they have balances? Is it your intention to retain them (leave open)?	3 accounts have balances as of mid February (2 that I will be consolidating with this loan and a subsidized student loan). My credit summary... EIGHT accounts that I have no present use for now that I've graduated have been paid off and offer me 0% for a 1year after purchases (not on balance transfers...booo), ONE store line at 17.9% gives me great discounts, and ONE card (0% too) won't be touched until I need a new mattress in 5-7yrs... good business so I don't see a reason to close them unless I'm educated on why I should. In case anyone is wondering why I didn't use these funds on my highest rate first, it's because Citibank has had my acct in "review" for the past 30 days to send my rate back. It was worth the limbo for a little while because they were good to me once upon a time. I didn't fathom it would be denied with my excellent history with them. I will be closing this account. Thank you for your question.

Member Payment Dependent Notes Series 492104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492104	$6,000	$6,000	7.88%	1.00%	March 9, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492104. Member loan 492104 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Convio Inc.	Debt-to-income ratio:	13.73%
Length of employment:	2 years	Location:	Austin, TX

Home town:
Current & past employers:	Convio Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I have been paying down my debt to my credit cards and have gotten to the point where I am tired of paying such high interest rates to companies that really aren't doing anything for me and continue to raise my rate. My current minimum monthly payments are about $184.00 but I am on plan to pay $800 a month to my balances. This is debt left over that have has racked up between college and the entry level positions after I got out. I am now in a position where I better under stand how to live within my means and also have a much better income.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,179.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Convio Inc and what do you do there?	Convio is a software as a service provider for non-profit organizations to manage their online web presence, fundraising and manage their constituent information. I am a lead support engineer which works out as our third level of support. Being a lead I assist with management duties of my team. In addition, I work on the most complex technical issues that our clients run into using our product.

Member Payment Dependent Notes Series 492208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492208	$4,000	$4,000	10.62%	1.00%	March 9, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492208. Member loan 492208 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,223 / month
Current employer:	Utah Higher Education Assistance Authori	Debt-to-income ratio:	11.68%
Length of employment:	10+ years	Location:	Syracuse, UT

Home town:
Current & past employers:	Utah Higher Education Assistance Authori
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > This loan is to add a sprinkler system and curbing to our new home.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,195.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Utah Higher Education Assistance Authori and what do you do there?	The Utah Higher Education Assistance Authority (UHEAA), a subsidiary of the State Board of Regents, is an agency of the State of Utah which administers Utah's student financial aid programs, including the student loan guarantee program, secondary market and other state need-based financial aid. I am the Manager of Technology Development, which entails the development and administration of online products and services. I have been at UHEAA for 19 years. Hopefully this sufficiently answered your question.

Member Payment Dependent Notes Series 492210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492210	$2,000	$2,000	11.36%	1.00%	March 9, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492210. Member loan 492210 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Sanctuary Medical Aesthetic Center	Debt-to-income ratio:	8.65%
Length of employment:	2 years	Location:	BOYNTON BEACH, FL

Home town:
Current & past employers:	Sanctuary Medical Aesthetic Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,532.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sanctuary Medical Aesthetic Center and what do you do there? Loan Description?	It is a multi-specialty medical facility that includes dermatology, plastic surgery, functional medicine, non-invasive cosmetic treatments and more. I manage their marketing and communications. The loan is to help pay off some credit cards. The current interest rates are too high.

Member Payment Dependent Notes Series 492346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492346	$1,000	$1,000	9.88%	1.00%	March 9, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492346. Member loan 492346 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	12.03%
Length of employment:	< 1 year	Location:	columbus , OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,061.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 492347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492347	$2,500	$2,500	7.88%	1.00%	March 9, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492347. Member loan 492347 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pacific Clinics	Debt-to-income ratio:	23.04%
Length of employment:	4 years	Location:	Redondo Beach, CA

Home town:
Current & past employers:	Pacific Clinics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > This loan will be used to consolidate and pay off credit card debt. I worked and paid my way through my undergraduate degree (BA in psychology) without accruing credit card debt, but during my Master of Social Work degree, I was unable to work many hours because I attended school full time and was placed at internships in order to complete my degree. I had to use credit cards to survive during that time. I began work immediately after graduation 4 years ago, and I have been employed full time with the same agency ever since. I have good job security since I always get great reviews at work, provide training for new employees, and have recently been selected to teach other staff a new method of providing therapy. I am a good candidate for this loan because I have never paid a single bill late in my life. I am dedicated to helping others and being a responsible citizen. I am currently employed as a school therapist at a continuation school in South Central Los Angeles where I work with low-income teens. In addition to this, I am a volunteer tutor for a 7 year old homeless girl and I also volunteer with the American Red Cross in disaster mental health. Oh yes, I also love the idea of paying my interest to another person instead of a bank!

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,885.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pacific Clinics?	Pacific Clinics is a large, non-profit agency that is primarily based in Los Angeles County. The agency provides a variety of mental health services for a wide age range of people. My program works specifically with adolescents, but the agency as a whole has services for young children all the way through adults. http://www.pacificclinics.org/

Prospectus Supplement (Sales Report) No. 7 dated March 9, 2010